SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form SB-2
Amendment No. 5

Registration Statement
Under
The Securities Act of 1933

Family Room Entertainment Corporation
(Name of small business issuer in its charter)

New Mexico	7819	85-0206160
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

8530 Wilshire Blvd Suite 420 Beverly Hills, CA	90211
(Address of principal executive offices)	(Zip code)

Registrant’s Address and Telephone number, including area code:

George Furla
Chief Executive Officer
8530 Wilshire Blvd Suite 420
Beverly Hills, CA 90211
(310) 659-9411

(Name, address and telephone number of Agent for Service)

Copies of communications to:

Owen Naccarato, Esq.
Naccarato & Associates
18301 Von Karman Avenue, Suite 430
Irvine, California 92612
(949) 851-9261
Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

Calculation of registration fee

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Exercise price per share (2)	Proceeds to FMLY	Amount of registration fee
Common stock, $.01 par value issuable upon conversion of Convertible Notes	46,875,000 (3)	$0.08	$3,750,000			$ 475.13
Shares underlying Class A Warrants	6,666,667 (4)			$0.15	$1,000,000	$ 126.70
Shares underlying Class B Warrants	16,666,667 (4)			$0.15	$2,500,000	$ 316.75

Total Registration Fee	70,208,334					$ 918.58 *

* Previously paid

(1)  Includes shares of our common stock, par value $0.01 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of a convertible debentures the exercise of warrants held by the selling stockholder. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the debentures and the exercise of the warrants as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the debentures and upon exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the debentures to account for market fluctuations and the number of shares of common stock that we believe will be issuable upon exercise of the warrants to account for antidilution and price protection adjustments. Should the conversion ratio of the secured convertible debentures result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price, result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2)	Estimated solely for the purpose of determining the registration fee.

(3)  Includes a good faith estimate of the shares underlying the $2,000,000 in convertible notes accounting for market fluctuations.

(4)	Common stock issuable upon the exercise of warrants issued in relation to the funding.

(5)	Common stock issuable upon the exercise of warrants issued to a consultant.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effectiveness date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said section 8(a) determines.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED July 8, 2005

Family Room Entertainment Corporation
70,208,334 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders of up to 70,208,334 shares of Family Room Entertainment Corporation (“FMLY”) common stock, including up to 46,875,000 shares of common stock underlying convertible notes in a principal amount of $2,000,000 and up to 23,333,333 shares of common stock issuable upon the exercise of common stock purchase warrants at $.15 a share. The convertible notes are basically convertible into common stock at the lower of $0.15 or 80% of the average of the five lowest closing bid prices of the common stock on the principal market for the twenty trading days before but not including the conversion date. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. These selling stockholders may be deemed underwriters of the shares of common stock which they are offering within the meaning of Section 2(a)(11) of the Securities Act. We will pay the expenses of registering these shares.

Our Common Stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is quoted on the Over-The-Counter Bulletin Board under the symbol "FMLY.ob". The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on July 7, 2005, was $.05.

INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS. See "Risk Factors" beginning on page 7 of this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 8, 2005

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS SUMMARY

This summary contains all material terms of the offering. To understand this offering fully, you should read the entire document carefully. Please pay particular attention to the section entitled “Risk Factors” and the section entitled “Financial Statements”.

Unless otherwise indicated, this Prospectus assumes that any of our outstanding options or warrants has not been exercised into shares of our Common Stock.

Family Room Entertainment Corporation

Family Room Entertainment Corp. (“FMLY”) is engaged in various aspects of the motion picture entertainment industry, including development, production, and production services. FMLY develops, produces and performs production related services for the motion picture entertainment industry mainly through the following three wholly-owned subsidiaries: [Emmett/Furla Films](1) Emmett/Furla Films Productions Corporation. (“EFFP”), a California Corporation, a motion picture development, production, and production related services entity that primarily develops and provides production related services for high budget motion pictures (in excess of $20,000,000). EFFP’s subsidiary, Good Entertainment Service, Inc., a Delaware Corporation, was originally a production servicing company and produced one motion picture “Good Advice” in the year 2000. Currently Good Entertainment Services, Inc. is the subsidiary that signs with the film and entertainment industry guilds when the contracted resource is a member of such guild; (2) Emmett Furla Films Distribution LLC, is a Delaware Limited Liability Company set up to contract with third parties for the world wide distribution and/or exploitation of FMLY’s wholly owned and or controlled entertainment properties, and (3) EFF Independent, Inc. (“EFFI”) a California Corporation, is setup primarily to develop and provide production related services for low budget motion picture (less than $20,000,000).

Emmett/Furla Films typically receives producer fees ranging from 1% to 5% of production costs, but in no case, more than 5% of the production cost budget. On larger budget films Emmett/Furla Films’ fee is generally at the low end of this production fee range.

FMLY, through EFFP and EFFI, contact the owners of original materials (such as screenplays and books) with the intent of acquiring or licensing rights in and to those properties. In turn, EFFP and/or EFFI use those properties to attract creative talent (actors and directors) for a potential motion picture project. If successful, EFFP and EFFI then grant or license out the property rights to third party financiers of motion pictures, who will then contract with the creative talent, as well as finance, produce and distribute/exploit the motion picture.

For the nine months ended March 31, 2005, we generated revenues in the amount of $1,382,522 and a net loss of $789,654. In addition, for the year ended June 30, 2004, we generated revenue in the amount of $745,435 and a net loss of $4,332,336. Our accumulated deficit for the year ended June 30, 2004 was ($17,395,020). The two principal officers do not draw salaries.

Revenues are reported and tracked on a consolidated basis. The separate subsidiaries are used to track film project assets separately.

FMLY had 6 full-time employees, of whom 4 were engaged in development, production and production services of theatrical based motion pictures.

Our principal offices are located at 8530 Wilshire Boulevard, Suite 420, Beverly Hills, California 90211, and our telephone number is (310) 659-9411. We are a New Mexico corporation.

The Offering

Securities Offered...................................................
Up to 70,208,334 shares including i) up to 46,875,000 shares of common stock underlying convertible debentures in the aggregate amount of $2,000,000 and ii) 23,333,334 shares of common stock issuable upon the exercise of purchase warrants at an exercise price of $0.15 per share.

Common Stock Outstanding after the offering.......	159,745,587 shares

Offering Price.............................................	The selling shareholders can sell the shares at any price.

Use of Proceeds............................................
This prospectus relates to shares of Family Room Entertainment Corporation’s common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares by the selling shareholders. However, we will receive proceeds upon the exercise of any warrants that may be exercised by the selling shareholders. These funds will be used for purchasing films rights and ongoing operations.

Market for our Common Stock.....................
Our Common Stock trades on the Over-the Counter Bulletin Board, also called OTCBB, under the trading symbol "FMLY". The market for our Common Stock is highly volatile. We can provide no assurance that there will be a market in the future for our Common Stock.

The above information regarding common stock to be outstanding after the offering is based on 89,537,254 shares of common stock outstanding as of May 31, 2005 and assumes the subsequent conversion of our issued convertible notes and exercise of warrants by our selling stockholders.

On November 17, 2004, FMLY entered into a Subscription Agreement for $2,000,000, whereby we issued convertible debentures bearing 4% interest, to the following: 1) $700,000 to Longview Equity fund, LP, 2) $350,000 Longview Fund, LP, 3) $300,000 to Longview International Equity fund, LP, 4) $350,000 to Alpha Capital Aktiengesellschaft, 5) $100,000 to Camden International, and 6) $200,000 to Standard Resources Limited. FMLY is to retire the debt by making monthly payments to the note holders in the amount of one-twentieth (1/20th) of the initial amount of the notes starting 120 days after closing. If the market price of the stock is above $0.15, the note holders must accept their monthly payment in FMLY common stock at a conversion rate of $0.15. If FMLY chooses to make its payment in common stock, which is the likely scenario, the conversion rate is equal to eighty percent (80%) of the average of the five (5) lowest closing bid prices of the Common Stock as reported by Bloomberg L.P. for the twenty (20) trading days preceding such Repayment Date

FMLY issued in conjunction with these convertible debentures are Class A warrants to purchase 6,666,667 shares of common stock and Class B warrants to purchase 16,666,667 shares of common stock, both with at an exercise price of $0.15 per share.

See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the secured convertible notes.

RISK FACTORS

An investment in shares of FMLY’s Common Stock involves a high degree of risk. You should carefully consider the following information which summarizes all material risks, together with the other information contained in this prospectus, before you decide to buy FMLY’s common stock. If any of the following risks actually occur, FMLY’s business would likely suffer. In these circumstances, the market price of FMLY’s common stock could decline, and you may lose all or part of your investment.

Risks Relating to our Business:

Our success depends on the unpredictable commercial success of the films we produce

Operating in the feature film industry involves a substantial degree of risk. Each feature film is an individual artistic work, and unpredictable audience reactions primarily determine commercial success. The commercial success of feature film also depends upon the quality and acceptance of other competing programs or feature films released into the marketplace at or near the same time, critical reviews, the availability of alternative forms of entertainment and leisure activities, general economic conditions and other tangible and intangible factors, all of which are subject to change and cannot be predicted with certainty. Our success will depend on the experience and judgment of our management to select and develop new investment and production opportunities.

Budget Overruns May Adversely Affect Our Business.

Actual motion picture costs may exceed their budget, sometimes significantly. Risks such as labor disputes, death or disability of star performers, rapid high technology changes relating to special effects or other aspects of production, shortages of necessary equipment, damage to film negatives, master tapes and recordings or adverse weather conditions may cause cost overruns and delay or frustrate completion of a production. If a film incurs substantial budget overruns, we may have to seek additional financing from outside sources to complete production of a television program or motion picture. No assurance can be given as to the availability of such financing on terms acceptable to us. In addition, if a film incurs substantial budget overruns, there can be no assurance that such costs will be recouped, which could have a significant impact on our business, results of operations or financial condition.

Distributors' Failure to Promote Our Films May Adversely Affect Our Business.

Decisions regarding the timing of release and promotional support of our feature films are important in determining the success of a feature film. As with most production companies, for our product distributed by others we do not control the timing and manner in which our distributors distribute our feature films. Although our distributors have a financial interest in the success of any such feature film, any decision by our distributors not to distribute or promote one of our feature films or to promote competitors' feature films to a greater extent than it promotes ours could have a material adverse affect on our business, results of operations or financial condition.

Required Estimates And Assumptions In Reporting Our Film Operating Results May Differ From Actual Results.

We generate a majority of our future revenue from the development and production of feature films. Our future revenues will depend upon the timing and the level of market acceptance of our feature films, as well as upon the cost to produce, distribute and promote these feature films. The revenues derived from the production of a feature film depend primarily on the feature film's acceptance by the public, which cannot be predicted and do not necessarily bear a direct correlation to the production costs incurred. The commercial success of a feature film also depends upon promotion and marketing and certain other factors. Accordingly, our revenues are, and will continue to be, extremely difficult to forecast.

Our Operating Results May Fluctuate Significantly.

We expect that our future operating results will fluctuate significantly as a result of, among other factors:

-	the timing of domestic and international releases of current and future feature films we produce;

-	the success of our feature films;

-	the timing of the release of related products into their respective markets;

-	the costs to distribute and promote the feature films;

-	the success of our distributors in marketing our feature films;

-	the timing of receipt of proceeds generated by the feature films from distributors;

-	the introduction of new feature films by our current and future competitors;

-	the timing and magnitude of operating expenses and capital expenditures;

-	the level of unreimbursed production costs in excess of budgeted maximum amounts;

-	the timing of the recognition of advertising costs for accounting purposes under SoP 00-2; and

-	general economic conditions, including continued slowdown in advertiser spending.

As a result, we believe that our results of operations may fluctuate significantly, and it is possible that our operating results could be below the expectations of equity research analysts and investors.

Revenues And Costs We Recognize In Certain Periods May Be Overstated Or Understated Due To Estimates Inherent In The Application Of Entertainment Accounting Policies.

In preparing our financial statements in accordance with Generally Accepted Accounting Principles, we follow the guidance issued by the American Institute of Certified Public Accountants for Accounting by Producers or Distributors of Films contained in Statement of Position 00-2 ("SoP 00-2"). Under SoP 00-2, we recognize revenue on films at the later of the following dates: when films are delivered, or access to the film is available to the customer; when the license period begins; and when the film is unconditionally available to the customers. In addition, the fee must be determinable and collection must be reasonably assured. As a result, our expected cash flows may not necessarily relate to the revenue recognized in a given period. We capitalize costs of producing and developing films and television programs. Capitalized costs include costs of film rights and screenplays, direct costs of production, interest and production overhead. We amortize those costs using the individual film-forecast method, which involves estimating ultimate revenues of each film. We revise our ultimate revenue estimates on a quarterly basis. The cost of film prints is deferred and charged to expense on a straight-line basis over the period of theatrical release. We also estimate participation and residual costs each period, which may vary from the actual paid participation and residual costs. We assess the valuation of our films on a quarterly basis. When events or changes in circumstances indicate that the fair value of a film is less than its unamortized film costs, we write down the film to fair value. Fair value of a film is determined using the discounted cash flow approach based on our estimate of the most likely cash flows and an appropriate discount rate. As a result of uncertainties in these estimation processes, actual results may vary from the estimates.

We Have a Limited Number of Customers.

FMLY has a limited number of customers with 95% of the business being with NuImage/Millenium, Lions Gate and Regents Films. If FMLY were to lose anyone of these customers, a replacement would take a minimum of three to six months to replace them. Depending on how many projects are in process, a loss of its major customer could result in FMLY curtailing operations until another customer is found.

Risks Relating To Our Current Financing Arrangement:

There Are a Large Number of Shares Underlying Our Convertible Notes and Warrants That May Be Available For Future Sale and the Sale Of These Shares May Depress The Market Price Of Our Common Stock

As of May 31, 2005, we had 89,537,254 shares of common stock issued and outstanding and convertible notes outstanding that may be converted into an estimated 41,666,667 shares of common stock at current market prices, and outstanding warrants to purchase 23,333,334 shares of common stock. In addition, the number of shares of common stock issuable upon conversion of the outstanding convertible notes may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the notes and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock. As the market price declines, then the callable secured convertible notes will be convertible into an increasing number of shares of common stock resulting in dilution to our shareholders.

The Continuously Adjustable Conversion Price Feature of Our Convertible Notes Could Require Us to Issue a Substantially Greater Number of Shares, Which Will Cause Dilution to Our Existing Stockholders.

There are a large number of shares underlying the convertible note and warrants in this offering that may be available for future sale and the sale of these shares may depress the market price of FMLY’s common stock and may cause substantial dilution to FMLY’s existing stockholders.

In addition, our obligation to issue shares upon conversion of our convertible notes is essentially limitless. The following gives examples of the number of shares that would be issued if the $2,000,000 of convertible notes in this offering were converted at one time at prices representing 75%, 50%, and 25% of the current market price (assuming a market price of $0.08). As of May 31, 2005, we had 89,537,254 shares of common stock outstanding.

Percent	Price	With	Number	Percent of
of Market	Per	Discount	of Shares	Outstanding
Price	Share	at 20%	Issuable	Stock

75%	$0.06	$0.048	41,666,667	46.50%
50%	$0.04	$0.032	62,500,000	69.80%
25%	$0.02	$0.016	125,000,000	139.60%

As illustrated, the number of shares of common stock issuable upon conversion of our secured convertible notes will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

Funding by issuing debt that converts at either a fixed low price or at a discount may have the effect of setting a ceiling on your stock as the investors convert and sell in large amounts.

Investors usually convert and sell at times when there is enough trading volume to absorb blocks of stock without driving the price of the stock down. This method of converting and selling into the market sometimes has the effect of preventing the price of the stock to rise, resulting in a temporary ceiling in the stock price. This ceiling has the possibility of remaining in place until the convertible note holders have fully converted out of their convertible notes.

Risks Relating to our Stock:

FMLY’s common stock is subject to the "Penny Stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

FMLY’s shares of Common Stock are “penny stocks” as defined in the Exchange Act, which are traded in the over-the-counter market on the OTC Bulletin Board. As a result, an investor may find it more difficult to dispose of or obtain accurate quotations as to the price of the shares of the Common Stock being registered hereby. In addition, the “penny stock” rules adopted by the Commission under the Exchange Act subject the sale of the shares of the Common Stock to certain regulations which impose sales practice requirements on broker-dealers. For example, broker-dealers selling such securities must, prior to effecting the transaction, provide their customers with a document that discloses the risks of investing in such securities. Included in this document are the following:

•	The bid and offer price quotes for the penny stock, and the number of shares to which the quoted prices apply.
•	The brokerage firm’s compensation for the trade.
•	The compensation received by the brokerages firm’s salesperson for the trade.

In addition, the brokerage firm must send the investor:

•	Monthly account statement that gives an estimate of the value of each penny stock in your account.
•	A written statement of your financial situation and investment goals.

The following legal remedies may be available to you:

•	If penny stocks are sold to you in violation of your rights listed above, or other federal or state securities laws, you may be able to cancel your purchase and get your money back.
•	If the stocks are sold in a fraudulent manner, you may be able to sue the persons and firms that caused the fraud for damages.
•	If you have signed an arbitration agreement, however, you may have to pursue your claim through arbitration.

If the person purchasing the securities is someone other than an accredited investor or an established customer of the broker-dealer, the broker-dealer must also approve the potential customer’s account by obtaining information concerning the customer’s financial situation, investment experience and investment objectives. The broker-dealer must also make a determination whether the transaction is suitable for the customer and whether the customer has sufficient knowledge and experience in financial matters to be reasonably expected to be capable of evaluating the risk of transactions in such securities. Accordingly, the Commission’s rules may limit the number of potential purchasers of the shares of the Common Stock.

Resale restrictions on transferring “penny stocks” are sometimes imposed by some states, which may make transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Various state securities laws impose restrictions on transferring “penny stocks” and as a result, investors in the Common Stock may have their ability to sell their shares of the Common Stock impaired. For example, the Utah Securities Commission prohibits brokers from soliciting buyers for “penny stocks”, which makes selling them more difficult.

FMLYs absence of dividends or the ability to pay them places a limitation on any investors return.

DIVIDEND POLICY

FMLY anticipates that for the foreseeable future, earnings will be retained for the development of its business. Accordingly, FMLY does not anticipate paying dividends on the common stock in the foreseeable future. The payment of future dividends will be at the sole discretion of FMLY's Board of Directors and will depend on FMLY's general business condition.

Information About Forward-Looking Statements

This Prospectus contains certain forward-looking statements, which involve substantial risks and uncertainties. These forward-looking statements can generally be identified because the context of the statement includes words such as "may," "will," "except," "anticipate," "intend," "estimate," "continue," "believe," or other similar words. Similarly, this prospectus also contains forward-looking statements about our future. Forward-looking statements include statements about our:

Plans, Objectives, Goals, Strategies, Expectations for the future, Future performance and events, Underlying assumptions for all of the above and other statements that are not statements of historical facts.

These forward-looking statements involve risks and uncertainties, which could cause our actual results to materially differ from our forward-looking statements. We make these forward-looking statements based on our analysis of internal and external historical trends, but there can be no assurance that we will achieve the results set forth in these forward-looking statements. Our forward-looking statements are expressed in good faith and we believe that there is a reasonable basis for us to make them.

In addition to other factors discussed in this prospectus, the following are important factors that could cause our actual results to materially differ from our forward-looking statements:

-	Our ability to respond to changes in the marketplace
-	Competitive factors
-	The availability of financing on terms and conditions acceptable to us
-	The availability of personnel with the appropriate technical skills

We have no obligation to update or revise these forward-looking statements to reflect future events.

USE OF PROCEEDS

FMLY will not receive any of the proceeds from the sale of the shares of common stock offered by the selling shareholders under this prospectus. There are warrants being issued with the current funding. If the warrants were exercised, the maximum proceeds FMLY would receive is $3,500,000. These funds would be used as follows: $1,000,000 working capital with the remainder to purchase yet to be determined acquisition rights and/or for independent film productions.

Acquisition of rights to and/or or independent film productions are done on a project-by-project basis. These projects are reviewed on a daily basis and can take weeks to months before an investment decision is made. Additionally, these projects usually cannot be announced until all the transaction pieces are in place, such as financing, co-producers, actors, director, etc., because a premature announcement could result in a breach of contract and/or the project falling apart. All deals that FMLY has entered into have been announced.

The foregoing represents FMLY’s current best estimate of our use of the proceeds derived from the exercise of the warrants to purchase the shares of Common Stock offered in this prospectus, if any, based upon our present plans, the state of our business operations and current conditions in the industry in which we operate. FMLY reserves the right to change the use of the proceeds if unanticipated developments in our business, business opportunities, or changes in economic, regulatory or competitive conditions, make shifts in the allocations of proceeds necessary or desirable.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock trades on the Over-the Counter Bulletin Board, also called the OTCBB, under the trading symbol “FMLY”. The following table set forth the quarterly high and low bid prices per share for our common stock. The bid prices reflect inter-dealer prices, without retail markup, markdown, or commission and may not represent actual transactions.

	High	Low
	Bid	Bid

Fiscal 2002
September 30, 2001	$1.05	$0.45
December 31, 2001	$0.75	$0.30
March 31, 2002	$0.56	$0.25
June 30, 2002	$0.51	$0.25

Fiscal 2003
September 30, 2002	$0.54	$0.35
December 31, 2002	$0.50	$0.23
March 31, 2003	$0.27	$0.07
June 30, 2003	$0.18	$0.09

Fiscal 2004
September 30, 2003	$0.18	$0.09
December 31, 2003	$0.11	$0.09
March 31, 2004	$0.15	$0.09
June 30, 2004	$0.09	$0.06

Fiscal 2005
September 30, 2004	$0.09	$0.06
December 31, 2004	$0.09	$0.07
March 31, 2005	$0.09	$0.07

To date, the FMLY has not declared or paid dividends on its common stock.

As of May 31, 2005 there were approximately 1,114 shareholders of record of the FMLY’s Common Stock and 89,537,254 shares of common stock issued and outstanding.

Transfer Agent and Registrar

FMLY’s transfer agent is Securities Transfer Corporation, 2591 Dallas Parkway, Suite 102, Frisco, Texas, 75034.

SUMMARY FINANCIAL INFORMATION

The summary historical financial data should be read in conjunction with the financial statements (and notes thereto) of FMLY and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this Prospectus.

	Year ended June 30		Nine Months Ended March 31,
	2004	2003	2005	2004
	(Audited)		(Unaudited)
Total Revenue	$ 745,435	$ 1,005,441	$ 1,382,522	$ 676,202
Total Operating Costs	1,131,338	1,312,966	1,024,185	1,092,282
Gross Margin	(385,903)	(307,525)	358,337	(416,080)
Selling General and Administrative	3,115,367	1,528,170	977,155	1,283,613

Benefit (Provision) for Income Taxes	-	-	-	-
Other Income (Expenses), net	(831,096)	(422,469)	(170,836)	(894,430)

Net Income (Loss)	$(4,332,366	$ (2,258,164)	$ (789,654)	$(2,594,123)

Weighted Average Common
Shares Outstanding	43,982,613	21,956,242	89,537,254	36,267,208

Net Income (Loss) Per Share	$ (.10)	$ (0.10)	$ (0.01)	$ (0.07)

Total Assets	$1,243,353	$ 1,271,325	$ 4,839,343	$1,115,770
Total Liabilities	$ 323,546	$ 1,389,831	$ 3,904,902	$542,311
Shareholders’ Equity	$ 919,807	$ (118,506)	$ 934,441	$573,459

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

GENERAL

Family Room Entertainment Corp. (“FMLY”) is engaged in various aspects of the motion picture entertainment industry, including development, production, and production services. FMLY develops, produces and performs production related services for the motion picture entertainment industry mainly through the following three wholly-owned subsidiaries [Emmett/Furla Films]: (1) Emmett/Furla Films Productions Corporation (“EFFP”), a California Corporation involved in motion picture development, production, and production related services for high budget motion pictures (in excess of $20,000,000). EFFP’s subsidiary, Good Entertainment Service, Inc. (“GESI”), a Delaware Corporation, was originally a production servicing company and produced one motion picture “Good Advice” in the year 2000. Currently GESI is the subsidiary that signs with the film and entertainment industry guilds when the contracted resource is a member of such guild; (2) Emmett Furla Films Distribution LLC, (EFFD) is a Delaware Limited Liability Company set up to contract with third parties for the world wide distribution and/or exploitation of FMLY’s wholly owned and or controlled entertainment properties, and (3) EFF Independent, Inc. (“EFFI”) a California Corporation, is setup primarily to develop and provide production related services for low budget motion picture (less than $20,000,000).

Critical Accounting Policies and Estimates

The Company follows the American Institute of Certified Pubic Accountant’s Statement of Position (“SOP”) 00-002 “Accounting by Producers and Distributors of Films”. See Note 1 to the Consolidated Financial Statements contained in the Annual Report on Form 10KSB of Family Room Entertainment Corporation (the “Company”) for the year ended June 30, 2004, which is incorporated herein by reference.

Our discussion and analysis of financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. These estimates and assumptions provide a basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions, and these differences may be material.

We believe the following critical accounting policies affect its more significant judgments and estimates used in the preparation of its consolidated financial statements.

Revenue Recognition

1.	We recognize revenue from the development, production, and production services earned under the criteria established by SOP 00-2 as follows:

2.
Producers Fees - Producer fees are recognized upon receipt of the fees and delivery of the related services. If upon receipt of the fees all services have not been provided, the fees are deferred and recognized as the services are performed;

3.
Royalties - Royalty and profit participation are recognized when the amounts are known and the receipt of the royalties is reasonably assured. Accordingly, recognition generally occurs upon receipt (usually quarterly or semi-annually); and

4.
Producer Development and Production Service Fees - As these services are provided, these fees are invoiced by FMLY to the third party financiers and producers and are recognized when the amount has been determined and receipt is reasonably assured.

Film Costs

Film costs include costs to 1) acquire rights or films, 2) project development (the process whereby underlying material, such as a book, manuscript or screenplay, are made ready for production into a motion picture by creating a finished screenplay which takes in to account the desires of the creative elements as well as the constraints of the budget and production schedule), 3) project packaging (the process whereby creative elements, such as directors and actors, are attracted to and agreements are made for them to perform their services in connection with the picture), and/or 4) produce feature motion pictures.

Production costs mainly consist of acquisition costs, salaries, equipment, and overhead. Production costs in excess of the amounts reimbursable by the actual production entity are capitalized. Once production on a particular film project commences, FMLY begins to derive producer fees. FMLY’s primary source of revenue is motion picture production fees. Production costs capitalized on a particular film project are amortized in the proportion that the revenue received during a period bears to the anticipated total gross revenues for that film. Estimates of anticipated total gross revenues for all film projects are reviewed periodically and revised when necessary. Un-amortized film production costs are also compared with net realizable value each reporting period on a film-by-film basis. If estimated gross revenues are not sufficient to recover the un-amortized film production costs, the un-amortized film production costs are written down to their estimated net realizable value.

Exploitation Costs

All exploitation costs, including marketing costs, are expensed as incurred.

Participation Costs

Estimates of unaccrued ultimate participation costs, if any, are used in the individual-film-forecast-computation to arrive at current period participation cost expense. Participation costs are determined using assumptions that are consistent with FMLY’s estimates of film costs, exploitation costs, and ultimate revenue. If, at any balance sheet date, the recognized participation costs liability exceeds the estimated unpaid ultimate participation costs for an individual film, the excess liability is reduced with an offsetting credit to unamortized film costs. To the extent that an excess liability exceeds unamortized film costs for a film, it is credited to income. Participation costs are not currently a factor on any of FMLY’s film projects.

Plan of Operation

Our short-term objective:

To produce and/or to provide production related services in connection with genre specific motion pictures with moderate production costs in the $1 million to $30+ million range.

Our long-term objectives:

FMLY’s goal, through EFFP and EFFI, is to facilitate relationships (and as such, provide production related services) between creative talent (including writers, actors and directors) and companies who produce, finance and distribute motion pictures. As mentioned, FMLY acquires or licenses rights to materials upon which it believes motion pictures can be based (screenplays, books, etcetera, which are referred to within the entertainment industry as the “underlying property”). FMLY may further develop an underlying property by contracting for additional writing services and/or by bringing in new writers to perform “polishes” or “rewrites” on a particular underlying property. If FMLY is satisfied with the creative state of the underlying property, it will then make offers to directors and/or actors, to perform services in connection with a particular motion picture based on that underlying property. These offers are very often contingent and subject to the satisfaction of certain production elements, such as financier approval of the screenplay and the financier’s selection of a start date for principal photography. If a director or actors accepts one of FMLY’s offers, the director or actors are said to be “attached” to the motion picture project. Armed with the underlying property and the attached creative element(s) (these elements are often called the “package” in Hollywood), FMLY may then approach third party financiers seeking financing as well as distribution for the potential motion picture. Another approach that FMLY may take is to contact the financiers first, seeking first to produce the film, and then with a finished (or nearly finished) motion picture product, obtain distribution for the picture.

FMLY has financed operations through the sale of common stock and through financing from financial institutions. In order to sustain operations in the near term, it is anticipated that motion pictures produced by FMLY will be entirely financed through outside sources. In April 2004, we received $644,455 in funds pursuant to a subscription agreement. In October 2004 we received approximately $1,300,000 from an outside third party investor for use in connection with the “Tenant” film production project. This investor will receive certain rights in the proceeds from the film. In addition, in October 2004 we received a $3,000,000 letter of credit from the same investor. This letter of credit, residing at City National Bank, is to be utilized for the acquisition of film rights and productions with the investor’s approval. On November 17, 2004, we issued $2,000,000 in convertible notes, receiving net proceeds of $1,744,290.

FMLY'S future capital requirements will depend on numerous factors, including the profitability of our film projects and our ability to control costs. We believe that our current assets will be sufficient to meet our operating expenses and capital expenditures to the successful commercialization of our existing and future film projects. However, we cannot predict when and if any additional capital contributions may be needed and we may need to seek one or more substantial new investors. New investors could cause substantial dilution to existing stockholders (see liquidity and capital resources below for additional discussion).

RESULTS OF OPERATIONS

Three Months ended March 31, 2005 versus Three Months ended March 31, 2004

The Company’s operating revenue for the three months ended March 31, 2005 was $111,965 compared to $271,428 for the same period ended March 31, 2004, for a decrease of $159,463. The decrease was mainly attributed to a reduction in film revenues that by their nature fluctuate from period to period. The revenue for this period is mainly attributable to the film Lonely Hearts versus the prior period revenue received for the film Edison.

Costs relating to the operating revenues were $147,124 for the three months ending March 31, 2005 as compared to $468,312 for the same period ending March 31, 2004. These costs mainly consist of film amortization and write off of film costs for the respective time period (See Note 3 for detail).

The Company's gross margin for the three month period ending March 31, 2005 was $(35,159) as compared to $(196,884) for the same period ending March 31, 31, 2004. The improvement in gross margin is directly attributable to the fluctuations in film revenues and film amortization for the respective time periods.

Selling, general and administrative expenses were $392,041 for the three months ended March 31, 2005 compared to $412,727 for the same period ended March 31, 2004 for a decrease of $20,686. The decrease in selling, general and administrative expenses was mainly attributable to a reduction of professional and consulting fees.

Other income (expense) of $(107,854) for the three months ended March 31, 2005 was primarily the result of interest expense of $110,208. Interest expense of $679,339 for the three month period ending March 31, 2004, was extremely high due to conversion of convertible debt that triggered immediate recognition of deferred loan costs as interest expense.

The Company reported a net loss of $(535,054) for the three months ended March 31, 2005 as compared to a net loss of $(1,287,050) for the same period ended March 31, 2005.

Nine months ended March 31, 2005 versus Nine months ended March 31, 2004

The Company’s operating revenue for the nine months ended March 31, 2005 was $1,382,522 as compared to $676,202 for the same period ended March 31, 2004, representing an increase of $706,320. The increase was mainly attributed an increase in producer fees in film revenues plus the normal fluctuations in film revenues from period to period.

Costs relating to the operating revenues were $ 1,024,185 for the nine months ending March, 31, 2005 as compared to $1,092,282 for the same period ending March 31, 2003, for a decrease of $68,097. These costs were mainly consists of film amortization and write off of film costs for the respective time period (See Note 5).

The Company's gross margin for the nine month period ending March 31, 2005 was $358,337 as compared to $ (416,080) for the same period ending March 31, 2004 The improvement in gross margin is directly attributable to the fluctuations in film revenues and film amortization for the nine months ended March 31, 2005.

Selling, general and administrative expenses were $977,155 for the nine months ended March 31, 2005 compared to $1,283,613 for the same period ended March 31, 2004 for a decrease of $306,458. The decrease in selling, general and administrative expenses was attributable to an decrease of business consulting expense and fees of $550,606, offset by increases in 1) salaries of $51,792, 2) public relations expense of $101,199, 3) office overhead of $65,979, 4) creative and development of $8,067, 5) audit fees of $11,694 and miscellaneous expenses of $5,417.

Interest Expense for the nine months ended March 31, 2005 was $ 174,905 as compared to interest expense of $894,530 for same period ending March 31, 2004. . Interest expense was extremely high in the prior year due to conversion of convertible debt that triggered immediate recognition of deferred loan costs as interest expense.

The Company reported a net loss of $(789,654) for the nine months ended March 31, 2005 as compared to a net loss of $(2,594,123) for the same period ended March 31, 2004.

LIQUIDITY AND CAPITAL RESOURCES

Net cash used by operating activities for the nine months ended March 31, 2005 amounted to $2,033,067 which mainly consists of the net loss of $789,654 plus the following: 1) $74,115 increase in accounts receivable, 2) $2,452,260 in film costs, and 3) $47,930 in other assets offset by 1) depreciation expense of $14,700, 2) amortization of film costs of $1,024,185, 3) amortization of debt issuance costs of $101,791 and 4) decreases in accounts payable and accrued liabilities of 190,216 ($81,400 of the decrease was due to liability for film costs that the Company determined would never be paid).

Net cash used by investing activities for the nine months ending March 31, 2005 amounted to $1,096,153 which consisted of 1) $1,077,462 of net transfers of cash to accounts restricted for use in the movies “The Tenant” and “Borderland”, 2) purchases of computers and office furniture for $18,691.

Cash provided by financing amounted to $4,005,037. This consisted of 1)$2,441,400 received from outside sources, and placed in cash accounts specifically restricted for the films The Tenant and Borderland and 2) $2,000,000 received from the issuance of convertible notes offset by $255,710 paid in debt issuance costs on the funding of the convertible notes and 3) $180,653 in payments on notes payable.

In its normal course of business as a film entertainment producer who provides production service, FMLY makes contractual commitments to acquire film rights and make payment for options to purchase properties (i.e. scripts and/or books). These contractual obligations and option payments, if any, can range from $10,000 to $250,000. At March 31, 2005 FMLY had outstanding commitments of approximately $250,000.

The important matters on which FMLY focuses in evaluating its financial condition and operating performance are the return on investment, but just as important are the quality of the movie projects we are involved in and the quality of the parties that are involved in those projects with us.

With the exception of publicity and marketing fees, FMLY’s operating costs are fairly fixed. To absorb these costs and to generate a profit, FMLY takes on as many projects as possible. Factors that FMLY takes into consideration before accepting a project are: 1) is the material (script) good enough to attract talent, 2) whether talent be can obtained, and 3) whether financing can be arranged.

FMLY’s evaluation of return on investment is a two-phase process. In the first phase we evaluate the project against the resources that we have available to determine if we can arrange for talent, directors and/and or production and/or distribution financing. Once a suitable project is identified, our decision on participation in that project is based our ability to recover projected costs, including our option on the project, development costs and our producer fees. We generally seek to obtain producers fees and a net profit participation that we believe will provide ten times the cost of our option on the project and our related development costs. Although our target return is on investment is high, we believe that it is necessary because it helps cover the cost of closed or abandoned projects.

The fixed and ongoing expenses of FMLY are as follows:

Future annual maturities of notes payable (including the convertible notes) at June 30, 2005:

Year Ended
June 30,		Amount

2005		$ -
2006		-
2007	November 2006 - Convertible Notes Due	2,000,000

$2,000,000

Accounts payable and accrued liabilities at March 31, 2005 and June 30, 2004:
	March 31,	June 30,
	2005	2004

Accounts payable	$ 251,709	$ 61,493
Accrued film costs	-	81,400
Accrued professional fees and other	-	-

	$ 251,709	$ 142,893
Future annual minimum lease payments under operating leases with remaining lease terms of greater than one year:

Year Ended
June 30,	Amount

2005	$ 74,074
2006	44,077

$ 118,151

Fixed recurring monthly average Selling General and Administrative expenses are expected to be as follows:

2005
Estimate

Salaries and benefits	$ 54,681
Rent	6,042
Parking	1,520
Equipment rental	2,033
Telephone and communications	1,890
Directors and officers insurance	6,667
Accounting and auditing	5,000

$ 77,833

Estimated Future Cash Requirements

FMLY’s estimate of net cash requirements for overhead for the next twelve months subsequent to March 2005 is approximately $108,000 (includes the above fixed cost estimate of $77,833) a month for a twelve total of $1,296,000. The Estimate of cash inflow (net of film cost and fees) from operations for that time period from projects currently in place is estimated to be approximately $1,750,000. We are unable to estimating beyond this twelve month period because we are still in negotiation on a number of projects.

FMLY has financed operations through the sale of common stock and through financing from financial institutions. In order to sustain operations in the near term, it is anticipated that motion pictures produced by FMLY will be entirely financed through outside sources. In April 2004, we received $644,455 in funds pursuant to a subscription agreement. On October 6, 2004, the Company received $1,300,000 from Elisa Salinas, an investor, for the production of the movie “The Tenants”.  The investor is to recoup the investment within four months following the delivery of the Picture to the worldwide distributor (which is estimated to be June 14th, 2006) at 4% interest plus 50% of the net profits of the underlying movie. The funds advanced under the agreement are restricted to use in the production of “The Tenants”. In March 2005 the Company received an additional $1,140,400 advance from Elias Salinas under terms similar to the original $1,300,000 advance. The $1,140,400 advance is restricted to use in the production of the movie “Borderland”. At March 31, 2005, $1,077,462 of advances related to the movies “the Tenant” and “Borderland” have not been used and are shown in restricted cash. This letter of credit, residing at City National Bank, is to be utilized for the acquisition of film rights and productions with the investor’s approval. In March 2005 we drew $2,441,400 from this letter of credit. On November 17, 2004, we issued $2,000,000 in convertible notes, receiving net proceeds of $1,744,290 (see terms below).

FMLY received funding from a private placement on November 19, 2004, issuing $2,000,000 of convertible notes resulting in net proceeds to the Company of approximately $1,744,000. The terms of the notes provide that FMLY make monthly cash payments of 1/20th of the original note. The terms also provide that the investor may request FMLY to convert the monthly payment amount into common shares at a fixed $.15 per share price. If FMLY elects to pay in stock in lieu of cash, the payment would be applied at a conversion rate equal to eighty percent (80%) of the average of the five (5) lowest closing bid prices of the Common Stock as reported by Bloomberg L.P. for the twenty (20) trading days preceding such Repayment Date.

FMLY'S future capital requirements will depend on numerous factors, including the profitability of our film projects and our ability to control costs. As shown above, we believe that our current assets will be sufficient to meet our operating expenses and capital expenditures to the successful commercialization of our existing and future film projects. However, we cannot predict when and if any additional capital contributions may be needed and we may need to seek one or more substantial new investors. New investors could cause substantial dilution to existing stockholders

Year Ended June 30, 2004 Compared to Year Ended June 30, 2003

During the year ended June 30, 2004 FMLY generated revenue of $745,435 as compared to $1,005,441 for the year ended June 30, 2003 for a decrease of $260,006. The decrease in revenues was a result of fewer productions resulting in reduced producer fees. FMLY did not engage in any large film project during fiscal 2004 or fiscal 2003, however it continues to be engaged in the development of multiple projects that we believe will, in the long-term, give FMLY a steady flow of film or production fee revenues. FMLY’s film revenue in 2004 included $368,000 of producer fees derived from motion pictures produced by other companies for domestic theatrical, home video, cable and foreign markets. The remaining $378,000 of fiscal 2004 revenue of was generated from production services and royalties.

FMLY’s operating costs for the year ended June 30, 2004 were $1,131,338 as compared to $1,312,966 for the year ended June 30, 2003, a decrease of $181,628. The decrease is a result of less released films production costs on the balance sheet to amortize.

FMLY’s gross margin for fiscal year 2004 was $(385,903) as compared to $(307,525) for fiscal year 2003 for a decrease of $78,378. The decrease in our gross profit was a direct result of less film production revenue.

FMLY’s selling, general and administrative expenses for fiscal year 2004 were 3,115,367 as compared to $1,528,170 for fiscal 2003, for an increase of $1,587,197. This increase was attributable to increases in 1) consulting and legal services paid with stock of $1,260,296, 2) consulting and legal services paid with cash of $158,056, publicity and promotions of $36,000, medical benefits of $28,000, temporary staff of $20,000, rent of $16,500, moving costs of $10,000, auto expense of $22,010, film festivals of $22,630, intern expenses of $13,060 and miscellaneous items netting to $645.

Liquidity and Capital Resources for the Year Ended June 30, 2004:

Net cash used in operating activities in fiscal 2004 amounted to $1,102,743 as compared to $364,769 for fiscal 2003. The use of cash for fiscal year 2004 is mainly attributable to a net loss of $4,332,366 plus the following: 1) additions to film costs of $881,876, 2) a decrease in accounts receivable of $69,498 and 3) a decrease in accounts payable and accrued liabilities of $55,288 offset by increases in the following 1) stock based compensation of $ 2,239,096, 2) film amortization write offs of $1,131,338) depreciation of $9,500, 4) software amortization of $14,500, 5) amortization of debt costs of $772,793, 6) common stock issued for accrued interest of $31,082 and 7) prepaid expenses of $37,976.

Net cash used in investing activities for fiscal year 2004 amounted to ($18,531) as compared to net cash used in investing of ($21,081) in fiscal year 2003 for a net change of $2,550.

Financing activities provided net cash of $1,316,711 in fiscal 2004 compared with financing activities used net cash of $452,440 in fiscal year 2003 for an increase of $862,271. The increase in fiscal 2004 was attributable mainly to an increase of proceeds for the issuance of securities of $590,860 and the decrease of payments on notes payables and on the line of credit of $273,411.

There is no expected or planned sale of significant equipment by FMLY. FMLY’s work force is expected to remain at the same level over the next twelve months.

Important Events:

On August 21, 2003 FMLY issued a one year 8% convertible note for $111,000 to the Churchill Capital Group. On October 8, 2003, this note was amended to change the conversion rate from floating to a fixed rate. The conversion rate is fixed at $.07 per share.

On October 9, 2003, FMLY entered into a subscription agreement calling for the issuance of two year 8% convertible securities in the aggregate of $500,000. The issuances are to take place in two stages, $300,000 on October 9, 2003 and the remaining $200,000 five days after the effectiveness of the registration statement that will be filed pursuant to this transaction. The convertible notes are convertible at a fixed rate of $.07 per share. Also issued as part of the funding were “A” and “B” warrants. “A” warrants are exercisable at $.13 per share and “B” warrants are exercisable at $.50 per share. There were two “A” warrants issued with rights to purchase 3,571,428 shares of common stock in the aggregate and two “B” warrants issued with rights to purchase 8,750,000 shares of common stock.

On November 24, 2003, FMLY issued a convertible note of $50,000 to Steve Adirim. The convertible note was convertible at a fixed rate of $.07 per share and matures November 24, 2006.

On December 2, 2003 FMLY issued a convertible note of $150,000 to Bi Coastal consulting Corporation. The convertible note is convertible at a fixed rate of $.07 per share and matures December 2, 2006.

On December 9, 2003, FMLY entered into a subscription agreement calling for the issuance of two year 8% convertible securities in the aggregate of $100,000. The issuances took place on December 9, 2003. The convertible notes are convertible at a fixed rate of $.07 per share and mature on December 9, 2006.

On December 9, 2003, FMLY entered into a Subscription Agreement for up to $100,000 whereby we issued four convertible debentures at $25,000 each to Burton S. Ury, Jeremiah H. Fogelson, Mark Rolland and Norman Jacobs in a transaction deemed to be exempt under Regulation D Rule 506 and Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On December 9, 2003, FMLY issued 2,000,000 shares of common stock to MarketByte, LLC for consulting services. The stock was valued at $0.10 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On December 9, 2003 FMLY issued 1,500,000 shares of common stock to Robert Gleckman for consulting services. The stock is valued at $0.10 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On April 26, 2004 FMLY entered into a Subscription Agreement for an aggregate sum of $644,545, at a per share price of $0.07, or 9,207,786 shares, to the following investors: 2,142,857 shares to Camden International Ltd., 1,071,429 shares to Norman Jacobs, 1,071,429 shares to Burton Ury, 714,286 shares to Jeremiah Fogelson, 643,000 shares to Mark Rolland, 357,143 shares to Harold Benjamin, 714,286 shares to Karen Schmidt, 430,000 shares to Richard Abraham, 571,786 shares to Steven R. Kolber, 285,714 shares to Howard Kopelson, 428,714 shares to Robert Lieberman, 428,571 shares to Dr. Roger Hall, and 348,571 shares to Jeff Rice.

On May 12, 2004, FMLY entered into a Consulting Agreement, for 1,500,000 shares for consulting services rendered by Capital Research Group.

On June 6, 2004, FMLY entered into a Consulting Agreement, for 1,000,000 shares for consulting services rendered by MarketByte, LLC.

On October 6, 2004, the Company received $1,300,000 from Elisa Salinas, an investor, for the production of the movie “The Tenants”.  The investor is to recoup the investment within four months following the delivery of the Picture to the worldwide distributor (which is estimated to be June 14th, 2006) at 4% interest plus 50% of the net profits of the underlying movie. The funds advanced under the agreement are restricted to use in the production of “The Tenants”. In March 2005 the Company received an additional $1,140,400 advance from Elias Salinas under terms similar to the original $1,300,000 advance. The $1,140,400 advance is restricted to use in the production of the movie “Borderland”.

On November 17, 2004, FMLY entered into a Subscription Agreement $2,000,000,whereby we issued convertible debentures, 4% interest, to the following: 1) $700,000 to Longview Equity fund, LP, 2) $350,000 Longview Fund, LP, 3) $300,000 to Longview International Equity fund, LP, 4) $350,000 to Alpha Capital Aktiengesellschaft, 5) $100,000 to Camden International, and 6) $200,000 to Standard Resources Limited. FMLY is to retire the debt by making monthly payments to the note holders in the amount of one-twentieth (1/20th) of the initial amount of the notes starting 120 days after closing. If the market price of the stock is above $0.15, the note holders must accept their monthly payment in FMLY common stock. If FMLY chooses to make its payment in stock, the conversion rate is conversion rate equal to eighty percent (80%) of the average of the five (5) lowest closing bid prices of the Common Stock as reported by Bloomberg L.P. for the twenty (20) trading days preceding such Repayment Date

In conjunction with the November 17, 2004 funding, FMLY issued in conjunction with these convertible debentures are Class A warrants to purchase 6,666,667 shares of common stock and Class B warrants to purchase 16,666,667 shares of common stock, both with at an exercise price of $15 per share.

OUR BUSINESS

General Business Development

Family Room Entertainment Corporation (the “FMLY”), is a New Mexico corporation originally organized and incorporated in 1969 as Cobb Resources Corporation. We are located in Beverly Hills, California, and are engaged in various aspects of motion picture entertainment, including development, production and production services.

Restructuring Transaction

Prior to February 3, 2000, we were engaged in copper mining and oil and gas exploration and marketable equity securities trading. Effective February 3, 2000, three individuals and certain entities under their control (collectively referred to as the “Investors”) acquired 88% of our common stock through a series of transactions as follows:

The three individuals each acquired 666,666 shares (approximately 7.8% individually and 23.4% in the aggregate of our common stock from our most significant stockholder (the “Stockholder”).

We sold substantially all of our existing assets, including mineral interests, cash, marketable equity securities and other assets, to the Stockholder in exchange for 2,000,000 shares of our common stock (that were placed in treasury) and the Stockholder’s assumption of all of our known and unknown liabilities, fixed and contingent, that had accrued up to February 3, 2000. The aggregate purchase price paid by the Stockholder in connection with this transaction was approximately $338,000. As a result of this transaction, we discontinued all current operations in which the FMLY was engaged.
We enacted a ten for one reverse stock split that was effective for stockholders of record on February 17, 2000.

Asset Purchase

Concurrent with the Restructuring Transaction described above, we acquired interests in certain film projects (the “Asset Purchase”) in exchange for 12,407,000 post-split shares of our common stock. The interests in the film projects acquired during the Asset Purchase were collectively valued at $ 1,912,000 based upon independent appraisal.

Name and Symbol Change

Effective May 22, 2000, COBB Resources Corporation’s name was changed to Family Room Entertainment Corporation, and its corresponding OTC:BB trading symbol “COBB” was changed to “FMLY”.

Family Room Entertainment Business Overview

Family Room Entertainment Corp. (“FMLY”) is engaged in various aspects of the motion picture entertainment industry, including development, production, and production services. FMLY develops, produces and performs production related services for the motion picture entertainment industry mainly through the following three wholly-owned subsidiaries:[Emmett/Furla Films] (1) Emmett/Furla Films Productions Corporation. (“EFFP”), a California Corporation, a motion picture development, production, and production related services entity that primarily develops and provides production related services for high budget motion pictures (in excess of $20,000,000). EFFP’s subsidiary, Good Entertainment Service, Inc., a Delaware Corporation, was originally a production servicing company and produced one motion picture “Good Advice” in the year 2000. Currently Good Entertainment Services, Inc. is the subsidiary that signs with the film and entertainment industry guilds when the contracted resource is a member of such guild; (2) Emmett Furla Films Distribution LLC, (EFFD) is a Delaware Limited Liability Company set up to contract with third parties for the world wide distribution and/or exploitation of FMLY’s wholly owned and or controlled entertainment properties, and (3) EFF Independent, Inc. (“EFFI”) a California Corporation, is setup primarily to develop and provide production related services for low budget motion picture (less than $20,000,000).

FMLY, through EFFI and EFFP, contact the owners of the original materials (such as screenplays and books) with the intent of acquiring or licensing rights in and to those properties. In turn, EFFI and/or EFFP use those properties to attract creative talent (actors and directors) to the potential motion picture project. If successful, EFFI and EFFP then grants or licenses out those rights to third party financiers of motion pictures, who will then contract with the creative talent EFFI or EFFP has attracted to the property as well as finance, produce and distribute/exploit the motion picture.

Financing FMLY’s Motion Pictures

FMLY’s goal, through EFFI and EFFP, is to facilitate relationships (and as such, provide production related services) between creative talent (including writers, actors and directors) and companies who produce, finance and distribute motion pictures. As mentioned, FMLY acquires or licenses rights to materials upon which it believes motion pictures can be based (screenplays, books, etcetera), referred to within the entertainment industry as the “underlying property.” FMLY may further develop an underlying property by contracting for additional writing services and/or by bringing in new writers to perform “polishes” or “rewrites” on a particular “underlying property.” If FMLY is satisfied with the creative state of the “underlying property,” it will then make offers to directors and/or actors, to perform services in connection with a particular motion picture based on the underlying property. These offers are very often contingent and subject to the satisfaction of certain production elements, such as financier approval of the screenplay and the financier’s selection of a start date for principal photography. If a director or actors accepts one of FMLY’s offers, the director or actors are said to be “attached” to the motion picture project. Armed with the underlying property and the attached creative element(s) (these elements are often called the “package” in Hollywood), FMLY may then approach third party financiers seeking financing as well as distribution for the potential motion picture. Another approach that FMLY may take is to contact financiers first, seeking to produce the film first, and then with a finished (or nearly finished) motion picture product, obtain distribution for the picture.

Distributing FMLY’s Motion Pictures

Currently, FMLY does not directly distribute motion pictures. Instead, when FMLY seeks financing for its motion picture “packages,” the distribution rights are often obtained by the financier as collateral for their investment, in other words, third parties purchase the world-wide exploitation and distribution rights to a motion picture for the cost (or amount) it takes to produce the motion picture.

The Home Marketplace for Motion Picture Product

By in large, FMLY does not distribute its properties to the Home Video, Pay-per-view, Pay Cable of Broadcast and/or Basic Cable markets. With regard to motion picture properties where FMLY has ownership in the picture, FMLY will very often (through EFFD) license out “all rights” to a third party distributor who may distribute to the above markets, or FMLY will hire a third party to represent (i.e. an “agent”) FMLY’s various rights to the above markets on behalf of FMLY and then FMLY would select from and enter in to an agreement with what it perceives to be the best offers presented to it by the agent.

The “home marketplace” for FMLY’s motion picture properties (in examples where FMLY owns or controls a majority of the copyright and/or distribution/exploitation rights) includes: (1) Home Video/DVD, which is the promotion and sale of videocassettes, DVDs and videodiscs to video retailers (including video specialty stores, convenience stores, record stores “on-line” stores (i.e., Amazon.com) and other outlets), which then rent or sell the videocassettes and videodiscs to consumers for private viewing; (2) Pay-per-view television, whereby cable and satellite television subscribers to purchase individual programs on a "per use" basis; (3) Pay Cable, which consists primarily of HBO/Cinemax, Showtime/The Movie Channel, Encore/Starz and a number of regional pay services; (4) Broadcast and Basic Cable Television, whereby viewers receive, without charge, programming broadcast over the air by affiliates of the major networks (ABC, CBS, NBC, and Fox), recently formed networks (UPN and WB Network), independent television stations and cable and satellite networks and stations.

FMLY has a limited number of customers. A percentage breakout of revenue by major customer follows:

	2004	2003
Major customers
NuImage/Millennium Films	76.67%	93.2%
Lions Gate Films	8.04%	0.0%
Regents Films	10.33%	0.0%
Other	4.95%	6.8%
Total Revenue	100%	100%

Technological Developments

Technological developments, including video server and compression technologies which regional telephone companies and others are developing and expanding markets for DVD, could make competing delivery systems economically viable and could significantly impact the home video market but would most likely have minimal effect on FMLY. These developments could favorable affect FMLY’s third party distributors as a result of new distribution channels, which in turn could pass along some of the effect to FMLY, if at all.

Foreign Markets

In general, a very important portion of the financing for “independent” (i.e. not produced by a Major Studio or one of their subsidiaries) motion pictures comes from the “foreign markets” (i.e. those markets outside of the United States and English-speaking Canada). With respect to productions in with FMLY is associated with, the third party financier owns and/or controls these rights and uses them as collateral or purchases them outright in connection with the funding of the pictures FMLY (through its various subsidiaries) develops.

New Technologies

New means of delivery of entertainment products are constantly being developed and offered to the consumer, including the internet and High Definition. The impact of emerging technologies such as direct broadcast satellites and the internet on FMLY’s third party distributors cannot be determined at this time because the technology is still new. In turn how such an impact on third party distributors will be passed on to FMLY also cannot be determined at this time as well. However, in anticipation of changing technologies which may affect production costs to FMLY’s third party financiers of motion picture productions, such as High Definition Video, FMLY will continue to monitor these new possibilities.

Motion Picture Property Acquisition Process

By in large, the acquisition process for FMLY, is the process by which “underlying properties” are acquired or licensed by EFFP or EFFI. In turn, EFFI and/or EFFP uses those properties to attract creative talent (actors and directors) to the potential motion picture project. If successful, EFFI and EFFP then grants or licenses out those rights to third party financiers of motion pictures, who will then contract with the creative talent EFFI or EFFP has attracted to the property as well as finance, produce and distribute/exploit the motion picture.

FMLY Feature Film Production

FMLY’s primary involvement with feature film production is in the area of the development of “underlying properties” (see FMLY Acquisition Process). By in large, FMLY engages third parties to produce, finance and exploit/distribute the motion picture “packages” it, through EFFI and/or EFFP, puts together. In many examples, FMLY will also provide production expertise (i.e. “production services”) to the third party producer and/or financier of the motion picture in question. When FMLY does provide production expertise, FMLY, or its principals, Randall Emmett and George Furla, is often credited as “producers” or executive producers” of the particular film in question. FMLY primarily derives its income from producer fees, consulting and service fees as well as its participation in the profits of the various pictures produced by third parties, who were developed and/or “packaged” by FMLY. Please refer to note 3 of our accompanied financial statements and past filings for a breakout of the revenue by film by service performed.

FMLY's feature film strategy generally is to develop and/or perform production services, and/or produce feature films when the production budgets for the films are expected to be entirely or substantially covered by a third party. In this way, FMLY’s risk is, by in large, only the capital required, if any, to develop and package the motion picture project. The entirety of the production budget, as well as any costs associated with distributing and/or exploiting the motion pictures in question, will be born by a third party or parties who have the resources and expertise to produce and/or distribute motion pictures.

Film Project History

Acquisition of film rights: Speedway Junky, Held for Ranson and After Sex film rights were acquired from 1st Miracle Entertainment Group in settlement of debt. We acquired the films without regard to current distribution agreements because we knew the films’ first cycles were near completion. Accordingly, any obligations to third parties, with the exception of Speedway Junkie, had been satisfied. Speedway Junkie’s distribution agreement was still in effect whereby FMLY subsequently earned approximately $76,000 in royalties. In addition, we only acquired the right to 50% of Speedway’s net revenues.

FMLY negotiated new distribution agreements for Held for Ranson and After Sex with Platinum Disc, a non major distribution company, for home video and DVD distribution in the US and English speaking Canada. These were new agreements and with the first royalties of $8,900 being received April 15, 2005. The documentation to allocate the funds between the movies has not been received yet. It usually takes approximately six months to one year for the distribution, sale of disks and the accounting of such sales to take place. FMLY will receive a 20% royalty of Platinum’s net revenue, if any. FMLY will incur nominal legal and delivery fees.

Second cycle is an industry term which means that the agreements for the first distribution phase have ended and the films are entered into their second distribution phase.

Profit Participation

FMLY’s profit participation in motion picture projects is determined by a calculation that assumes that all “negative costs”(production costs) of the picture (including, but not limited to, costs for development, principal photography and post-production) and “distribution expenses” (including, but not limited to, costs for marketing the film at various international film markets as well as costs associated with the delivery of the film and the physical elements to the various licensees of the film) are recovered by the financier plus interest thereon. After repayment of all negative costs, distribution expenses and interest thereon, the financier/distributor will charge a “distribution fee” (often a percentage of the gross income) for performing any sales or distribution services in connection with the picture. Following the payment of distribution fees and other costs, any amounts payable to creative elements that are contingent compensation (including, but not limited to, deferred compensation and bonuses) are paid to those third parties. Any money remaining is considered net profits from which profit participation is derived.

Royalties

FMLY has received royalties from only four motion picture projects, to date (1) Good Advice; (2); Speedway Junky; (3) After Sex; and (4) Held for Ransom.

FMLY produced “Good Advice” in 2000 and subsequently licensed the US distribution rights to Lions Gate Films for a period of 25 years and the foreign distribution rights to Myriad Pictures in perpetuity. These license agreements included up-front film guarantee compensation totaling $4,500,000. The agreement also called for a $60,000 payment from Lions Gate for video royalties, which was received in 2004. The Myriad Pictures agreement transferred all foreign rights and no additional revenues/participations/royalties will be received from Myriad.

“Speedway Junkie”- On August 16, 2001, FMLY purchased a 50% interest in “Speedway Junky” from Miracle Entertainment. The purchase agreement provided FMLY the right to recover the cost of the purchase plus 50% of the revenues generated by the motion picture. Prior to FMLY’s involvement, Miracle Entertainment had entered into a twenty-five year worldwide distribution agreement with Regent Worldwide. Though the term of this distribution agreement is twenty-five years, the bulk of revenue form a movie usually comes within the first two years. Speedway’s release date was over two years ago and, although FMLY has received approximately $86,000 in royalties from this film, we are not anticipating the receipt material additional royalties.

“After Sex” and “Held for Ransom”: Under an April 29, 2002 loan agreement, FMLY was assigned Miracle Entertainment’s interest in “After Sex” and “Held for Ransom”. At the time of the loan agreement, Miracle Entertainment had a three-year US distribution agreement with Blockbuster Entertainment covering both pictures and a twenty-five year foreign distribution/sales agency agreement with Cutting Edge Entertainment covering both pictures. The Blockbuster Entertainment agreement with has since lapsed (and thus ended the “first cycle” of distribution within the United States). FML recently completed a US distribution agreement covering both films with Platinum Disc for home video/DVD market distribution. FMLY is hopeful that the agreement with Platinum Disc will generate royalty payments within the next 12 months, however no royalties have yet been received.

With respect to all four motion picture properties, FMLY owns a portion of the music publishing, which through the publishing societies like ASCAP and BMI, generate an immaterial amount of royalty income.

FAMILY ROOM ENTERTAINMENT CORPORATION
SUMMARY OF FILM PROJECT HISTORY (1) (4)
Picture			Fees Received
Initial Release Date		Function			Six Months	Nine Months
and Media Type		Performed by FMLY (2)			Ended	Ended
		Type of	Year Ended June 30,		December	March 31,
Film Credit Received	Principal Talent	Production Services	2004	2003	31, 2004	2005
Speedway Junky	Jesse Bradford,	Picture originally produced
	Jordan Brower,	by a third party financier.
September 2001	Jonathan Taylor	FMLY subsequently
	Thomas, Tiffani	acquired 50% ownership
Theatrical	Amber Theisssen,	from the financier and
	Warren G, Daryl	receives royalties if any
Hannah

Randall Emmett &		Production services
George Furla		provided include the
Producers		negotiation of financing
and distribution of the
picture, and consulting
services
			$76,979	$(3)	$(3)	$(3)
Held For Ransom	Dennis Hopper,	Picture originally produced
	Zachery Ty Bryan,	by a third party financier.
August 2000	Kam Heskin,	FMLY subsequently
	Jordan Brower,	acquired 100% ownership
Video/Cable	Randy Spelling,	from said third party.
	Tsianina Joelson,	receives royalties, if any.
& Morgan Fairchild
			(3-A)	(3-A)	(3-A)	6,000
After Sex	Brooke Shields,	Picture originally produced
	Virginia Madsen,	by a third party financier.
August 2000	D.B. Sweeney,	FMLY subsequently
	Dan Cortese,	acquired 100% ownership
Video/Cable	Maria Pitillo, &	from the financier and
	Johnathon Schaech	receives royalties, if any.
			(3-A)	(3-A)	(3-A)	6,000
I'm Over Here Now	Andrew "Dice"	Picture produced
	Clay	by a third party financier.
March 2000		FMLY retains profit
participation, if any.
Pay-per-View/ Video		No profit participation
payments received to date.
			(3)	(3)	(3)	(3)

FAMILY ROOM ENTERTAINMENT CORPORATION
SUMMARY OF FILM PROJECT HISTORY (1) (4)
Picture			Fees Received
Initial Release Date		Function			Six Months	Nine Months
and Media Type		Performed by FMLY (2)			Ended	Ended
		Type of	Year Ended June 30,		December	March 31,
Film Credit Received	Principal Talent	Production Services	2004	2003	31, 2004	2005
Good Advice	Charlie Sheen,	Picture produced by FMLY
	Angie Harmon,	in conjunction with a third
December 2001	Denise Richards,	party. FMLY retains
	Rosanna Arquette,	primary ownership and
Video/Cable	& Jon Lovitz	receives royalties, if any.

Randall Emmett &		Production services
George Furla		provided include the
Producers		negotiation of financing
and distribution of the
picture, and consulting
services during
development, during
principal photography,
and during post
production (to ensure
that the film was
completed on time and
within budget).
			60,000	(3)	(3)	(3)
Ticker	Tom Sizemore,	Produced by a third party
	Steven Seagal,	financier. FMLY provided
December 2001	Jamie Pressly, &	production services and
	Dennis Hopper	financing and received
Video/Cable		a fee and profit
participation, If any. No
profit participation to
received to date
			(3)	(3)	(3)	(3)
The Badge	Billy Bob Thornton,	Produced by a third party
(f/k/a Behind the Sun)	Patricia Arquette,	financier. FMLY provided
	& Seal Ward	production services and
September 2002		received a fee and
profit participation, if any.
Video/Cable		No profit participation
received to date.

Randall Emmett &		Production services
George Furla		provided include the
Executive Producers		negotiation of financing
and distribution of the
picture, and consulting
services during develop-
ment, during principal photo-
graphy, and during post
production (to ensure that,
On behalf of the financier
and distributor, that creative
and financial resources
were fully utilized)
			(3)	(3)	(3)	(3)

FAMILY ROOM ENTERTAINMENT CORPORATION
SUMMARY OF FILM PROJECT HISTORY (1) (4)
Picture			Fees Received
Initial Release Date		Function			Six Months	Nine Months
and Media Type		Performed by FMLY (2)			Ended	Ended
		Type of	Year Ended June 30,		December	March 31,
Film Credit Received	Principal Talent	Production Services	2004	2003	31, 2004	2005
Run for the Money	Christian Slater,	Produced by a third party
	Val Kilmer,	financier. FMLY provided
February 2002	Daryl Hannah,	production services and
	Bokeem Woodbine,	received a fee and
Video/Cable	& Vern Troyer	profit participation, if any.
No profit participation
received to date.

Randall Emmett &		Production services
George Furla		provided include following:
Producers		Negotiated for the acting
services of Val Kilmer,
Christian Slater and Daryl
Hannah; negotiated for the
financing and distribution
of the film and provided
consulting services during
development, during
principal photography,
and during post production
(to ensure that, on
behalf of the financier
and distributor, that creative
and financial resources
were fully utilized)
			(3)	(3)	(3)	(3)
Half Past Dead	Steven Seagal,	Produced by a third party
	Morris Chestnut,	financier. FMLY provided
November 2002	& Ja Rule	production services and
received a fee and profit
Theatrical		participation, if any. No profit
participation received to date.

Randall Emmett &		Production services prov-
George Furla		ided included negotiating
Executive Producers		for the services of Steven
Segal for the picture
			(3)	(3)	(3)	(3)
Narc	Ray Liotta,	Produced by a third party
	Jason Patric,	financier. FMLY provided
December 2002	& Busta Rhymes	production services and
financing and received
Theatrical		a fee and profit participation,
if any. No profit participation
received to date.

Randall Emmett &		Production services
George Furla		provided include consulting
Executive Producers		on the financing of the
of the picture.
			(3)	(3)	(3)	(3)

FAMILY ROOM ENTERTAINMENT CORPORATION
SUMMARY OF FILM PROJECT HISTORY (1) (4)
Picture			Fees Received
Initial Release Date		Function			Six Months	Nine Months
and Media Type		Performed by FMLY (2)			Ended	Ended
		Type of	Year Ended June 30,		December	March 31,
Film Credit Received	Principal Talent	Production Services	2004	2003	31, 2004	2005
The Devil and	Alec Baldwin,	Produced by a third party
Daniel Webster	Anthony Hopkins,	financier. FMLY provided
	& Jennifer Love	production services and
March 2003	Hewitt	received a fee and
profit participation, if any.
Video/Cable		No profit participation
(Foreign Release)		received to date.

			$-	$375,000	$-	$-
All I Want	Elijah Wood,	Produced by a third party
(f/k/a Try Seventeen)	Franka Potente,	financier. FMLY provided
	& Mandy Moore	production services and
September 2003		received a fee and
profit participation, if any.
Video/Cable		No profit participation
received to date.

Randall Emmett &		Production services
George Furla		provided include
Producers		consulting on the financing
of the picture.

			-	-	-	(3)
Out for a Kill	Steven Seagal	Produced by a third party
financier. FMLY provided
August 2003		production services and
received a fee and
Video/Cable		profit participation, if any.
No profit participation
received to date.

Randall Emmett &		Production services
George Furla		provided include
Producers		negotiating for the services
of Steven Segal for the
picture and providing
consulting services during
development, on location
and during principal
photography
(to ensure that the film
was completed on time and
within budget).
			$-	$300,000	$-	$-

FAMILY ROOM ENTERTAINMENT CORPORATION
SUMMARY OF FILM PROJECT HISTORY (1) (4)
Picture			Fees Received
Initial Release Date		Function			Six Months	Nine Months
and Media Type		Performed by FMLY (2)			Ended	Ended
		Type of	Year Ended June 30,		December	March 31,
Film Credit Received	Principal Talent	Production Services	2004	2003	31, 2004	2005
Belly of the Beast	Steven Seagal	Produced by a third party
financier. FMLY provided
December 2003		production services and
received a fee and
Video/Cable		profit participation, if any.
No profit participation
received to date.

Randall Emmett &		Production services
George Furla		provided include
Executive Producers		negotiating for the services
of Steven Segal for the
picture and providing
consulting services during
development, on location
and during principal
photography
(to ensure that the film
was completed on time and
within budget).
			$-	$250,000	$-	$
Blind Horizon	Val Kilmer,	Produced by a third party
	Neve Campbell,	financier. FMLY provided
March 2005	Sam Shepard &	production services and
(Estimated Release)	Faye Dunaway	received a fee and
profit participation, if any.
Video/Cable		No profit participation
received to date.

Randall Emmett &		Production services
George Furla		provided include
Producers		negotiating for the acting
services of Val Kilmer,
negotiating for the financing
and distribution of the
picture and providing
consulting services during
development, during
principal photography and
during post production
(to ensure that, on
behalf of the financier
and distributor, that creative
and financial resources
were fully utilized)
			$-	$-	$-	$-

FAMILY ROOM ENTERTAINMENT CORPORATION
SUMMARY OF FILM PROJECT HISTORY (1) (4)
Picture			Fees Received
Initial Release Date		Function			Six Months	Nine Months
and Media Type		Performed by FMLY (2)			Ended	Ended
		Type of	Year Ended June 30,		December	March 31,
Film Credit Received	Principal Talent	Production Services	2004	2003	31, 2004	2005
Control	Ray Liotta, &	Produced by a third party
	William Dafoe	financier. FMLY provided
March 2005		production services and
(Estimated Release)		received a fee and
profit participation, if any.
Video/Cable		No profit participation
received to date.

Randall Emmett &		Production services
George Furla		provided include negotiating
Producers		for the acquisition of the
rights in and to the screen-
play upon which the picture
was based and negotiating
the acting services
agreement with Ray Liotta.
Also performed consulting
services during principal
photography and through-
out the post production
process to assist in getting
the picture completed on
time and within budget.
			$117,500	$-	$-	$-
Love Song for Bobby	John Travolta &	Produced by a third party
Long	Scarlett Johansson	financier. FMLY provided
production services and
December 2004		received a fee and
profit participation, if any.
Theatrical		No profit participation
received to date.

Randall Emmett &		Production services
George Furla		provided include consulting
Executive Producers		in the negotiations for the
acting services of John
Travolta for the picture.
			$25,000	$-	$-	$-

FAMILY ROOM ENTERTAINMENT CORPORATION
SUMMARY OF FILM PROJECT HISTORY (1) (4)
Picture			Fees Received
Initial Release Date		Function			Six Months	Nine Months
and Media Type		Performed by FMLY (2)			Ended	Ended
		Type of	Year Ended June 30,		December	March 31,
Film Credit Received	Principal Talent	Production Services	2004	2003	31, 2004	2005
The Amityville Horror	Ryan Reynolds, &	Produced by a third party
	Melissa George	financier. FMLY provided
April 2005		development services and
(Scheduled Release)		received a fee.

Theatrical

Randall Emmett &		Production services
George Furla		provided include negotiating
Co- Executive Producers		for the acquisition of the
rights in and to the picture
and subsequently
negotiated for their sale
to NuImage.
			$110,516	$-	$500,000	$500,000
Edison	Morgan Freeman,	Produced by a third party
	Justin Timberlake,	financier. FMLY provided
December 2005	LL Cool J, &	production services and
(Estimated Release)	Kevin Spacey	received a fee and
profit participation, if any,
in the film.
Theatrical

Randall Emmett &		Production services
George Furla		provided include negotiating
Producers		for the acquisition of the
rights in and to the screen-
play upon which the picture
was based as well as
the acting services
agreements of Morgan
Freeman, Justin Timberlake,
LL Cool J and Kevin
Spacey. Also provided
consulting services
during principal
photography and the post
production process.
(to ensure that, on
behalf of the financier
and distributor, that creative
and financial resources
were fully utilized)
			$250,000	$-	$-	$-

FAMILY ROOM ENTERTAINMENT CORPORATION
SUMMARY OF FILM PROJECT HISTORY (1) (4)
Picture			Fees Received
Initial Release Date		Function			Six Months	Nine Months
and Media Type		Performed by FMLY (2)			Ended	Ended
		Type of	Year Ended June 30,		December	March 31,
Film Credit Received	Principal Talent	Production Services	2004	2003	31, 2004	2005
Submerged	Steven Seagal	Produced by a third party
financier. FMLY provided
August 2005		development services and
(Estimated Release)		received a fee.

Video/Cable

Randall Emmett &		Production services
George Furla		provided include
Producers		negotiating an acting
services agreement with
Steven Segal for the
picture and providing
consulting services during
development, and on
location during principal
photography.
			$-	$-	$300,000	$300,000
The Tenants	Dylan McDermott,	Produced by a third party
	Snoop Doggy Dogg,	financier. FMLY provided
December 2005	& Peter Falk	production services and
(Estimated Release)		financing and received
a fee and profit
Theatrical		participation, if any, in
the film.

Randall Emmett &		Production services
George Furla		provided include
Producers		negotiating the financing
of the picture and its
distribution by NuImage.
			$-	$-	$12,000	$12,000

FAMILY ROOM ENTERTAINMENT CORPORATION
SUMMARY OF FILM PROJECT HISTORY (1) (4)
Picture			Fees Received
Initial Release Date		Function			Six Months	Nine Months
and Media Type		Performed by FMLY (2)			Ended	Ended
		Type of	Year Ended June 30,		December	March 31,
Film Credit Received	Principal Talent	Production Services	2004	2003	31, 2004	2005
Today You Die	Steven Seagal	Produced by a third party
financier. FMLY provided
December 2005		production services and
(Estimated Release)		received a fee and profit
participation, if any, in
Video/Cable		the film

Randall Emmett &		Production services
George Furla		provided include
Producers		negotiating an acting
services agreement with
Steven Segal for the
picture and providing
consulting services during
development, and on
location during principal
photography.
			$-	$-	$200,000	$200,000
Wonderland	Val Kilmer,	Produced by a third party
	Kate Bosworth,	financier. FMLY provided
October 2003	Lisa Kudrow,	development services and
	Josh Lucas &	received a fee.
Theatrical	Dylan Mcdermott

Randall Emmett &		Production services
George Furla		provided include
Executive Producers		obtaining financing
and negotiating for the
distribution of the picture.
			$-	$12,000	$-	$-

FAMILY ROOM ENTERTAINMENT CORPORATION
SUMMARY OF FILM PROJECT HISTORY (1) (4)
Picture			Fees Received
Initial Release Date		Function			Six Months	Nine Months
and Media Type		Performed by FMLY (2)			Ended	Ended
		Type of	Year Ended June 30,		December	March 31,
Film Credit Received	Principal Talent	Production Services	2004	2003	31, 2004	2005
Loverboy	Kyra Sdgwick,	Produced by a third party
	Kevin Bacon,	financier. FMLY provided
May 2005	Sandra Bullock,	development services and
	Matt Dillon,	received a fee.
Theatrical	Oliver Platt &
Marissa Tomei

Randall Emmett &		Production services
George Furla		provided include
Co- Executive Producers		consulting on the financing
and distribution of the
picture.
			$-	$-	$-	$-
Shottas	Ky-Mani Marley,	Produced by a third party
	Spragga Benz,	financier. FMLY provided
December 2005	Wyclef Jean,	post-production services
(Estimated Release)	& Louie Rankin	and financing and will
receive a fee and profit
Video/Cable		participation, if any, in
the film.

Randall Emmett &		Production services
George Furla		provided include
Co- Executive Producers		consulting on the financing
and distribution of the
picture.
			$-	$-	$-	$-
Black Widow	William Dafoe	Produced by a third party
aka The Widows		financier. FMLY provided
Lover		development services
and received a fee.
March 2006
(Estimated Release)

Theatrical

Randall Emmett &		Production services
George Furla		provided include obtaining
Executive Producers		financing, negotiating for
distribution of the picture,
and providing consulting
services during
development, and on
location during principal
photography.
			$-	$-	$-	$-

FAMILY ROOM ENTERTAINMENT CORPORATION
SUMMARY OF FILM PROJECT HISTORY (1) (4)
Picture			Fees Received
Initial Release Date		Function			Six Months	Nine Months
and Media Type		Performed by FMLY (2)			Ended	Ended
		Type of	Year Ended June 30,		December	March 31,
Film Credit Received	Principal Talent	Production Services	2004	2003	31, 2004	2005
Lonely Hearts	John Travolta,	Produced by a third party
	James Gandofini,	financier. FMLY provided
March 2006	& Salma Hayek	development services
(Estimated Release)		and received a fee.

Theatrical

Randall Emmett &		Production services
George Furla		provided include
Co-Executive Producers		negotiating an acting
services agreement for this
picture with John Travolta
and providing consulting
services during
development, and on
location during principal
photography.
			$-	$-	$-	$100,000
Mercenary	Steven Seagal	Produced by a third party
financier. FMLY provided
April 2006		production services and
(Estimated Release)		will receive a producers
fee in the fourth quarter of
Video/Cable		2005. ( This project is in
production with principal
photography having started
on April 11, 2005)

Randall Emmett &		Production services
George Furla		provided include
Producers		negotiating an acting
services agreement with
Steven Segal for the
picture and providing
consulting services during
development, and on
location during principal
photography.
Note: We do not have a
contract on this project;
and are uncertain about
profit participation.
			$-	$-	$-	$-

FAMILY ROOM ENTERTAINMENT CORPORATION
SUMMARY OF FILM PROJECT HISTORY (1) (4)
Picture			Fees Received
Initial Release Date		Function			Six Months	Nine Months
and Media Type		Performed by FMLY (2)			Ended	Ended
		Type of	Year Ended June 30,		December	March 31,
Film Credit Received	Principal Talent	Production Services	2004	2003	31, 2004	2005
16 Blocks	Bruce Willis	Produced by a third party
	Mos Def	financier. FMLY provided
May 2006		production services and
(Estimated Release)		will receive a producers
		fee in the fourth quarter of
Theatrical		2005. Additionally, we
		will receive a profit
		participation, if any, in the
		film. (This project is in
		production with principal
		photography having started
		on April 21, 2005)

Randall Emmett &		Production services
George Furla		provided include negotiating
Producers		for the acquisition of the
		rights in and to the screen-
		play upon which the picture
		was based as well as
		the acting services
		agreements of Bruce
		Willis and the directing
		services of Richard
		Donner. Also provided
		consulting services
		during principal
		photography and the post
		production process.
			$-	$-	$-	$-

Royalties and other revenue			105,440	68,441	258,557	258,522

Total			$745,435	$1,005,441	$1,270,557	$1,382,522

Revenue by Customer (5)
Nuimage/Millenium			$571,511	$937,000	$1,265,000	$1,365,000
Lions Gate Films			60,000	-	-	-
Regent Films			76,979	-	-	-
Other			36,945	68,441	5,557	17,522

			$745,435	$1,005,441	$1,270,557	$1,382,522

(1) The following is a chronological history of film projects that were developed, packaged and/or produced by
FMLY for third party financiers (unless otherwise noted) and for third party distributors and have been either produced, released or waiting to be released by third parties in fiscal years 2000 through 2004, and/or are scheduled for release in fiscal 2005

(2) Substantially all production, financing, and motion picture related services provided by FMLY are performed by Randall Emmett and George Furla, officers and significant stockholders of the Company. The primary functions/services performed by Messrs. Emmett and Furla are as follows:
a) Seek creative material, acquire rights and arrange for writing the screenplay
b) Negotiate talent for the project (I.e. development, actors, directors and writers) and assist with pre-production, post-production and packaging.
c) Negotiate distribution agreements, both domestic and foreign.
d) Arrange for the sale of film rights.

(3) This motion picture has been in release for greater than two years and FMLY does not expect it to yield significant additional revenue.

(3-A) This motion picture has been in release for greater than two years and is in its second cycle of distribution. FMLY anticipates that additional revenues from new distribution agreements.

(4) There is no assurance that any motion picture that has not yet been released, will be released, that a change in the scheduled release dates of any such films will not occur, or that if such motion picture is released, that it will be successful. FMLY has various additional feature films under development and there can be no assurance that any project under development will be produced, or that if produced, that it will be released or successful.

(5) FMLY conducts business with a limited number of customers and loss of any one of those customers could have a negative impact on its results of operations.

•
On May 27, 2005 FMLY announced with a third party financier/distributor that they would remake of the 1985 George Romero classic zombie picture, “DAY OF THE DEAD.” The original picture, which was written and directed by George A. Romero, follows a group of scientists and military personnel living in an underground bunker while the world above them is over-run with zombies. Unfortunately for the scientists who have been doing gruesome experiments on the un-dead as well as the military personnel who have been falling victim to their “experiments,” the zombies have made their way into their protective bunker.

•	On May 13, 2005 FMLY announced that the Steven Seagal star-er “MERCENARY” had completed principal photography in Capetown South Africa.

•
On May 9, 2005 FMLY announced the status of several projects in development and/or slated for production in the near future. The following projects were stated to have scheduled start dates: (1) “LONELY HEARTS,” starring John Travolta, James Gandofini and Salma Hayek, began principal photography in Florida on March 24, 2005; (2) “MERCENARY,” starring Steven Seagal, began principal photography on April 11, 2005 in Capetown, South Africa; (3) ”16 BLOCKS,” starring Bruce Willis for director Richard Donner had begun principal photography; (4) “THE CONTRACT,” starring John Cusack and Academy Award winner Morgan Freeman with Academy Award Nominee Bruce Beresford directing, is set to begin principal photography on July 3, 2005; (5) “SATURDAY NIGHT SPECIAL” starring DMX was set to begin principal photography on July 5, 2005; and (6) “THE WICKER MAN” starring Nicolas Cage for director Neil LaBute is set to begin principal photography on July 15, 2005.

•
On May 6, 2005 FMLY announced that principal photography had commenced on the Richard Donner directed “16 BLOCKS” which stars Bruce Willis and Mos Def. Based on a screenplay written by Richard Wenk, 16 BLOCKS follows Jack Mosley (BRUCE WILLIS) an aging cop assigned the mundane task of escorting a fast talking, wise-cracking young witness (MOS DEF) to the courthouse - sixteen city blocks away and the action-packed thrill-ride that takes place in those “sixteen blocks.”

•
On May 5, 2005 FMLY announced that it had reached an agreement in principal with Darryl J. Quarles to write two screenplays on a speculative basis. The pictures would be produced by FMLY’ Randall Emmett and George Furla in association with Quarles. Subject to cast, the pictures are slated for production in early 2006. Emmett and Furla are currently Executive Producing “LONELY HEARTS” starring John Travolta, James Gandolfini and Salma Hayek. Later this month, Emmett/Furla will commence principal photography on the Bruce Willis action-er, “16 BLOCKS” with Richard Donner (“LEATHAL WEAPON”&“MAVERICK”) directing. Quarles recently wrote “THE LOVE GOD” for Imagine Entertainment. Mary L. Aloe and Jeff Rice brought Quarles’ two pictures to Emmett/Furla Films. Aloe and Rice will also serve as Executive producers on the two pictures.

•
On April 14, 2005 FMLY announced the status of several projects in development and/or slated for production in the near future. The following projects were stated to have scheduled start dates: (1) “LONELY HEARTS,” starring John Travolta, James Gandofini and Salma Hayek, began principal photography in Florida on March 24, 2005; (2) “MERCENARY,” starring Steven Seagal, began principal photography on April 11, 2005 in Capetown, South Africa; (3) ”16 BLOCKS,” starring Bruce Willis for director Richard Donner was scheduled to begin principal photography on April 22, 2005; (4) “THE CONTRACT,” starring John Cusack and Academy Award winner Morgan Freeman with Academy Award Nominee Bruce Beresford directing, is set to begin principal photography on July 3, 2005; (5) “SATURDAY NIGHT SPECIAL” starring DMX is set to begin principal photography on July 5, 2005; and (6) “THE WICKER MAN” starring Nicolas Cage for director Neil LaBute is set to begin principal photography on July 15, 2005. The following projects have completed principal photography and are currently in post-production: (1) “THE TENANTS,” starring Dylan McDermott and Snoop Doggy Dogg; (2) “TODAY YOU DIE” starring Steven Seagal; (3) “SUBMERGED,” starring Steven Seagal; and (4) “THE WIDOW’S LOVER,” starring Willem Dafoe. Due to then currently marketplace lack of interest in the project “RIN TIN TIN”, FMLY elected not to further pursue third party financing and distribution for the project.

•
On March 25, 2005 FMLY announced that they had acquired the rights to remake the 1980 horror classic, TERROR TRAIN and had signed Ryan Elsinger to write the screenplay. Emmett/Furla Films was also in negotiations with a third party financier to fund the production of the picture. The picture was slated to begin pre-production in late summer. The original picture, which was directed by Roger Spottiswoode and starred Jamie Lee Curtis, follows a group of college coeds being terrorized by a masked killer during a New Year's Masquerade on a chartered train.

•
On March 15, 2005 FMLY announced in conjunction with third party financiers that Bruce Willis had signed on to star in “16 BLOCKS” for director Richard Donner. The picture is scheduled to begin filming in Toronto and New York in late summer. Based on a screenplay written by Richard Wenk, 16 BLOCKS follows Jack Mosley (BRUCE WILLIS) an aging cop assigned the mundane task of escorting a fast talking, wise-cracking young witness to the courthouse - sixteen city blocks away and the action-packed thrill-ride that takes place in those “sixteen blocks.” FMLY also announced that the project “88 MINUTES” had been delayed pending a new start date.

•
On March 14, 2005 FMLY announced that it has executed an agreement with Platinum Disc Corporation to distribute the wholly owned motion picture titles “AFTER SEX” and “HELD FOR RANSOM” on Video and DVD within the United States. The announcement was a follow-up to the November 23, 2004 announcement from Emmett/Furla Films, a wholly owned subsidiary of Family Room Entertainment Corporation, whereby it was stated that its wholly owned titles “AFTER SEX” and “HELD FOR RANSOM” had completed their first cycle of distribution within the United States and all rights (including the television and the home video/DVD rights) had become available for re-licensing. A third-party, Lantern Lane Entertainment represented the two titles on behalf of FMLY.

•
On March 4, 2005 FMLY announced in conjunction with third party financiers that Nicolas Cage has signed to star in “THE WICKER MAN” for writer/director Neil LaBute. The picture was scheduled to begin filming in Vancouver in mid-July. The suspense thriller by Neil LaBute is a remake of the 1973 UK cult classic. THE WICKER MAN follows the story of Sheriff Edward Malus (NICOLAS CAGE) as he investigates the disappearance of a young girl on a remote island off the coast of Maine. Things and people are not as they seem on the island and when Sheriff Malus discovers evidence of pagan rituals his hope of unraveling the girl’s disappearance become increasingly uncertain. FMLY also announced that the project “RIN TIN TIN” has been abandoned project due to lack of marketplace response.

•
On February 25, 2005, FMLY announced the status of several projects in development and/or slated for production in the near future. The following projects were announced to have scheduled start dates: (1) “LONELY HEARTS,” starring John Travolta and James Gandofini, which was set to begin principal photography on March 24, 2005; (2) “MERCENARY,” starring Steven Seagal, was set to begin filming on April 4, 2005; and (3) “THE CONTRACT,” starring John Cusack and Morgan Freeman with Academy Award Nominee Bruce Beresford directly, was set to begin principal photography on July 5, 2005. FMLY also announced that the following projects have completed principal photography and are currently in post-production: (1) “THE TENANTS,” starring Dylan McDermott and Snoop Doggy Dogg; (2) “TODAY YOU DIE” starring Steven Seagal; (3) “SUBMERGED,” starring Steven Seagal; and (4) “THE WIDOW’S LOVER,” (which was subsequently renamed “THE BLACK WIDOW”) starring Willem Dafoe. Family Room, through its various subsidiaries, is in active development in conjunction with third parties on the following projects: (1) “MICRONAUTS,” which is based on the 1970s and 80s toy line and featured in almost 200 Marvel Comics issues; (2) “ROOM SERVICE,” based on the novel by Beverly Brandt and starring Jessica Simpson; and (3) “RIN TIN TIN,” based on the true story of the abandoned puppy found a World War I battlefield.

•
On February 10, 2005 FMLY announced that in conjunction with Millennium Films, it has entered final negotiations with Morgan Freeman and John Cusack to star in the Millennium Films production “THE CONTRACT,” to be directed by two-time Academy Award Nominee Bruce Beresford (DRIVING MISS DAISY). The picture will be produced and financed under Emmett/Furla Films multi-picture producing and financing arrangement with Millennium Films, whereby Emmett/Furla Films develop properties and package creative elements in motion pictures to be produced and financed by Millennium Films.

•
On January 31, 2005 FMLY announced in conjunction with Maverick Films and Integrated Films and Management, Emmett/Furla Films, a wholly owned subsidiary of Family Room Entertainment Corporation we are in final negotiations to acquire in the rights to remake the 1980 horror classic, TERROR TRAIN. The original picture, which was directed by Roger Spottiswoode and starred Jamie Lee Curtis, follows a group of college coeds being terrorized by a masked killer during a New Year's Masquerade on a chartered train.

•
On January 12, 2004 FMLY announced in conjunction with Avi Lerner’s Millennium Films, that they have signed John Travolta to star in “LONELY HEARTS” for freshman writer/director Todd Robinson. Holly Weirsma will produce with Randall Emmett and George Furla of Emmett/Furla Films executive producing. Avi Lerner, John Thompson and Boaz Davidson will also executive produce. Millennium Films with finance and serve as the world-wide distributor of the Picture.

•
On December 14, 2004 FMLY announced that two-time Golden Globe Nominee Scarlett Johansson was nominated for her performance in “A LOVE SONG FOR BOBBY LONG.” This marks her third consecutive Golden Globe nomination for “Actress in a Leading Role.” A LOVE SONG FOR BOBBY LONG, which was co-executive produced by Randall Emmett and George Furla stars John Travolta and as well as Johansson. This project, which was filmed on location in New Orleans, was directed by Shaniee Gable and was produced by Bob Yari and Paul Miller. Lions Gate Films will distribute this picture that premieres in Los Angeles and New York on December 29, with a nationwide premier scheduled for January 21, 2005. As FMLY only received from the production of the picture a one-time fee designed to defray its costs associated with the Picture, the film’s success will not have an overall positive impact on FMLY’s bottom line. However, it is the opinion of Management that any recognition, such as the nomination Scarlett received this morning, is an important part of increasing the profile of Family Room Entertainment within Hollywood and the world entertainment communities.”

•
On December 9, 2004 FMLY announced that it had fully repaid its bank line of credit. The credit line had originally stood at $500,000; even so, on June 9, 2004 FMLY announced that it anticipated being pay off its line of credit by December 31, 2004 with a goal of strengthening our balance sheet. FMLY’s Management believes that repayment of its line of credit will have a positive impact in fiscal 2005.

•
On December 2, 2004 FMLY announced the commencement of principal photography on a Steven Seagal action picture, entitled “TODAY YOU DIE.” The Picture will be financed and produced by a third party, who will also handle the distribution of the Picture. FMLY, who provided production related services, will receive a fee for those services as well as a participation in the Net Profits of the Picture.

•
On November 23, 2004 FMLY announced that two of its wholly owned motion picture copyrights, “AFTER SEX” and “HELD FOR RANSOM”, had completed their “first cycle” of distribution within the United States and that all rights (including the television and the home video/DVD rights) are now available to us for re-licensing. Within the entertainment industry, distribution cycles are described (i.e. “first cycle,”“second cycle,” etcetera) in terms of the number of times the actual copyright and the exploitation rights are “cycled” through a particular distribution territory or medium, without regard to how many times the underlying motion picture copyright in question changes hands. With respect to the FMLY titles “After Sex” and “Held for Ransom,” those copyrights were exploited through their “first cycle” of distribution by their previous owner, who had no revenue sharing agreement in place with FMLY. Once the contracts executed by the previous owner had lapsed, FMLY, who had subsequently become the owner of the copyrights in question during the “first cycle,” became free to exploit the “second cycle” of distribution which is currently being negotiated.

•	On November 18, 2004 FMLY announced that principal photography on the motion picture THE TENANTS starring Dylan McDermott and Snoop Dogg had been completed by a third party production entity.

•
On November 17, 2004 FMLY announced that it had received funding from institutional and accredited investors with net proceeds to FMLY of $1,744,290. FMLY will use the proceeds of this financing to fund: (a) public relations and publicity efforts; (b) various motion picture development and production activities, including, but not limited to, the acquisition of and the development of literary properties (screenplays, books and other underlying rights), fund the production of small independent motion picture projects; and (c) working capital to support the Company’s planned growth.

•
On November 17, 2004 FMLY announced that revenues for the first quarter of Fiscal Year 2005, increased by 731% over the same quarter of 2004. Revenues for the first quarter of 2005 totaled $975,557, up from $133,500 for first quarter 2004. Additionally, FMLY’s improved first quarter revenues represent an increase of 1409% over fourth quarter of Fiscal Year 2004, with had revenues of only $69,233. The first quarter of Fiscal 2005 marks the first time in FMLY’s history that it has reported net income. Net income was $44,719 for the first quarter 2005, compared to a Net Loss of ($549,891) for the same period of Fiscal 2004.

•
On November 1, 2004 FMLY announced that it was in final negotiations to acquire rights to the original motion picture screenplay “SATURDAY NIGHT SPECIAL,” as well as contract with creative talent for the Picture. The screenplay being acquired by FMLY’s wholly owned subsidiary, EFF Independent, Inc, (“EFFI”) was written by Corey Azevado. EFFI is also in final negotiations with Martin Weisz, a highly lauded commercial and music video director, who will make feature film bow as director. "SATURDAY NIGHT SPECIAL" is the story of a vigilante who is out to take down a gang of notorious crime bosses and nefarious thugs. The Picture is scheduled to begin filming early next year.

•
On October 19,2004, FMLY announced that it had come to agreement in principal with a third party for said third party to provide equity to fund the production budget of a new motion picture project entitled "THE TENANTS." The picture stars Snoop Doggy Dogg and Dylan McDermott. THE TENANTS screenplay is based on the critically acclaimed novel of the same name by Bernard Malamud. Danny Green, who is directing the picture, and David Diamond wrote the screenplay.

•
On October 15, 2004, FMLY announced that it had brokered an agreement for a third party to finance and produce an additional picture starring Steven Seagal, “Today You Die” (formerly known as "Heraphant,"). The Picture, which is slated to begin production on January 5, 2005, will be produced and financed by a third party entity. FMLY also announced that "Submerged," also starring Steven Seagal, has wrapped production in Eastern Europe, and is now in post-production. "Today You Die" will be produced by Randall Emmett, George Furla, Les Weldon, Danny Lerner and Steven Seagal. The script is based on a story by Danny Lerner. "Today Your Die" is slated to begin filming prior to, the Steven Seagal star-er, "Mercenary," which is slated to begin filming on March 1, 2005 in South Africa.

•
On September 29, 2004, FMLY gave a status report on projects that are in development and/or slated for production in fiscal year 2005. The following projects are in active production or are slated to be in active production for a third party production entity during the calendar year 2004: “SUBMERGED,” starring Steven Seagal; “THE AMITYVILLE HORROR;”“MERCENARY,” also starring Steven Seagal; and “88 MINUTES”. FMLY, through various subsidiaries, was in active development on the following projects: “THE CONTRACT” for two-time Academy Award nominee, Bruce Beresford, to direct; “MICRONAUTS,” based on the 1970s and 80s toy line and in the subject of almost 200 Marvel Comics issues; “ROOM SERVICE,” based on the novel by Beverly Brandt; and “RIN TIN TIN,” based on the true story of the abandoned puppy found a World War I battlefield.

•
On September 22, 2004, FMLY announced that it had negotiated an agreement for a third party financier to hire Barry Schindel (TV’s LAW & ORDER) to perform a re-write of the “88 MINUTES” Screenplay. James Foley (CONFIDENCE) will direct the picture from a screenplay originally written by Gary Scott Thompson (THE FAST AND THE FURIOUS and TV’s LAS VEGAS). 88 MINUTES focuses on a college professor who moonlights as a forensic psychiatrist for the FBI and receives a death threat claiming that he has only has 88 minutes to live. In order to save his own life, he must use all of his skills and training to narrow down the possible suspects, who include a disgruntled student, a jilted former lover, and a serial killer who is already on death row.

•
On September 13, 2004, FMLY announced that it had acquired the rights to the true-life story of “Rin Tin Tin” for development as a feature length motion picture. The original Rin Tin Tin puppy was saved from the remains of a bombed-out kennel during World War I. That little German Shepard puppy grew up to become the star of 22 feature films and has been credited as one of Hollywood’s first true “stars.” The progeny of the original “Rinty,” as he was affectionately called sometimes, went on to star in numerous other movies and television series, making the 80 year span of the Rin Tin Tin name, one of the longest running careers in Hollywood.

•
On August 19, 2004, FMLY announced that Emmett/Furla Films was heating up the indie film market with a current slate of productions budgeted in excess of $25 million and produced as part of their long-standing relationship with Avi Lerner’s Millennium Films as part of their multi-picture arrangement: the first of which is the currently in post-production pic, “EDISON,” which stars Justin Timberlake, Morgan Freeman, LL Cool J, and Kevin Spacey for freshman writer/director David Burke; and “88 MINUTES;”; and, finally, “THE CONTRACT,” which will be directed by Bruce Beresford and is currently out to a short list of A-list stars. Our management also announced that they have acquired three new properties for development as feature films: “LOVE AND HATE” by Roderick Taylor and Bruce Taylor, which had undergone a rewrite by Steven Rowley; “UNDERGROUND” by Stuart Hazeldine; and “ALTITUDE RUSH” by Matt Reilly. LOVE AND HATE is the story a South Florida cop who is haunted by her childhood best friend, who has seemingly come back from the dead to reap her revenge. ALTITUDE RUSH is the story of a band of friends who, in order to thwart a plot to blackmail the President of the United States, must travel from the Empire State Building to the United Nations—and never drop below an altitude of ten feet or they will set off a devastating bomb. UNDERGROUND is the story of a former soldier who, while in London visiting his girlfriend, must save his fellow passengers and keep terrorists from flooding the entire London Underground.

•
On August 10, 2004, FMLY announced that that “LOVE SONG FOR BOBBY LONG” had been accepted to premiere at this years Venice Film Festival. LOVE SONG FOR BOBBY LONG, which was co-executive produced by Emmett/Furla Film’s Randall Emmett and George Furla stars John Travolta and two-time Golden Globe nominee Scarlett Johansson, who won last year at Venice for her performance in “LOST IN TRANSLATION.” LOVE SONG FOR BOBBY LONG, which was filmed on location in New Orleans, was directed by Shaniee Gable and was produced by Bob Yari and Paul Miller. The Picture will be distributed by Screen Gems. As FMLY only received from the production of the picture a one-time fee designed to defray its costs associated with said Picture, the film will not have an overall positive impact on FMLY’s bottom line. However, it is the opinion of Management that any recognition, such as the selection to premiere at such a prestigious festival as the Venice Film Festival, is an important part of increasing the profile of Family Room Entertainment within Hollywood and the world entertainment communities.”

•
On July 27, 2004, FMLY gave a status report on projects that are in development and/or slated for production in calendar year 2004. The following projects are slated for production by a third party production entity in 2004; (1) “SUBMERGED,” starring Steven Seagal, is scheduled to begin filming August 1st; (2) “THE AMITYVILLE HORROR” is scheduled to begin filming on August 2nd; (3) “MERCENARY,” which stars Steven Seagal, was scheduled to begin filming on October 15th; (4) “88 MINUTES” was scheduled to begin filming in January of 2005. Family Room, through its various subsidiaries, is in active development on the following projects: (1) Emmett/Furla Films is in final negotiations with two-time Academy Award nominee, Bruce Beresford, to direct “THE CONTRACT”; (2) “MICRONAUTS,” which is based on the 1970s and 80s toy line and featured as the subject of almost 200 Marvel Comics issues; (3) “ABOMINABLE SNOWMAN;” (4) “ROOM SERVICE,” based on the novel by Beverly Brandt; and (5) “RIN TIN TIN,” based on the true story of the abandoned puppy found a World War I battlefield, is final stages legal clearance. Family Room, through its various subsidiaries, has acquired the following new properties: (1) “Love and Hate” by Roderick Taylor and Bruce Taylor, is the story of an insane woman seeking retribution against her childhood friend; and (2) “Untraceable” by Robert Fyvolent and Mark Brinker, is the story of a FBI agent who must track down a serial killer who is using the internet to trap and kill his victims. The following project was recently completed: (1) “EDISON,” which stars Morgan Freeman, Kevin Spacey, Justin Timberlake and LL Cool J, along with the recent additions of Piper Perabo, Dylan McDermott and Cary Elwes, has completed principal photography and is currently in post-production.

•
On July 21, 2004 FMLY announced that FMLY expected to be profitable for the first quarter of Fiscal 2005. Based on the income to be derived from AMITYVILLE and SUBMERGED, which are both scheduled to begin filming on August 2, 2004, Family Room anticipates being not only cash-flow positive, but to also be able to show a profit on the financial statements for the first quarter of fiscal 2005. AMITYVILLE is scheduled to begin production for MGM and Miramax on August 2, which will trigger the payment due to Family Room. SUBMERGED is slated to begin filming on August 2nd in Sofia, Bulgaria. SUBMERGED will star Steven Seagal.

•
On July 20, 2004 FMLY announced that FMLY anticipated being dept free sooner than projected. FMLY had originally planned to have all corporate debt paid off and removed from the corporate balance sheet by December 31, 2004. However, in light of the income that is projected for the first quarter of Fiscal 2005, Family Room anticipates being able pay off all corporate debt, thereby strengthening the balance sheet considerably. In light of the number of films slated to go into production during fiscal 2005, the management at Family Room feels the elimination of all corporate debt will reduce expenses and allow the company to turn profitable as soon as possible. The announcement is based, in part, on the income from two forthcoming projects AMITYVILLE and SUBMERGED. AMITYVILLE is slated to begin filming on August 2, 2004, which will trigger payment to Emmett/Furla Films (Emmett/Furla Films has already been guaranteed this payment by means of being “pay-or-play”). SUBMERGED is also scheduled to begin principal photography on August 2, 2004 and thus, payment will also begin in connection with this project.

•  On July 12, 2004, FMLY announced that the feature film “EDISON” is in the editing phase of post production. Morgan Freeman, Kevin Spacey, Justin Timberlake and LL Cool J star in the picture. Additional cast members are: Piper Perabo, who will play Timberlake’s love interest, and Dylan McDermott, who will take villainous turn as the corrupt cop “Lazerov,” and Cary Elwes who will play the district attorney in the fictional city of “Edison.” EDISON is the story of an elite unit of cops caught in a maelstrom of corruption by a young journalist [Timberlake] who quickly finds himself in over his head. To find the truth and to save the lives of those around him, he must make an uneasy alliance with a burnt-out reporter [Freeman] and the DA’s ace investigator [Spacey]. David Burke, a prolific writer/producer/director for television, will be making his feature film début. Burke began his career as a writer on Michael Mann’s CRIME STORY for CBS. He received an Emmy and a Golden Globe nomination for his work on CBS’ WISEGUY, for which he was Executive Producer as well as a writer and director. Most recently, Burke executive produced NBC’s LAW & ORDER: SVU.

•  On July 8, 2004, FMLY gave a status report on projects that are in development and/or slated for production with third party entities in 2004. The following projects are slated for production with third party entities in 2004: (1) “SUBMERGED,” starring Steven Seagal, is scheduled to begin filming August 1st (2) “MERCENARY,” which stars Steven Seagal, was scheduled to begin filming on October 15th; and (3) “88 MINUTES,” which was scheduled to begin filming on October 15th. In addition, Emmett/Furla Films has become pay-or-play on “AMITYVILLE,” which means it will be paid no later than October 31st. Family Room, through its various subsidiaries, is in active development on the following projects: (1) “THE CONTRACT,” which Emmett/Furla Films has negotiated on behalf of a third party financier with two-time Academy Award Nominee, Bruce Beresford to direct; (2) “MICRONAUTS,” which is based on the 1970s and 80s toy line and was the subject of almost 200 Marvel Comics issues; and (3) “ABOMINABLE SNOWMAN;” (4) “ROOM SERVICE,” based on the novel by Beverly Brandt; and (5) “RIN TIN TIN,” based on the true story of the abandoned puppy found a World War I battlefield, is final stages legal clearance. The following project recently completed principal photography: (1) “EDISON,” which stars Morgan Freeman, Kevin Spacey, Justin Timberlake and LL Cool J, along with the recent additions of Piper Perabo, Dylan McDermott and Cary Elwes, has completed principal photography and is currently in post-production.

•
On June 25, 2004, FMLY announced that pre-production was scheduled to commence for a third party financier on the motion picture project “SUBMERGED” starring STEVEN SEAGAL on July 1st. Anthony Hickox will direct the Picture.

•
On June 17, 2004, FMLY announced that the following projects had completed principal photography for a third party production entity: (1) “EDISON,” which stars Morgan Freeman, Kevin Spacey, Justin Timberlake and LL Cool J, along with the recent additions of Piper Perabo, Dylan McDermott and Cary Elwes, has completed principal photography and is currently in post-production. (2) “CONTROL,” starring Ray Liotta, Wilem Dafoe and Michelle Rodriguez, is currently in post-production. The following projects were slated for production by a third party production entity in 2004 (1) “SUBMERGED,” starring Steven Seagal, was scheduled to begin filming August 1st; (2) “MERCENARY,” starring Steven Seagal, was scheduled to begin filming on October 15th ; and (3) “88 MINUTES” was scheduled to begin filming in September 15th. In addition, Emmett/Furla Films has become pay-or-play on “AMITYVILLE,” which means it will be paid no later than October 31st. Family Room, through its various subsidiaries, is in active development on the following projects: (1) Emmett/Furla Films, on behalf of a third party financier, was in final negotiations with two-time Academy Award nominee, Bruce Beresford, to direct “THE CONTRACT;” (2) “MICRONAUTS,” which is based on the 1970s and 80s toy line and featured in almost 200 Marvel Comics issues, is in active development; (3) “ABOMINABLE SNOWMAN” is in active development; (4) “ROOM SERVICE,” based on the novel by Beverly Brandt, is in active development; (5) “RIN TIN TIN,” based on the true story of the abandoned puppy found a World War I battlefield, is awaiting legal clearance. Emmett/Furla Films has chosen to abandon the motion picture project entitled “WINNERS.”

•
On June 9, 2004 FMLY announced that FMLY had completed several steps towards reducing all long term debt. At that time, all of Family Room’s promissory notes had been paid in full. Additionally, Family Room has reduced its debt contracted through its line of credit with its banking facility to One Hundred Eighty Thousand Dollars ($180,000) from a high of Five Hundred Thousand Dollars ($500,000). The One Hundred Eighty Thousand Dollars represents the total outstanding debt on Family Room’s balance sheet. Family Room intends to reduce the outstanding balance of its line of credit with the banking facility to zero by the end of this calendar year.

•
On May 26, 2004, FMLY announced that its wholly owned subsidiary, Emmett/Furla Films, was currently in active negotiations with high profile talent to star in the motion picture project "PAST TENSE." The project was slated to begin filming with a third party production entity later this summer. "PAST TENSE" is the story of a young cop specializing in Asian gangs who must aid an older more experienced cop in bringing a Hong Kong gang leader to justice.

•
On May 13, 2004, FMLY, in conjunction with Avi Lerner's Millennium Films, announced that the two companies had teamed up to produce 88 MINUTES with AL PACINO set to star in the Picture. James Foley (CONFIDENCE) will direct the picture from a screenplay by Gary Scott Thompson (THE FAST AND THE FURIOUS and TV's LAS VEGAS). 88 MINUTES focuses on a college professor who moonlights as a forensic psychiatrist for the FBI and receives a death threat claiming that he has only has 88 minutes to live. In order to save his own life, he must use all of his skills and training to narrow down the possible suspects, who include a disgruntled student, a jilted former lover, and a serial killer who is already on death row. Production is scheduled to commence in August in Vancouver with a budget of under $30 million. This marks the second picture announced under production, finance and distribution arrangement recently announced by Millennium and Emmett/Furla Films, whereby Millennium Films provides production funding and resources for motion picture projects developed by FMLY’s various subsidiary companies

•
On April 21, 2004, FMLY announced that FMLY had acquired the rights to the motion picture screenplay "The Contract" written by Stephen Katz (TV's "LA Law") and John Darrouzet. Following quickly on our announcement that Emmett/Furla Films has re-upped its non-exclusive financing and international distribution arrangement with Millennium Films, whereby Millennium Films provides production funding and resources for motion picture projects developed by FMLY’s various subsidiary companies, for an additional ten pictures, "The Contract" marks the first picture in this new slate of pictures. "The Contract" is a high-concept action-thriller that follows a father who tries to redeem himself in the eyes of his son, while trying to bring a world-class assassin to justice. All the while, he must protect his son and evade the assassin's team who are methodically hunting them down in the wilderness.

•
On April 1, 2004, FMLY announced that its wholly owned subsidiary, Emmett/Furla Films has acquired the rights to "Pop Princess," a novel by Rachel Cohn. "Pop Princess" is the story of a fifteen-year-old small-town girl, Wonder Blake, who gets the once-in-a-lifetime chance to pursue the dream of becoming a "pop star." That dream, however, is the dream of her recently deceased sister -- the loss of whom is still felt by her family. As Wonder pursues becoming a pop star and climbs the ladder to success, she finds herself further from her family and further from life as a normal teenager. In the end, Wonder must choose whether it is fame and fortune she wants or friends and family.

•
On March 24, 2004, FMLY announced that its wholly owned subsidiary, Emmett/Furla Films, is currently in active negotiations to acquire the true-life story of "Rin Tin Tin" to produce as a feature length motion picture. The actual Rin Tin Tin, who along with his heirs starred in numerous movies and television series, was actually found and rescued along the German warfront during World War I.

•
On March 23, 2004, FMLY announced that its wholly owned subsidiary, Emmett/Furla Films, had acquired rights to a new screenplay and is in final negotiations to adapt a non-fiction novel for a feature film. The first project acquired was "THE CONTRACT," a screenplay by Stephen Katz & John Darrouzet. "THE CONTRACT" is the story of a father who tries to redeem himself when he and his son try to bring a world-class assassin who has been captured by the U.S. Marshals to justice after the assassin's team kills all of the Marshals escorting him. Emmett/Furla Films is in final negotiations to acquire rights to "THE WAY WE PLAYED THE GAME" by John Armstrong. "THE WAY WE PLAYED THE GAME" is the story of a high school football team in Benton Harbor, Michigan that must learn to overcome tremendous obstacles on its way to the 1903 State Championship.

•
On March 18, 2004, FMLY announced that filming on the feature film "EDISON," based on the screenplay by writer/director David Burke, had commenced on March 13, 2004. Morgan Freeman, Kevin Spacey, Justin Timberlake and LL Cool J star in the picture. Recent additions to the cast are: Piper Perabo, who will play Timberlake's love interest, and Dylan McDermott, who will take a villainous turn as the corrupt cop "Lazerov," and Cary Elwes who will play the district attorney in the fictional city of "Edison." "EDISON" is the story of an elite unit of cops caught in a maelstrom of corruption by a young journalist (Timberlake) who quickly finds himself in over his head. To find the truth and to save the lives of those around him, he must make an uneasy alliance with a burnt-out reporter (Freeman) and the DA's ace investigator (Spacey). David Burke, a prolific writer/producer/director for television, will be making his feature film debut. Burke began his career as a writer on Michael Mann's "CRIME STORY" for CBS. He received an Emmy and a Golden Globe nomination for his work on CBS' "WISEGUY," for which he was Executive Producer as well as a writer and director. Most recently, Burke executive produced NBC's "LAW & ORDER: SVU."

•
On Nov. 3, 2003, FMLY announced that the Miramax Films subsidiary Dimension Films had acquired all rights from Barstu Productions, Integrated Films and Management, Emmett/Furla Films and Distributor Nu Image Films to create, produce and distribute a feature film which will be a modern horror story set in the infamous town of Amityville. In a release from Dimension Films on October 30, 2003, the studio stated: ``Dimension Films, the studio that brought you the 'Scream' & 'Halloween' franchises has acquired the rights to George Lutz's life and events, it was announced today by Dimension Films Co-Chairman Bob Weinstein (sic). Dimension's film will focus on events outside of the scope of the original book and film. Dimension acquired the rights from Nu Image. Avi Lerner, Trevor Short and John Thompson negotiated on behalf of Nu Image. The rights to Lutz's story were assembled by Paul Mason, Steve Whitney, Randall Emmett, George Furla and Dan Farrands who, together with George Lutz, assigned the rights to Nu Image for the development of a motion picture.''

•	On Oct. 28, 2003, FMLY announced that FMLY had completed negotiations with international action star Steven Seagal to top-line an additional picture for them in March of 2004.

•
On August 4, 2003, FMLY announced, in the interest of Regulation D fair disclosure practices, that FMLY had closed a deal with Barstu Productions and Integrated Films and Management to create and produce a feature film which will re-envision one of Hollywood's classic horror films and a current cult favorite, The Amityville Horror. The new project by Emmett/Furla, Barstu and Integrated will be a modern look at the myth of the Amityville Horror as told in the novel by Jay Anson on which the original 1979 movie, released by MGM, was based. When released by MGM in the United States in July of 1979, the original picture went on to a cumulative U.S. box office of over $86,000,000 (IMDB.com), a "blockbuster" by many standards.

•
On July 25, 2003, FMLY announced that it had signed Hollywood artist Crash McCreery to create "The Abominable Snowman." The motion picture "The Abominable Snowman" will be produced Randall Emmett and George Furla with Ilya Salkind ("Superman" I, II and III).

•
On July 16, 2003, FMLY announced that Matt Dillon and Willem Dafoe were set to star in the motion picture "Control." Tim Hunter ("River's Edge") is set to direct the picture. The screenplay for "Control" was written by Todd Slavkin & Darren Swimmer. The picture was intended to be produced under Emmett/Furla Films fifteen-picture production/finance arrangement with Avi Lerner's Millennium Films, whereby Millennium Films provides production funding and resources for motion picture projects developed by FMLY’s various subsidiary companies. "Control" is the story of a sociopathic killer on death row (Dillon) who's given a chance to live if he agrees to take part in a top secret chemical behavioral modification program run by a brilliant doctor, played by Dafoe. As the killer's personality begins to change, both he and the doctor must take drastic measures when the violent past comes back to haunt them both.

•
On March 5, 2003, FMLY announced that its wholly owned subsidiary, Emmett/Furla Films, had had come to an agreement in principal with Nation Lampoon to develop and produce a motion picture tentatively titled "Back to College." "Back to College" is the story of two successful bachelors in their mid to late 20s who decide that in their drive to succeed, there are a few things in life they have missed out on, especially when it comes to their college experiences. In order to fit in and truly enjoy "college life," the two assume secret identities as "Regular Joe College Students," enroll in classes and, armed with the wealth they have accumulated in life, they move back to college. The Picture will be in the vein of "Back to School," which starred Rodney Dangerfield, but with a younger spin. "Back to College" is inspired by the true-life experiences of Randall Emmett and George Furla, who in the fall of 1999 posed as college transfer students at Auburn University.

•
On April 2, 2003,FMLY announced in conjunction with Gale Anne Hurd's Valhalla Motion Picture Group that its wholly owned subsidiary, Emmett/Furla Films, had partnered with Abrams/Gentile Entertainment and Ken Abrams' Character Vision, the Los Angeles-based licensing company, to develop the one time best-selling line of toys and comic books known as "Micronauts" as a feature film. In a joint statement (March 18, 2003), they stated: "The one time best-selling line of toys and comic books known as Micronauts will be developed as a motion picture and/or television series. Gale Anne Hurd of Valhalla Motion Pictures and Randall Emmett & George Furla of Emmett/Furla Films will produce. One of most successful and groundbreaking action figure lines of the last 25 years, The Micronauts -- from fan favorite Mego Toys -- were a series of interchangeable space toys (figures, vehicles, and play sets) originally produced and still sold in Japan by toy maker Takara. In the late 70's and early 80's Mego sold over $300 million dollars of product and was second only to 'Star Wars' merchandise in total sales. The line was so popular that it was interpreted into a long running comic book series published by Marvel Comics and a full merchandising program ensued. To this day Micronauts still inspires fan-produced conventions around the county.

•
On February 27, 2003, FMLY announced that it wholly owned subsidiary, Emmett/Furla Films, Millennium Films had re-up-ed its ten picture non-exclusive financing and international distribution arrangement with Millennium Films, whereby Millennium Films provides production funding and resources for motion picture projects developed by FMLY’s various subsidiary companies, for an additional ten pictures. Most recently Emmett/Furla Films announced their tenth picture in this arrangement, “Belly of the Beast”, starring Steven Seagal. “Belly of the Beast” was scheduled to commence filming in Thailand in March of 2003.

•
On February 20, 2003, FMLY announced that it had had come to an agreement in principal with Diamond Entertainment and Blagman Media International to release a series DVDs and videos through direct response marketing. The first title in the series was scheduled to be a video featuring the comic performances of Red Skelton. The Red Skelton video will feature eight hours of performances. If the first video proves to be successful, Family Room had planned to direct market up to four titles over the following year utilizing the same strategy. Family Room had intended to produce sixty and ninety second direct response commercials, which were intended to be “rolled-out” over the United States beginning in late March utilizing a platform strategy designed to minimize costs.

•
On January 29, 2003, FMLY announced that pre-production had commenced on the second of two pictures being produced through a third party production entity with action-star Steven Seagal, entitled “BELLY OF THE BEAST.”

•
On January 16, 2003, FMLY announced that through its wholly owned subsidiaries, had acquired the exclusive option to acquire all rights to three (3) new high concept action screenplays. Last month, Emmett/Furla Films renewed its option agreement with Kingman Films International for the motion picture screenplay “Gentlemen of the Hunt”. Millennium Films had also green lit, as part of Millennium Pictures ten picture distribution/financing arrangement with Emmett/Furla Films, “Gentlemen of the Hunt” by Andrew Withman based on story by Dennis Lefevre & Ken Young. “Gentlemen of the Hunt” is the story of a young CIA agent who first hunts and then comes to the rescue of his estranged father, who has been framed as an international assassin. Emmett/Furla Films also acquired the action/thriller “Snakeskin” by Paul Sloan. “Snakeskin” is the story of a man who specializes in acquiring rare and unique antiquities for the highest bidder, who now must hunt down a genetically enhanced ex-partner to retrieve a stolen package before the falls in to the wrong hands—and forever changes the balance of good and evil in the world. Early this month, Emmett/Furla Films also acquired the high concept action-err “The Rig” by Dan Hoskins. “The Rig” is the story of a washed-up special ops soldier who is brought back into action when an off-shore oil derrick which serves as a high-tech prison is taken over by its inmates. All three of these screenplays are currently out to actors.

•
On January 16, 2003, FMLY announced that “Narc”, went into wider release over the weekend, landing in 816 theaters. In its first weekend in wide release, Daily Variety (January 14, 2003) reported “Narc” earned $2,825,807 at the box-office for a per-screen-average of $3,438. “Narc’s” box-office total, following its limited release on December 20, 2002 is $3,175,704 (Daily Variety, January 14, 2003). “NARC” was recently nominated for three IFP Independent Spirit Awards: Joe Carnahan for “Best Director,” Ray Liotta for “Best Supporting Male” and Alex Nepomniaschy “Best Cinematography.”“NARC” starred Ray Liotta and Jason Patric as well as Busta Rhymes. The police thriller was written and directed by Joe Carnahan (“Blood, Guts, Bullets and Octane”). Tom Cruise (star of Steven Spielberg’s “Minority Report”) and Paula Wagner (producer of the “Mission Impossible” films), under their Cruise/Wagner banner, serve as Executive Producers on the Picture. Emmett/Furla Films Productions Corporation provided financing services on the Picture. Splendid Pictures served as the financier and international distributor on the Picture.

•
On December 13, 2002, FMLY announced that “Narc”, which would make its premiere in theaters for Paramount Pictures on December 20th, received three nominations for the 2003 IFP Independent Spirit Awards. “NARC” garnered the following nominations: Joe Carnahan was nominated for “Best Director,” Ray Liotta was nominated for “Best Supporting Male” and Alex Nepomniaschy was nominated for “Best Cinematography.” Selected from more than 190 submissions, the winners will be unveiled at the IFP Independent Spirit Awards ceremony on Saturday, March 22, 2003. “NARC” stars Ray Liotta and Jason Patric as well as Busta Rhymes. The police thriller was written and directed by Joe Carnahan (“Blood, Guts, Bullets and Octane”) and produced by Diane Nabitoff (producer of “Very Bad Things” and “Operation Dumbo Drop”), Ray Liotta, Michelle Grace and Jules Nasso. Tom Cruise (star of Steve Steven Spielberg’s “Minority Report”) and Paula Wagner (producer of the “Mission Impossible” films), under their Cruise/Wagner banner, serve as Executive Producers on the Picture. In a release from Paramount Pictures yesterday, Paul Paula Wagner stated in a release from Paramount Pictures (April 23, 2002), “Tom and I are proud to be associated with a film of this caliber and look forward to supporting and helping “NARC” receive the attention and recognition it deserves.” In addition to Cruise and Wagner, Emmett/Furla Films’ Randall Emmett and George Furla as well as David Glasser of Splendid Picture’s and Adam Stone executive produced the Picture. Emmett/Furla Films Productions Corporation provided financing services on the Picture. Splendid Pictures served as the financier and international distributor on the Picture.

•
On December 10, 2002 FMLY announced that “HALF PAST DEAD”, which premiered on November 15, 2002 had officially generated almost $15 million at the box office. ”HALF PAST DEAD” is set in the most notorious prison in history -- Alcatraz. Disgruntled Prison Bureaucrat-turned-criminal mastermind Donny (Morris Chestnut) has assembled a commando team to infiltrate the newly refurbished, high tech fortress in order to force a death row inmate to reveal the whereabouts of $200 million worth of gold. Inmate Nick Frazier (Ja Rule) must help Undercover FBI agent Sascha Petrosevitch (Steven Seagal) rally the other inmates to stop the invaders -- before they murder the Supreme Court Justice who is present for the impending execution. “HALF PAST DEAD” was released by Screen Gems on more than 2,100 screens. The picture stars Steven Seagal, Morris Chestnut and Ja Rule as well as Nia Peeples and Kurupt. Don Michael Paul served as the writer/director on the picture. The picture was produced by Andrew Stevens, Elie Samaha and Steven Seagal. The executive producers on the picture are Christopher Eberts and Uwe Schoot as well as Emmett/Furla Films’ Randall Emmett and George Furla. Phil Goldfine and James Holt served as co-producers on the picture. For the week ending December 1st, Daily Variety (December 3, 2002) reported that ‘HALF PAST DEAD” had officially generated $14,732,332 at the box office. After an estimated opening weekend of $8,200,000, Daily Variety (November 18, 2002) reported: “The opening for “HALF PAST DEAD” fully met expectations, Sony spokesman Steve Elzer said.”

Description of Property

FMLY leases approximately 2,602 square feet at 8530 Wilshire Blvd Suite 420 Beverly Hills, California. The lease is a two year lease with a one year extension with monthly payments of $6,500.

Employees

As of March 31, 2005, FMLY had 6 full-time employees, of whom 4 were engaged in development, production and distribution of theatrical based motion pictures. None of FMLY's employees are covered by a collective bargaining agreement, although some of FMLY's subsidiaries are subject to guild agreements. Management believes that its employee relations are good.

MANAGEMENT

The following table sets forth the names, ages and all positions with FMLY currently held by each person who may be deemed an executive officer of FMLY. Executive officers serve at the discretion of the Board of directors. Unless otherwise noted, all references to FMLY include Family Room Entertainment Corporation and all its wholly owned subsidiaries:

The following table sets forth the directors and executive officers of FMLY

Name	Age	Executive Position Held

George Furla	44	Co-Chairman, Chief Executive
		Officer and President

Randall Emmett	33	Co-Chairman, Chief Operating
		Officer and Assistant Secretary

Stanley Tepper	60	Executive Finance as Acting Chief Financial Officer

Randall Emmett - Co-Chairman Mr. Emmett has extensive experience in the entertainment and film industry. He began his career with Simpson/Bruckheimer Films as an Assistant to the Producer after graduating from the New York School of Visual Arts in 1994. While at Simpson/Bruckheimer, Randall worked on film projects such as “Bad Boys” and “Crimson Tide”. Randall later worked for International Creative Management (“ICM”) as an Assistant within the Motion Picture Talent Division. Mr. Emmett jointly formed the current production company in 1998 and is principally responsible for talent, agency relationships and has joint responsibility for concept development.

George Furla - Co-Chairman Mr. Furla has over 18 years of business experience in entertainment and financial services. He began his business career with Cantor Fitzgerald where he was a trader in the equity securities area. After spending several years with Cantor Fitzgerald, George then worked for Jones and Associates for 3 years in a similar capacity. In 1988, Mr. Furla left Jones and Associates to run a hedge fund, which he established. Mr. Furla entered the film business in 1995, financing several productions. George jointly formed the current production company in 1998 and is principally responsible for financing arrangements, distribution and has joint responsibility for concept development. Mr. Furla is a 1982 graduate of the University of Southern California with a degree in business administration.

Stanley Tepper - Executive Finance as Acting Chief Financial Officer: Mr. Tepper has held senior management positions with various entities. During the period from February 1998 through March 2000 Mr. Tepper was Controller of Operations for Time/Warner/Village Road show Pictures joint venture. Prior to that Mr. Tepper has over 30 years of experience as senior management in accounting and finance, principally in the entertainment industry such entities as the Time/Warner/Orion Pictures joint venture, Satori Film, ALMI Distribution/RKO Warner Theaters, and the Cannon Group, Inc. Mr. Tepper began his career with Price Waterhouse, New York. He earned a BS degree from Southeastern University of Washington, DC with a major in accounting and minor in computer methodology.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the FMLY’s equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of FMLY. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish FMLY with copies of all Section 16(a) forms they file.

To the best of FMLY’s knowledge, based solely on its review of the copies of such reports furnished to the company and written representations that no other reports were required during the fiscal year ended June 30, 2004, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

EXECUTIVE COMPENSATION

The following table sets forth certain summary information regarding compensation paid for services rendered during the fiscal years ended June 30, 2004, 2003 and 2002, respectively, to FMLY’s Chief Executive Officer, President and Chief Financial Officer during such period.

	Annual Compensation [Missing Graphic Reference]				Long Term Compensation Awards [Missing Graphic Reference]
Name and Principal Position [Missing Graphic Reference]	Year [Missing Graphic Reference]	Salary(1) [Missing Graphic Reference]	Bonus [Missing Graphic Reference]	Other Annual Compensation(2) [Missing Graphic Reference]	Restricted Stock Awards [Missing Graphic Reference]	Securities Underlying Options [Missing Graphic Reference]	All Other Compensation(3) [Missing Graphic Reference]
George Furla Co-Chairman, Chief Executive Officer, President, and Principal Accounting Officer	2004 2003 2002	0 0 0	0 0 0	$141,746 $100,000 $15,500	0 0 0	0 0 0	$354,166 0 0
Randall Emmett Co-Chairman Chief Operating Officer and Assistant Secretary	2004 2003 2002	0 0 0	0 0 0	$180,404 $136,000 $17,250	0 0 0	0 0 0	$354,166 0 0
Stanley Tepper Executive Finance as Acting Chief Financial Officer	2004 2003 2002	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	$12,500 (4) 0 0

(1) The principal officers do not take a salary.
(2)  Represents value of unrestricted shares received
(3) Represents share of producer fees.
(4) Consulting fees

Option Grants in Last Fiscal Year

	Individual Grants [Missing Graphic Reference]
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term [Missing Graphic Reference]
	Number of Securities Underlying Options Granted [Missing Graphic Reference]
		% of Total Options Granted to Employees in 2004 [Missing Graphic Reference]
			Exercise or Base Price ($/Sh) [Missing Graphic Reference]	Expiration Date [Missing Graphic Reference]
					5% [Missing Graphic Reference]	10% [Missing Graphic Reference]
George Furla	0	0
Randall Emmett	0	0
Stanley Tepper	0	0

2004 Option Exercises and Year-End Option Holdings

The following table sets forth, with respect to the Named Executive Officers, information concerning the exercise of stock options during the year ended June 30, 2004, and the year-end value of unexercised options:

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Unexercised Options Held at June 30, 2004 [Missing Graphic Reference]		Value of Unexercised In-the-Money Options at June 30, 2004 [Missing Graphic Reference]
Name [Missing Graphic Reference]	Shares Acquired on Exercise [Missing Graphic Reference]	Value Realized [Missing Graphic Reference]
			Exercisable [Missing Graphic Reference]	Unexercisable [Missing Graphic Reference]	Exercisable [Missing Graphic Reference]	Unexercisable [Missing Graphic Reference]
George Furla
Randall Emmett
Stanley Tepper

N/A

COMPENSATION OF DIRECTORS

None.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, AND CHANGE-IN-CONTROL ARRANGEMENTS

None

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of FMLY's Common Stock as of based on information available to FMLY by (I) each person who is known by FMLY to own more than 5% of the outstanding Common Stock based upon reports filed by such persons within the Securities and Exchange Commission; (ii) each of FMLY's directors; (iii) each of the Named Executive Officers; and (iv) all officers and directors of FMLY as a group.

Name and Address of Beneficial Owner	Number of Shares	(1) Percentage
	Beneficially Owned
---------------------------	------------------------	------------------
George Furla
8530 Wilshire Blvd #420
Beverly Hills, CA 90211
	8,066,867	9.0%
Randall Emmett
8530 Wilshire Blvd #420
Beverly Hills, CA 90211
	7,197,528	8.0%
All current directors and
executive officers	15,264,395	17.0%

(1)  Percentage of ownership is based on 89,537,254 shares of Common Stock outstanding on May 31, 2005. Shares of Common Stock subject to stock options, warrants and convertible securities that are currently exercisable or convertible or will become exercisable or convertible within 60 days after May 31, 2005 are deemed outstanding for computing the percentage of the person or group holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person or group.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

FMLY’s chief executive officer and chief operating officer have contractual arrangements with FMLY that provide for their compensation based upon the majority of the projects being 53% percent (20% George Furla and 33% Randall Emmett) of the net producers fees earned by the Company. FMLY’s board of directors determined the compensation arrangements for Messrs. Emmet and Furla and each of these officers is a member of that board.

As of June 30, 2002, George Furla's loan to FMLY under a Note Payable had an outstanding balance of $357,168. Subsequently to June 30, 2002, George Furla has loaned FMLY approximately an additional $ 28,600. Additionally, subsequent to June 30, 2002, FMLY made a repayment of $33,000.

As of December 31, 2002 George Furla's loan to FMLY under a Note Payable had an outstanding balance of $440,129. Subsequently to December 31, 2002, George Furla has loaned FMLY approximately an additionally 10,000. Additionally, subsequent to December 31, 2002, FMLY made a repayment of $150,000.

As of June 30, 2002, Peter Benz loaned FMLY $17,000 under a Note Payable. Subsequent to June 30, 2002, this loan was repaid in full.

On June 30, 2002, Randall Emmett loaned FMLY $50,000 under a note payable. Additionally, Randall Emmett, subsequent to June 30, 2002, has loaned FMLY approximately $2,000. As of June 30, 2002, approximately $ 12,000 has been repaid.

As of December 31, 2002 Randall Emmett's loan to FMLY under a Note Payable had an outstanding balance of $ 30,084. As of December 31, 2002 approximately $18,740 has been advanced and/or repaid.

During the fiscal year ending June 30, 2002, FMLY paid George Furla $15,500 and Randall Emmett $17,250 for their share of producer fees.

Through June 30, 2003, FMLY paid to George Furla $ 88,000 and Randall Emmett $121,500 for their share of the producer fees.

During the fiscal year ending June 30, 2004, FMLY paid George Furla $141,746 and Randall Emmett $180,404 fore their share of producer fees.

Through September 30, 2004, FMLY paid to George Furla $ 11,000 and Randall Emmett $14,000 for their share of producer fees.

For the nine months ended March 31, 2005, FMLY paid George Furla $196, 775 and Randall Emmett; $252,920 for their share of producer fees.

DESCRIPTION OF SECURITIES

General

As of the date of this registration statement, the Company has authorized of 200,000,000 shares of Common Stock at $.01 par value, of which 89,537,254 shares are issued and outstanding at May 31, 2005, plus 5,000,000 authorized shares of $.01 par value per share Preferred Stock and no preferred shares are issued and outstanding at September 30, 2004.

The following is a description of the securities of FMLY taken from provisions of our Company’s Articles of Incorporation and By-laws, each as amended. The following description is a summary and is qualified in its entirety by the above referenced provisions of the Articles of Incorporation and By-laws as currently in effect. The following description includes all material provisions of the applicable sections of the underlying documents in the summary.

Common Stock

Each holder of Common Stock is entitled to receive ratable dividends, if any, as may be declared by the Board of Directors out of funds legally available for the payment of dividends. As of the date of this Offering Circular, the Company has not paid any dividends on its Common Stock, and none are contemplated in the foreseeable future. It is anticipated any earnings that may be generated from operations of the Company will be used to finance the growth of the Company.

Voting power is vested in the holders of the Common Stock and in holders of Preferred Stock if so declared by the Board of Directors upon creation of any series of Preferred Stock which might subsequently be issued. No Preferred Stock is currently issued and outstanding and no series of Preferred Stock declaring the rights of the holders has been created by the Board of Directors and the Board of Directors does not anticipate creating any series of Preferred Stock or issuing any shares of Preferred Stock at any time in the foreseeable future.

Cumulative voting is not permitted, meaning that each shareholder may cast one vote for each share owned by such shareholder on each matter brought before a meeting of shareholders upon which a vote is taken.

The holders of Common Stock will have no preemptive, subscription, conversion or redemption rights. Upon liquidation, dissolution or winding-up of FMLY, the holders of the Common Stock are entitled to receive pro rata the assets of FMLY, if any remaining after payment of all debts and liabilities and all claims by holders of Preferred Stock.

Preferred Stock

The Board of Directors has been empowered to create one or more series of Preferred Stock and to define the rights and preferences of the shares in any one series as against all other shares of Preferred Stock and as against shares of common stock. No creation of any series of Preferred Stock is completed by the Board of Directors in the foreseeable future.

Penny Stock Disclosure Requirements:

See discussion in risk factor section, page 10, with the heading “Penny Stock issues may be difficult for an investor to dispose of.”

Shares Eligible for Future Sale

As of May 31, 2005, FMLY had 89,537,254 shares of Common Stock outstanding. Sales of a substantial number of shares of FMLY’s Common Stock in the public market following this offering could adversely affect the market price of the Common Stock. FMLY is registering with this document 70,208,334 shares of Common Stock for resale, all of which will be freely tradable without restriction or further registration under the Securities Act.

Selling Shareholders

The Shares being offered for resale by our Selling Stockholders are issuable in accordance with § 4(2) and Rule 506 under the Securities Act of 1933, as amended (the "Securities Act"),

Recent Financing

This prospectus relates to the resale by the selling stockholders of up to 70,208,334 shares of Family Room Entertainment Corporation (“FMLY”) common stock, including up to 46,875,000 shares of common stock issuable upon conversion of an aggregate of $2,000,000 in convertible debentures issued in connection with an November 17, 2004 subscription to the following investors: 1) up to 16,406,250 shares of common stock issuable to Longview Equity Fund, LP, 2) up to 8,203,125 shares of common stock issuable to the Longview fund LP, 3) up to 7,031,250 shares of common stock issuable to Longview International Equity fund, LP, 4) up to 8,203,125 shares of common stock issuable to Alpha Capital Aktiengesellschaft, 5) up to 2,343,750 shares of common stock issuable to Camden International, and 6) up to 4,687,500 shares of common stock issuable to Standard Resources Limited. In connection with the convertible notes, the following common stock issuable upon the exercise of warrants at $0.15: 1) up to 8,166,666 shares to the Longview Equity fund, LP, 2) up to 4,083,334 shares of common stock issuable to the Longview fund, LP, 3) up to 3,500,000 shares of common stock issuable to the Longview International Equity fund LP, 4) up to 4,083,333 shares of common stock issuable to Alpha Capital Aktiengsellschaft, 5) up to 1,166,666 shares of common stock issuable to Camden International, and 6) up to 2,333,334 shares of common stock issuable to Standard Resources Limited.

This registration statement includes the shares underlying the November 17, 2004 Subscription Agreement.

SELLING SHAREHOLDERS

The table below sets forth information concerning the resale of shares of Common Stock by the Selling Stockholder. We will not receive any proceeds from the resale of the Common Stock by the Selling Stockholder. If exercised, FMLY could receive up to $3,500,000 from the exercise of warrants.

Assuming all the shares registered below are sold by the Selling Stockholder, the Selling Stockholder will no longer continue to own any shares of our Common Stock.

The following table also sets forth the name of the person who is offering shares of common stock by this prospectus, the number of shares of common stock beneficially owned by such person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock such person will own after the offering, assuming he sells all of the shares offered.

	Shares Beneficially Owned Prior to the Offering			Shares Beneficially Owned After Offering If All Offered Shares Are Sold
Selling Stockholder	Number of Shares	Percentage (7)	Shares Offered For Sale (8)	Number of Shares	Percentage
Longview Equity fund, LP(1)	24,572,917	27.4%	24,572,917	0	0%
Longview fund, LP (2)	12,286,458	13.7%	12,286,458	0	0%
Longview International Equity Fund, LP (3)	10,531,250	11.8%	10,531,250	0	0%
Alpha Capital Aktiengsellschaft (4)	12,286,458	13.7%	12,286,458	0	0%
Camden International Ltd. (5)	3,510,417	3.9%	3,510,417	0	0%
Standard Resources Limited (6)	7,020,833	7.8%	7,020,833	0	0%

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares which the selling stockholder has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the debentures and exercise of the debenture warrants is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

The selling stockholders do not hold any position or office, or has had any material relationship with us or any of our affiliates within the past three years.

The selling shareholders are not broker-dealers or are an affiliate of a broker-dealer.

(1) Longview Equity Fund, L.P. is a private investment fund that is in the business of investing publicly-traded securities for their own accounts and is structured as a limited liability company whose members are the investors in the fund. The General Partner of the fund is Viking Asset Management, LLC, a California limited liability company which manages the operations of the fund. Peter T. Benz is the managing member of Viking Asset Management, LLC. As the control person of the shares owned by Longview Equity Fund, LP, Peter T. Benz may be viewed as the beneficial owner of such shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934.

(2) Longview Fund, L.P. is a private investment fund that is in the business of investing publicly-traded securities for their own accounts and is structured as a limited liability company whose members are the investors in the fund. The General Partner of the fund is Viking Asset Management, LLC, a California limited liability company which manages the operations of the fund. Peter T. Benz is the managing member of Viking Asset Management, LLC. As the control person of the shares owned by Longview Fund, LP, Peter T. Benz may be viewed as the beneficial owner of such shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934.

(3) Longview International Equity Fund, L.P. is a private investment fund that is in the business of investing publicly-traded securities for their own accounts and is structured as a limited liability company whose members are the investors in the fund. The General Partner of the fund is Viking Asset Management, LLC, a California limited liability company which manages the operations of the fund. Peter T. Benz is the managing member of Viking Asset Management, LLC. As the control person of the shares owned by Longview International Equity Fund, LP, Peter T. Benz may be viewed as the beneficial owner of such shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934.

(4) Alpha Capital Aktiengesellschaft: In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Konard Ackerman may be deemed the control person of the shares owned by such entity. ALPHA Capital AG is a private investment fund that is owned by all its investors and managed by Mr. Ackerman. Mr. Ackerman disclaims beneficial ownership of the shares of common stock being registered hereto.

(5) Camden International Ltd. is incorporated in the Bahamas whose control person is Deidre

(6) Standard Resources Limited is engaged in the business of investing in publicly-traded equity securities for its own account. Standard Resources` principal offices are located at Room 1202, 12th floor, Des voeux Road Central, Hong Kong, Fax: (852) 2380 8150. Lin Chen Hu has voting and investment control over investments held by Standard Resources.

(7) Percentages are based on 89,537,254 shares of our common stock outstanding as of May 31, 2005

(8) This column represents the total number of shares of common stock that each selling security holder intends to sell, based on the current market price.

PLAN OF DISTRIBUTION

Each selling stockholders will most likely sell their shares on the OTCBB.

Therefore, the selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. There is no assurance that the selling stockholders will sell any or all of the common stock in this offering. The selling stockholders may use any one or more of the following methods when selling shares:

•	Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers.

•	Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction.

•	Purchases by a broker-dealer as principal and resale by the broker-dealer for its own account.

•	An exchange distribution following the rules of the applicable exchange

•	Privately negotiated transactions
•
Short sales or sales of shares not previously owned by the seller

•	Broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share

•	A combination of any such methods of sale any other lawful method

The selling stockholders may also engage in:

•	Short selling against the box, which is making a short sale when the seller already owns the shares

•	Other transactions in our securities or in derivatives of our securities and the subsequent sale or delivery of shares by the stockholder

•
Pledging shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer to sell the pledged shares

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from selling stockholders in amounts to be negotiated. If any broker-dealer acts as agent for the purchaser of shares, the broker-dealer may receive commission from the purchaser in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be considered to be “underwriters” within the meaning of the Securities Act for such sales. An underwriter is a person who has purchased shares from an issuer with a view towards distributing the shares to the public. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be considered to be underwriting commissions or discounts under the Securities Act.

Because the following the selling shareholders may be deemed “underwriters” within the meaning of Section 2(11) of the Securities Act, they will be subject to the prospectus delivery requirements:

1. Camden International
2. Longview Equity Fund, L.P.
3. Longview Fund, LP
4. Longview International Fund, LP
5. Alpha Capital Aktiengsellschagt
6. Camden International
7. Standard Resources Limited

We are required to pay all fees and expenses incident to the registration of the shares in this offering. However, we will not pay any commissions or any other fees in connection with the resale of the common stock in this offering. We have agreed to indemnify the selling shareholders and their officers, directors, employees and agents, and each person who controls any selling shareholder, in certain circumstances against certain liabilities, including liabilities arising under the Securities Act. Each selling shareholder has agreed to indemnify FMLY and its directors and officers in certain circumstances against certain liabilities, including liabilities arising under the Securities Act.

If we are notified by the selling stockholder that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

LEGAL PROCEEDINGS

In January 2003, the director of the movie Good Advice claimed that Good Advice, Inc., a subsidiary of FMLY, owes him an additional $50,000 in director’s fees and has requested arbitration with the Directors Guild of America. Arbitration was held and the mattered settled for $10,000.

EXPERTS

The financial statements of Family Room Entertainment Corporation at June 30, 2004, appearing in this Prospectus and Registration Statement have been audited by Ham, Langston & Brezina, L.L.P., independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

Legal matters concerning the issuance of shares of common stock offered in this registration statement will be passed upon by Owen Naccarato, Esq.

OTHER AVAILABLE INFORMATION

We are subject to the reporting requirements of the Securities and Exchange Commission (the "Commission"). We file periodic reports, proxy statements and other information with the Commission under the Securities Exchange Act of 1934. We will provide without charge to each person who receives a copy of this prospectus, upon written or oral request, a copy of any information that is incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Requests should be directed to: George Furla

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 Act with the Commission in connection with the securities offered by this Prospectus. This Prospectus does not contain all of the information that is the registration statement, you may inspect without charge, and copy our filings, at the public reference room maintained by the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549. Copies of this material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549, at prescribe rates.

Information about the public reference room is available from the commission by calling 1-800-SEC-0330.

The commission maintains a web site on the Internet that contains reports, proxy and information statements and other information regarding issuers that file electronically with the commission. The address of the site is www.sec.gov. Visitors to the site may access such information by searching the EDGAR archives on this web site.

We have not authorized anyone to provide you with any information that is different.

The selling security holders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where such offers and sales are permitted.

The information contained in this Prospectus is accurate as of the date of this prospectus. We will keep this prospectus up to date and accurate.

FINANCIAL STATEMENTS

Our Financial Statements begin on page F-1

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

Not applicable

FAMILY ROOM ENTERTAINMENT CORPORATION
__________

UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
for the three and nine months ended March 31, 2005 and 2004

FAMILY ROOM ENTERTAINMENT CORPORATION
TABLE OF CONTENTS
__________

Page(s)

Unaudited Consolidated Condensed Financial Statements

Unaudited Consolidated Condensed Balance Sheet as
of March 31, 2005 and June 30, 2004	F-3

Unaudited Consolidated Condensed Statement of Operations for the
three and nine months ended March 31, 2005 and 2004	F-4

Unaudited Consolidated Condensed Statement of Stockholders’
Equity for the nine months ended March 31, 2005	F-5

Unaudited Consolidated Condensed Statement of Cash Flows for the
nine months ended March 31, 2005 and 2004	F-6

Notes to Unaudited Consolidated Condensed Financial Statements	F-7

FAMILY ROOM ENTERTAINMENT CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
March 31, 2005 and June 30, 2004
________

	March 31,	June 30,
	2005	2004
ASSETS	(Unaudited)	(Note)

Cash and cash equivalents	$ 1,165,666	$ 289,849
Restricted cash	1,077,462	-
Accounts receivable	193,613	119,498
Film costs, net	2,311,548	794,873
Property and equipment, net	42,949	38,958
Prepaid expenses and other	48,105	175

Total assets	$ 4,839,343	$ 1,243,353

LIABILITIES AND STOCKHOLDERS’ EQUITY

Notes payable and convertible debt	$ 1,211,793	$ 180,653
Production advances under development agreement	2,441,400	-
Accounts payable and accrued liabilities	251,709	142,893

Total liabilities	3,904,902	323,546

Commitments and contingencies

Stockholders’ equity:
Preferred stock; $0.01 par value;
5,000,000 shares authorized; no shares issued
and outstanding	-	-
Common stock; $0.01 par value; 200,000,000 shares
authorized; 89,537,254 and 87,037,254 shares
issued and outstanding at March 31, 2005 and
June 30, 2004, respectively	895,373	870,373
Additional paid in capital	18,223,742	17,444,454
Deferred compensation	-	-
Accumulated deficit	(18,184,674)	(17,395,020)

Total stockholders’ equity	934,441	919,807

Total liabilities and stockholders’ equity	$ 4,839,343	$ 1,243,353

Note: The balance sheet at June 30, 2004 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

The accompanying notes are an integral part of these
unaudited consolidated condensed financial statements.

FAMILY ROOM ENTERTAINMENT CORPORATION
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
for the three and nine months ended March 31, 2005 and 2003
__________

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2005	2004	2005	2004

Revenue	$ 111,965	$ 271,428	$ 1,382,522	$ 676,202

Operating costs-amortization
of film costs	147,124	468,312	1,024,185	1,092,282

Gross margin	(35,159)	(196,884)	358,337	(416,080)

Selling, general and
administrative expenses	392,041	412,727	977,155	1,283,613

Loss from operations	(427,200)	(609,611)	(618,818)	(1,699,693)

Other income and (expenses):
Interest income	2,354	-	4,069	-
Interest expense	(110,208)	(678,339)	(174,905)	(894,430)

Other income (expense), net	(107,854)	(678,339)	(170,836)	(894,430)

Net loss	$ (535,054)	$(1,287,950)	$ (789,654)	$(2,594,123)

Weighted average number of
common shares outstanding
basic and fully diluted	88,323,750	48,186,613	89,537,254	36,267,208

Net loss per common share
basic and fully diluted	$ (0.01)	$ (0.03)	$ (0.01)	$ (0.07)

The accompanying notes are an integral part of these
unaudited consolidated condensed financial statements.

FAMILY ROOM ENTERTAINMENT CORPORATION
UNAUDITED CONSOLIDATED CONDENSED STATEMENT OF STOCKHOLDERS’ EQUITY
for the nine months ended March 31, 2005
__________

			Additional
	Common Stock		Paid-In	Deferred	Accumulated
	Shares	Amount	Capital	Compensation	Deficit	Total _

Balance at June 30, 2004	87,037,254	$ 870,373	$17,444,454	$ -	$(17,395,020)	$ 919,807

Common stock issued for film
costs	1,000,000	10,000	40,000	-	-	50,000

Common stock issued for
debt origination services	1,500,000	15,000	105,000	-	-	120,000

Value of beneficial
conversion feature on
convertible debt	-	-	250,667	-	-	250,667

Warrants issued in connection
with convertible debt	-	-	383,621	-	-	383,621

Net income	-	-	-	-	(789,654)	(789,654)

Balance at March 31, 2005	89,537,254	$ 895,373	$ 18,223,742	$ -	$(18,184,674)	$ 934,441

The accompanying notes are an integral part of these
unaudited consolidated condensed financial statements.

FAMILY ROOM ENTERTAINMENT CORPORATION
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
for the nine months ended March 31, 2005 and 2003
___________

	2005	2004

Cash flows from operating activities:
Net loss	$ (789,654)	$(2,594,123)
Adjustment to reconcile net loss to net cash used
by operating activities:
Depreciation expense	14,700	21,000
Amortization of film costs	1,024,185	1,092,282
Stock-based compensation	-	816,905
Amortization of debt issue costs	101,791	786,813
Change in operating assets and liabilities:
Accounts receivable	(74,115)	(69,419)
Film costs	(2,452,260)	(576,749)
Other assets	(47,930)	(10,002)
Accounts payable and accrued liabilities	190,216	20,951

Net cash used by operating activities	(2,033,067)	(512,342)

Cash flows from investing activities:
Increase in restricted cash account	(2,441,400)	-
Release of restricted cash for film costs	1,363,938	-
Purchase of property and equipment	(18,691)	(10,830)

Net cash used by investing activities	(1,096,153)	(10,830)

Cash flows from financing activities:
Proceeds from notes payable	-	8,879
Proceeds from advance under development agreement	2,441,400	-
Proceeds from convertible debentures	2,000,000	736,000
Payment of debt issuance costs on convertible debt	(255,710)	-
Collection of subscription receivable	-	300,000
Payments on notes payable	(180,653)	(222,100)

Net cash provided by financing activities	4,005,037	813,900

Increase in cash and cash equivalents	875,817	290,728

Cash and cash equivalents at beginning of year	289,849	94,412

Cash and cash equivalents at end of year	$ 1,165,666	$ 385,140

The accompanying notes are an integral part of these
unaudited consolidated condensed financial statements

FAMILY ROOM ENTERTAINMENT CORPORATION
NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

1. General

Family Room Entertainment Corporation (the “Company”), a New Mexico corporation, is a motion picture company involved in the creative development, production, distribution, licensing and financing of motion pictures and the internet content that supports those motion pictures. The Company’s distribution markets include primarily the United States and Canadian markets, but extend to other markets worldwide. The significant business activities of the Company constitute one business segment, filmed entertainment.

2. Critical Accounting Policies

Accounting Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Revenue Recognition

Revenue from the distribution of motion pictures is recognized as earned under the criteria established by SOP 00-2. FMLY’s revenue cycle is generally one to three years, with the expectation that substantially all revenue will be recognized in the first two years of individual motion pictures. In accordance with SOP 00-2, FMLY considers revenue earned when all of the following have occurred:

•	The Company has a valid sale or licensing agreement in place.
•	The motion picture is complete and in accordance with the agreement with the customer.
•	The motion picture has been delivered or is deliverable.
•	The license period has begun.
•	The revenue is fixed or determinable and collection is reasonably assured.

We recognize revenue from various sources under the criteria established by SOP 00-2 as follows.

1.
Producers Fees - Producer fees are recognized upon receipt of the fees and delivery of the related services. If upon receipt of the fees all services have not been provided, the fees are deferred and recognized as the services are performed;

2.
Royalties - Royalty and profit participation are recognized when the amounts are known and the receipt of the royalties is reasonably assured. Accordingly, recognition generally occurs upon receipt (usually quarterly or semi-annually); and

3.
Producer Development and Production Service Fees and Film Distribution Fees - As these services are provided, these fees are invoiced by FMLY to the third party financiers and producers and are recognized when the amount has been determined and receipt is reasonably assured.

FAMILY ROOM ENTERTAINMENT CORPORATION
NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS, continued

2. Critical Accounting Policies, continued

Film Costs

Film costs include costs to 1) acquire rights or films, 2) project development (the process whereby underlying material, such as a book, manuscript or screenplay, are made ready for production into a motion picture by creating a finished screenplay which takes in to account the desires of the creative elements as well as the constraints of the budget and production schedule), 3) project packaging (the process whereby creative elements, such as directors and actors, are attracted to and agreements are made for them to perform their services in connection with the picture), and/or 4) product feature motion pictures. Production costs mainly consist of acquisition costs, salaries, equipment and overhead. Production costs in excess of the amounts reimbursable by the actual production entity are capitalized. Once production on a particular film project commences, FMLY begins to derive producer fees. FMLY’s primary source of revenue is motion picture production fees. Production costs capitalized on a particular film project are amortized in the proportion that the revenue received during a period bears to the anticipated total gross revenues for that film. Estimates of anticipated total gross revenues for all film projects are reviewed periodically and revised when necessary. Unamortized film production costs are also compared with net realizable value each reporting period on a film-by-film basis. If estimated gross revenues are not sufficient to recover the unamortized film production costs, the unamortized film production costs are written down to their estimated net realizable value.

Exploitation Costs

All exploitation costs, including marketing costs, are expensed as incurred.

Participation Costs

Estimates of unaccrued ultimate participation costs, if any, are used in the individual-film-forecast-computation to arrive at current period participation cost expense. Participation costs are determined using assumptions that are consistent with FMLY’s estimates of film costs, exploitation costs, and ultimate revenue. If, at any balance sheet date, the recognized participation costs liability exceeds the estimated unpaid ultimate participation costs for an individual film, the excess liability is reduced with an offsetting credit to unamortized film costs. To the extent that an excess liability exceeds unamortized film costs for a film, it is credited to income. Participation costs are not currently a factor on any of FMLY’s film projects.

3.	Film Costs, Revenues and Amortization of Film Costs

Film costs and related amounts capitalized at March 31, 2005 and 2004, and related activity during the nine months ended March 31, 2005 and 2004 are shown below. Substantially all film projects of the Company are intended for theatrical presentation:

FAMILY ROOM ENTERTAINMENT CORPORATION
NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS, continued

3.	Film Costs, Revenues and Amortization of Film Costs, continued

Nine Months Ended March 31, 2005

			Development
		In	and Pre-
	Released_	Production	Production	Total
Net film cost balance at
June 30, 2004	$ 210,499	$ 157,529	$ 426,845	$ 794,873

Production costs incurred	62,084	1,431,420	1,008,756	2,502,260

Adjustment	(81,400)	-	-	(81,400)

Transfers of film costs	-	271,460	(271,460)	-

Total film costs incurred	(19,316)	1,702,880	737,296	2,420,860

Net film cost balance before
amortization and write offs	191,183	1,860,409	1,164,141	3,215,733

Less film cost amortization
and write offs	82,464	546,457	395,264	1,024,185

Net film cost balance at
March 31, 2005	$ 108,719	$1,313,952	$ 768,877	$2,191,548

The adjustment shown above relates to the movie “Good Advice”. The Company accrued estimated costs in connection with the film that management determined will not ultimately be paid. Accordingly, the accrued costs were offset against film costs.

Nine Months Ended March 31, 2004

			Development
		In	and Pre-
	Released_	Production	Production	Total
Net film cost balance at
June 30, 2003	$ 772,063	$ 174,083	$ 98,189	$1,044,335

Production costs incurred	15,359	148,516	412,874	576,749

Transfers of film costs	(76,312)	-	76,312	-

Total film costs incurred	(60,953)	148,516	489,186	576,749

Net film cost balance before
amortization and write offs	711,110	322,599	587,375	1,621,084

Less film cost amortization
and write offs	511,110	164,060	417,112	1,092,282

Net film cost balance at
March 31, 2004	$ 200,000	$ 158,539	$ 170,263	$ 528,802

FAMILY ROOM ENTERTAINMENT CORPORATION
NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS, continued

3. Film Costs, Revenues and Amortization of Film Costs, continued

Following is an analysis of film cost amortization and write-downs for the three months and nine months ended March 31, 2005 an 2003:
	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2005	2004	2005	2004

Submerged	$ -	$ -	$ 291,741	$ -
Lonely Hearts	58,298	-	58,298	-
Holly Weismer	30,746	-	30,746	-
Held for Ransom	5,379		5,379
After Sex	5,385		5,385
Amityville Horror
After 25 Years	-	-	311,837	-
Control	-	5,115	-	116,230
Edison	-	147,458	-	147,458
Today We Die	-	-	188,634	-
Good Advice	26,694	101,088	26,694	228,258
Speedway Junkie	10	43,090	9,546	115,239
Total other individual
projects with costs less
than $40,000	20,612	171,561	95,925	485,097

	$ 147,124	$ 468,312	$1,024,185	$1,092,282

Following is the percentage make-up of net film costs at March 31, 2005 and June 30, 2004:

	March 31,	June 30,
Name	2005	2004

The Tenant	64%	0%
Good Advice	1	13
Submerged	0	23
After Sex	4	7
Held for Ransom	4	7
Shottas	8	19
88 Minutes	3	5
Contract	3	0
Total of other individual projects less than 5%	13	26

	100%	100%

All write-offs during the three months ended March 31, 2005 and 2003 were the result of management’s decisions to abandon the projects. Management’s decisions were based on their analysis of the anticipated economic benefit from each project. Management believes that on the average, projects currently in release and/or the company has earned its producer or productions service fees, will be amortized within three years.

FAMILY ROOM ENTERTAINMENT CORPORATION
NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS, continued

3.	Film Costs, Revenues and Amortization of Film Costs, continued

Following is an analysis of revenues, by project, for the three and nine months ended March 31, 2005 and 2004:

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2005	2004	2005	2004
Producer and Production
Service Fees

Today We Die	$ -	$ -	$ 200,000	$ -
Lonely Hearts	100,000		100,000
Edison	-	250,000	-	250,000
Submerged	-	-	300,000	-
Control	-	-	-	117,500
Amityville Horror After 25	-	-	500,000	-
Years
The Tenant	-	-	12,000	-

Total producer and
production service fees	100,000	250,000	1,112,000	367,500

Total film revenues	100,000	250,000	1,112,000	367,500

Royalties, production
services and other revenue	11,965	21,428	270,522	308,702

Total revenues	$ 111,965	$ 271,428	$1,382,522	$ 676,202

4.	Notes Payable and Convertible Debt

Notes payable at March 31, 2005 consisted of debt convertible to shares of the Company’s common stock at a fixed conversion rate of $0.15 per share. The debt has a contractual balance of $2,000,000 and the Company issued 6,666,667 Class A warrants and 16,666,667 Class B warrants to originate the debt. The Company also paid direct debt issue costs of $255,710. The Class A warrants, that expire five years from the date of issue, and the Class B warrants, that expire 180 days after an effective registration of such shares, both bear an exercise price of $0.12 per share. The debt bears interest at the greater of a published prime interest rate (5.5% at March 31, 2005) plus 4.0% or 10% and is due in November 2006. The interest on the debt is due monthly beginning 90 days after initial funding.

The value of the Class A, the Class B warrants and the fixed beneficial conversion feature was estimated using the Black Scholes Option Pricing Model and the following assumptions:

FAMILY ROOM ENTERTAINMENT CORPORATION
NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS, continued

4.	Notes Payable and Convertible Debt

	Class A	Class B	Beneficial
	Warrants	Warrants	Conversion

Risk free interest rate	4%	4%	4%
Estimated volatility	62%	62%	62%
Life of underlying warrant or
conversion feature	5 years	270 days	2 years
Strike price	$0.12	$0.12	$0.15
Share price at date of grant	$0.09	$0.09	$0.09
Value of underlying feature	$294,667	$180,000	$250,667
Value after consideration of the relative
value of debt and warrants	$238,146	$145,475	$250,667

The debt issue cost, the warrants issued to originate the debt and the beneficial conversion feature associated with the debt have been treated as loan costs and are being amortized to interest expense over the term of the debt using the effective yield method. When convertible debt is converted prior to maturity, any un-amortized loan costs are immediately recognized as interest expense.

Following is an analysis of convertible debt:

Contractual balance  $2,000,000
Less un-amortized portion of debt issue costs
that originally totaled $889,998  (788,207)

Ending balance $1,211,793

All convertible debt is due in November 2006.

5.	Production Advances Under Development Agreement and Restricted Cash

On October 6, 2004, the Company received $1,300,000 from Elisa Salinas, an investor, for the production of the movie “The Tenants”.  The investor is to recoup the investment within four months following the delivery of the picture to the worldwide distributor (which is estimated to be June 14th, 2006) at 4% interest plus 50% of the net profits of the underlying movie. The funds advanced under the agreement are restricted to use in the production of “The Tenants”. In March,2005 the Company received an additional $1,140,400 advance from Elias Salinas under terms similar to the original $1,300,000 advance. The $1,140,400 advance is restricted to use in the production of the movie “Borderland”. At March 31, 2005, $1,077,462 of advances related to the movies “the Tenant” and “Borderland” have not been used and are shown in restricted cash.

FAMILY ROOM ENTERTAINMENT CORPORATION
NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS, continued
_____________

6. Income Taxes

The Company has incurred significant operating losses since its inception and, therefore, has not generally been subject to federal income taxes. As of December 31, 2003, the Company had net operating loss (“NOL”) carryforwards for income tax purposes of approximately $8,280,000, which expire in 2003 through 2024. Under the provisions of Section 382 of the Internal Revenue Code the greater than 50% ownership changes that occurred in the Company in connection with the Sales Transaction, subsequent Asset Purchase and private placement of the Company’s common stock severely limited the Company’s ability to utilize its NOL carryforward to reduce future taxable income and related tax liabilities.
Additionally, because United States tax laws limit the time during which NOL carryforwards may be applied against future taxable income, the Company will be able to use only approximately $4,116,000 of its NOL for federal income tax purposes should the Company generate sufficient taxable income.

The difference between the Federal statutory income tax rate and the Company's effective income tax rate is primarily attributable to the increase in the valuation allowance associated NOL carryforwards, non deductible stock based compensation and interest expense, state income taxes and the effect of graduated rates.

7. Stockholders, Equity

During the nine months ended March 31, 2005, the Company issued common stock as follows:

•	The Company exchanged 1,000,000 for $50,000 in film costs

•	The Company issued 1,500,000 shares for consulting fees totaling $120,000.

During the quarter ended March 31, 2005, the Company adopted a change to its articles of incorporation to reduce the par vale of its common stock from $0.10 to $0.01. This change is reflected in the financial statements on a retroactive basis.

8. Non-Cash Investing and Financing Activities

During the nine months ended March 31, 2005 and 2004, the Company engaged in non-cash investing and financing activities as follows:

2004 _   2003 _

Beneficial conversion value offset against
convertible debt and treated as an increase
to additional paid-in capital                                                                               $ 383,621                      $ -

Warrants issued to originate convertible debt
and treated as an increase to additional
paid-in capital and an offset against
convertible debt                                                                                                     250,667                        -

FAMILY ROOM ENTERTAINMENT CORPORATION
__________

CONSOLIDATED FINANCIAL STATEMENTS
WITH REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
for the years ended June 30, 2004 and 2003

FAMILY ROOM ENTERTAINMENT CORPORATION
TABLE OF CONTENTS
__________

Page(s)

Report of Independent Registered Public Accounting Firm                                        F-16

Audited Financial Statements

Consolidated Balance Sheet as of June 30, 2004 and 2003                           F-17

Consolidated Statement of Operations for the
years ended June 30, 2004 and 2003                                         F-18

Consolidated Statement of Stockholders’ Equity (Deficit)                           F-19 to
for the years ended June 30, 2004 and 2003                                    F-20

Consolidated Statement of Cash Flows for the
years ended June 30, 2004 and 2003                                        F-21

Notes to Consolidated Financial Statements                                         F-22

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors
Family Room Entertainment Corporation:

We have audited the accompanying balance sheets of Family Room Entertainment Corporation (“FMLY”) as of June 30, 2004 and 2003, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Family Room Entertainment Corporation as of June 30, 2004 and 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Ham, Langston & Brezina, L.L.P.

Houston, Texas
October 11, 2004

FAMILY ROOM ENTERTAINMENT CORPORATION
CONSOLIDATED BALANCE SHEETS
June 30, 2004 and 2003

ASSETS	2004	2003
Cash and cash equivalents	$ 289,849	$ 94,412
Accounts receivable, net	119,498	50,000
Film costs, net	794,873	1,044,335
Property and equipment, net	38,958	44,427
Prepaid expenses and other	175	38,151

Total assets	$ 1,243,353	$ 1,271,325

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Notes payable	$ 180,653	$ 1,191,650
Accounts payable and accrued liabilities	142,893	198,181

Total liabilities	323,546	1,389,831

Commitments and contingencies

Stockholders’ equity (deficit):
Preferred stock; $0.10 par value;
5,000,000 shares authorized; no shares issued
and outstanding	-	-
Common stock; $0.10 par value; 200,000,000 shares
authorized; 87,037,254 and 24,187,536 shares
issued and outstanding at June 30, 2003 and
2002, respectively	8,703,725	2,418,754
Additional paid in capital	9,611,102	10,530,831
Deferred compensation	-	(5,437)
Subscription receivable	-	-
Accumulated deficit	(17,395,020)	(13,062,654)

Total stockholders’ equity (deficit)	919,807	(118,506)

Total liabilities and stockholders’ equity (deficit)	$ 1,243,353	$ 1,271,325

The accompanying notes are an integral part
of these consolidated financial statements.
F-17

FAMILY ROOM ENTERTAINMENT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
for the years ended June 30, 2004 and 2003

	2004 _	2003 _

Film revenue	$ 745,435	$ 1,005,441
Operating cost - amortization of film costs	1,131,338	1,312,966

Gross margin	(385,903)	(307,525)

Selling, general and administrative	3,115,367	1,528,170

Loss from operations	(3,501,270)	(1,835,695)

Other income (expenses):
Interest income	22	-
Interest expense	(831,118)	(422,469)
Total other income (expenses), net	(831,096)	(422,469)

Net loss	$(4,332,366)	$(2,258,164)

Weighted average number of common shares
Outstanding - basic and fully diluted	43,982,613	21,956,242
Net income (loss) per common share-basic and
fully diluted	$ (0.10)	$ (0.10)

The accompanying notes are an integral part
of these consolidated financial statements.
F-18

FAMILY ROOM ENTERTAINMENT CORPORATION
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)
for the years ended June 30, 2004 and 2003

			Additional
	Common Stock		Paid-In	Deferred	Subscription	Accumulated
	Shares	Amount	Capital	Compensation	Receivable	Deficit	Total _

Balance at June 30, 2002	18,660,487	$ 1,866,048	$ 9,777,166	$ (37,333)	$ (16,000)	$(10,804,490)	$ 785,391

Collection of subscription receivable	-	-	-	-	16,000	-	16,000

Interest expense recognized on loan from
stockholder with below market interest
rate	-	-	26,228	-	-	-	26,228

Compensatory stock options subject to
variable accounting	-	-	(367,832)	26,460	-	-	(341,372)

Amortization of deferred compensation Compensation	-	-	-	5,436	-	-	5,436

Value of beneficial conversion feature and
warrants on convertible debt	-	-	339,175	-	-	-	339,175

Common stock issued for cash	2,000,000	200,000	(50,000)	-	-	-	150,000

Common stock issued for legal and con-
sulting services, including issuance of
shares for cash at below market value.
Total cash received was $145,000	3,316,000	331,600	792,200	-	-	-	1,123,800

Common stock issued for debt conversion	211,049	21,106	13,894	-	-	-	35,000

Net loss	-	-	-	-	-	(2,258,164)	(2,258,164)

Balance at June 30, 2003	24,187,536	$ 2,418,754	$10,530,831	$ (5,437)	$ -	$(13,062,654)	$ (118,506)

The accompanying notes are an integral part
of these consolidated financial statements.
F-19

FAMILY ROOM ENTERTAINMENT CORPORATION
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)
for the years ended June 30, 2004 and 2003
__________

			Additional
	Common Stock		Paid-In	Deferred	Subscription	Accumulated
	Shares	Amount	Capital	Compensation	Receivable	Deficit	Total _

Balance at June 30, 2003	24,187,536	$ 2,418,754	$10,530,831	$ (5,437)	$ -	$(13,062,654)	$ (118,506)

Common stock issued for cash	15,450,544	1,545,054	(500,409)	-	-	-	1,044,645

Amortization of deferred compensation compensation	-	-	-	5,437	-	-	5,437

Value of beneficial conversion feature and
warrants on convertible debt	-	-	679,856	-	-	-	679,856

Common stock issued for legal and
consulting services	9,443,142	944,314	28,512	-	-	-	972,826

Common stock issued upon conversion of
debt	23,122,698	2,312,270	(905,188)	-	-	-	1,407,082

Common stock approved for issuances for
services, but not yet issued by the
stock transfer agent	14,833,334	1,483,333	(222,500)	-	-	-	1,260,833

Net loss	-	-	-	-	-	(4,332,366)	(4,332,366)

Balance at June 30, 2004	87,037,254	$ 8,703,725	$ 9,611,102	$ -	$ -	$(17,395,020)	$ 919,807

The accompanying notes are an integral part
of these consolidated financial statements.
F-20

FAMILY ROOM ENTERTAINMENT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
for the years ended June 30, 2004 and 2003
___________

	2004 _	2003 _

Cash flows from operating activities:
Net loss	$ (4,332,366)	$ (2,258,164)
Adjustment to reconcile net loss to net cash used
by operating activities:
Stock based compensation	2,239,096	642,864
Imputed interest on below market interest loans
from stockholders	-	26,228
Film cost amortization and write-offs	1,131,338	1,312,966
Depreciation	9,500	8,446
Software amortization	14,500	19,684
Provision for doubtful accounts	-	131,396
Amortization of debt costs	772,793	348,738
Common stock issued for accrued interest	31,082	-
Change in operating assets and liabilities:
Accounts receivable	(69,498)	(50,157)
Prepaid expenses and other assets	37,976	(29,315)
Additions to film costs	(881,876)	(555,383)
Accounts payable and accrued liabilities	(55,288)	37,928

Net cash used by operating activities	(1,102,743)	(364,769)

Cash flows from investing activities:
Purchase of property and equipment	(18,531)	(21,081)

Net cash used by investing activities	(18,531)	(21,081)

Cash flows from financing activities:
Proceeds from notes payable to stockholders	-	418,785
Proceeds from bank line of credit	-	37,500
Proceeds from convertible debentures	711,000	397,500
Proceeds from sale of common stock	1,044,645	295,000
Collection of subscription receivable	-	16,000
Payments on notes payable to stockholders	(323,562)	(510,434)
Payments on bank line of credit	(115,372)	(201,911)

Net cash provided by financing activities	1,316,711	452,440

Net increase in cash and cash equivalents	195,437	66,590

Cash and cash equivalents at beginning of year	94,412	27,822

Cash and cash equivalents at end of year	$ 289,849	$ 94,412

The accompanying notes are an integral part
of these consolidated financial statements
F-21

FAMILY ROOM ENTERTAINMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
__________

1. General

Family Room Entertainment Corp. (“FMLY”) is engaged in various aspects of the motion picture entertainment industry, including development, production, and production services. FMLY develops, produces and performs production related services for the motion picture entertainment industry mainly through the following three wholly owned subsidiaries: (1) Emmett/Furla Films Productions Corporation. (“EFFP”), a California Corporation, a motion picture development, production, and production related services entity that primarily develops and provides production related services for high budget motion pictures (in excess of $20,000,000). EFFP’s subsidiary, Good Entertainment Service, Inc., was originally a production servicing company and produced one motion picture “Good Advice” in the year 2000. Currently Good Entertainment Services, Inc. is the subsidiary that signs with the film and entertainment industry guilds when the contracted resource is a member of such guild; (2) Emmett Furla Films Distribution LLC, is a Delaware Limited Liability Company set up to contract with third parties for the world wide distribution and/or exploitation of FMLY’s wholly owned and or controlled entertainment properties, and (3) EFF Independent, Inc. (“EFFI”) a California Corporation, is setup primarily to develop and provide production related services for low budget motion picture (less than $20,000,000).

2. Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of FMLY and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

Unclassified Consolidated Balance Sheet

In accordance with the provisions of Statement of Position 00-2 (“SOP 00-2"), FMLY presents an unclassified consolidated balance sheet because FMLY has an operating cycle of approximately three years.

Accounting Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Revenue Recognition

Revenue from the distribution of motion pictures is recognized as earned under the criteria established by SOP 00-2. FMLY’s revenue cycle is generally one to three years, with the expectation that substantially all revenue will be recognized in the first two years of individual motion pictures. In accordance with SOP 00-2, FMLY considers revenue earned when all of the following have occurred:

FAMILY ROOM ENTERTAINMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued
__________

2. Summary of Significant Accounting Policies, continued

Revenue Recognition, continued

•	FMLY has a valid sale or licensing agreement in place.
•	The motion picture is complete and in accordance with the agreement with the customer.
•	The motion picture has been delivered or is deliverable.
•	The license period has begun.
•	The revenue is fixed or determinable and collection is reasonably assured.

We recognize revenue from various sources under the criteria established by SOP 00-2 as follows.

4.
Producers Fees - Producer fees are recognized upon receipt of the fees and delivery of the related services. If upon receipt of the fees all services have not been provided, the fees are deferred and recognized as the services are performed;

5.
Royalties - Royalty and profit participation are recognized when the amounts are known and the receipt of the royalties is reasonably assured. Accordingly, recognition generally occurs upon receipt (usually quarterly or semi-annually); and

6.
Producer Development and Production Service Fees and Film Distribution Fees - As these services are provided, these fees are invoiced by FMLY to the third party financiers and producers and are recognized when the amount has been determined and receipt is reasonably assured.

Film Costs

Film costs include costs to 1) acquire rights or films, 2) project development (the process whereby underlying material, such as a book, manuscript or screenplay, are made ready for production into a motion picture by creating a finished screenplay which takes in to account the desires of the creative elements as well as the constraints of the budget and production schedule), 3) project packaging (the process whereby creative elements, such as directors and actors, are attracted to and agreements are made for them to perform their services in connection with the picture), and/or 4) product feature motion pictures. Production costs mainly consist of acquisition costs, salaries, equipment and overhead. Production costs in excess of the amounts reimbursable by the actual production entity are capitalized. Once production on a particular film project commences, FMLY begins to derive producer fees. FMLY’s primary source of revenue is motion picture production fees. Production costs capitalized on a particular film project are amortized in the proportion that the revenue received during a period bears to the anticipated total gross revenues for that film. Estimates of anticipated total gross revenues for all film projects are reviewed periodically and revised when necessary. Unamortized film production costs are also compared with net realizable value each reporting period on a film-by-film basis. If estimated gross revenues are not sufficient to recover the unamortized film production costs, the unamortized film production costs are written down to their estimated net realizable value.

FAMILY ROOM ENTERTAINMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued
__________

2. Summary of Significant Accounting Policies, continued

Exploitation Costs

All exploitation costs, including marketing costs, are expensed as incurred. During the years ended June 30, 2004 and 2003, FMLY incurred general operating costs of $43,128 and $7,213, respectively.

Participation Costs

Estimates of unaccrued ultimate participation costs, if any, are used in the individual-film-forecast-computation to arrive at current period participation cost expense. Participation costs are determined using assumptions that are consistent with FMLY’s estimates of film costs, exploitation costs, and ultimate revenue. If, at any balance sheet date, the recognized participation costs liability exceeds the estimated unpaid ultimate participation costs for an individual film, the excess liability is reduced with an offsetting credit to unamortized film costs. To the extent that an excess liability exceeds unamortized film costs for a film, it is credited to income. Participation costs are not currently a factor on any of FMLY’s film projects.

Cash Equivalents

FMLY considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

Property and Equipment

Property and equipment are stated at cost. Depreciation of property and equipment is calculated using the straight-line method over estimated useful lives ranging from three to five years. These assets are periodically reviewed for impairment whenever changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Impaired assets and assets to be disposed of are reported at the lower of carrying values or fair values, less costs of disposal.

Income Taxes

FMLY uses the liability method of accounting for income taxes. Under this method, deferred income taxes are recorded to reflect the tax consequences on future years of temporary differences between the tax basis of assets and liabilities and their financial amounts at year-end. FMLY provides a valuation allowance to reduce deferred tax assets to their net realizable value.

Interest

Costs associated with the maintenance of debt are charged to expense or capitalized to the extent debt is used for productions.

FAMILY ROOM ENTERTAINMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued
__________

2. Summary of Significant Accounting Policies, continued

Net Loss Per Common Share
Basic loss per common share amounts is based on the weighted average number of common shares outstanding during the respective periods. Dilutive loss per common share amounts is based on the weighted average common shares outstanding during the period and shares assumed issued upon conversion of stock options when the effect of such conversions would have been dilutive to net loss. There is no assumed conversion of stock options for 2004 or 2003 because the effect would be anti-dilutive.

Stock-Based Compensation

Stock-based compensation is accounted for using the intrinsic value method prescribed in Accounting Principles Board Opinion (“APB”) No. 25, “Accounting for Stock Issued to Employees”, rather than applying the fair value method prescribed in Statement of Financial Accounting Standards (“SFAS”) No. 123, “Accounting for Stock-Based Compensation”. FMLY applies the disclosure only provisions of SFAS No. 123.

Comprehensive Income

In June 1997, the FASB issued SFAS 130, “Reporting Comprehensive Income” (“SFAS 130") which establishes standards for the reporting of comprehensive income and its components in financial statements. Comprehensive income consists of net income and other gains and losses affecting stockholder’s equity that, under generally accepted accounting principles, are excluded from net income, such as unrealized gains and losses on investments available for sale, foreign currency translation gains and losses and minimum pension liability. For the years ended June 30, 2004 and 2003, FMLY’s financial statements include none of the additional elements that affect comprehensive income. Accordingly, net income and comprehensive income are identical.

Fair Value of Financial Instruments

FMLY includes fair value information in the notes to the financial statements when the fair value of its financial instruments is different from the book value. When the book value approximates fair value, no additional disclosure is made.

Concentration of Credit Risk

Cash, accounts receivable and notes receivable are the primary financial instruments that subject FMLY to concentrations of credit risk. FMLY maintains its cash in banks selected based upon management’s assessment of the bank’s financial stability. Balances often exceed the $100,000 federal depository insurance limit; however, FMLY has experienced no losses on deposits.

Accounts receivable arise primarily from transactions with customers in California. FMLY performs credit reviews of its customers and provides a reserve for accounts where collectibility is uncertain. Collateral is not required for credit granted. Accounts receivable at June 30, 2004 and 2003 arose from transactions with a two customers.

FAMILY ROOM ENTERTAINMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued

2.	Summary of Significant Accounting Policies, continued

Recently Issued Accounting Pronouncements

In October 2002, the FASB issued Statement of Financial Accounting Standards No. 147 ("SFAS No. 147"), "Acquisitions of Certain Financial Institutions - an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9." The provisions of this statement relate to the application of the purchase method of accounting for all acquisitions of financial institutions, except transactions between two or more mutual enterprises. The provisions of this statement also relate to certain long-term customer-relationship intangible assets recognized in an acquisition of a financial institution, including those acquired in transactions between mutual enterprises. The provisions of this statement are effective on or after October 1, 2002. The implementation of SFAS No. 146 did not have any impact on FMLY’s results of operations or financial position.

In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock Based Compensation”, which amends SFAS No. 123 to provide alternative methods of transaction for an entity that voluntarily changes to the fair value method of accounting for stock based employee compensation. It also amends the disclosure provisions of SFAS No. 123 to require prominent disclosure about the effects on reported net income of an entity’s accounting policy decisions with respect to stock based employee compensation. Finally, SFAS No. 148 amends APB Opinion No. 28, “Interim Financial Reporting”, to require disclosure of those effects in interim consolidated financial statements. SFAS No. 148 is effective for fiscal years ended after December 15, 2002, but early adoption is permitted. FMLY will continue to follow the provisions of APB Opinion No. 25 in recognizing employee stock-based compensation; however, FMLY began following the disclosure requirements of SFAS No. 148 beginning in January 2003.

In November 2002, the FASB issued Interpretation No. 45 ("FIN No. 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN No. 45 expands on the accounting guidance of Statements No. 5, 57, and 107 and incorporates without change the provisions of FASB Interpretation No. 34, which is being superseded. FIN No. 45 will affect leasing transactions involving residual guarantees, vendor and manufacturer guarantees, and tax and environmental indemnities. All such guarantees will need to be disclosed in the notes to the financial statements starting with the period ending after December 15, 2002. For guarantees issued after December 31, 2002, the fair value of the obligation must be reported on the balance sheet.

Existing guarantees will be grandfathered and will not be recognized on the balance sheet. The implementation of FIN No. 45 did not have any impact on FMLY’s results of operations or financial position.

FAMILY ROOM ENTERTAINMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued

2. Summary of Significant Accounting Policies, continued

Recently Issued Accounting Pronouncements, continued

In January 2003, the FASB issued Interpretation No. 46 ("FIN No. 46"), "Consolidation of Variable Interest Entities." FIN No. 46 expands upon and strengthens existing accounting guidance that addresses when a company should include in its financial statements the assets, liabilities and activities of another entity. A variable interest entity is a corporation, partnership, trust, or any other legal structure used for business purposes that either (a) does not have equity investors with voting rights or (b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. FIN No. 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or is entitled to receive a majority of the entity's residual returns or both. The consolidation requirements of FIN No. 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Disclosure requirements apply to any financial statements issued after January 31, 2003. The implementation of FIN No. 46 did not have any impact on FMLY’s results of operations or financial position.

In April 2003, the FASB issued SFAS No. 149, Amendment to Statement No. 133 on Derivative Instruments and Hedging Activities. This statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133. The changes in SFAS No. 149 improve financial reporting by requiring that contracts with comparable characteristics be accounted for similarly. Those changes will result in more consistent reporting of contracts as either derivatives or hybrid instruments. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, except in certain instances detailed in the statement, and hedging relationships designated after June 30, 2003. Except as otherwise stated in SFAS No. 149, all provisions should be applied prospectively. The adoption of this statement did not have a material effect on FMLY’s financial condition or results of operations.

FAMILY ROOM ENTERTAINMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued

2. Summary of Significant Accounting Policies, continued

Recently Issued Accounting Pronouncements, continued

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” SFAS No. 150, which is effective at the beginning of the first interim period beginning after June 15, 2003, must be implemented by reporting the cumulative effect of a change in accounting principle for financial instruments created before the issuance date of the statement and still existing at the beginning of the interim period of adoption. The statement requires that a financial instrument which falls within the scope of the statement to be classified and measured as a liability. The following financial instruments are required to be classified as liabilities: (1) shares that are mandatorily redeemable, (2) an obligation to repurchase the issuer’s equity shares or one indexed to such an obligation and that requires or may require settlement by transferring assets and (3) the embodiment of an unconditional obligation that the issuer may or may not settle by issuing a variable number of equity shares if, at inception, the monetary value of the obligation is based on certain measurements defined in the statement. The adoption of this statement did not have any effect on FMLY’s financial condition or results of operations.

3.	Accounts Receivable

Accounts receivable at June 30, 2004 and 2003 consisted of the following:

	2004	2003

Accrued receivables from film distribution	$ 106,998	$ 120,000
Accrued royalties	12,500	12,500
Less allowance for doubtful accounts	-	(82,500)

	$ 119,498	$ 50,000

The allowance for doubtful accounts at June 30, 2003 relates primarily to $70,000, of producers fees billed in connection with the project Cutaway. The payment was tied-up when the original company that FMLY had contracted with, Cutting Edge Entertainment, was sold and FMLY could not obtain payment from the new owners. The remaining balance of $12,500 relates to music royalties FMLY has been unable to collect. FMLY ceased collection efforts on these accounts in 2004 and the accounts were written off. Two customers account for all receivables at both June 30, 2004 and 2003 (See Note 12).

4.	Film Costs and Revenue

FMLY is involved in the creative development of motion pictures and filmed entertainment primarily for theatrical release. However, the companies that acquire the rights to projects in the production or development and pre-production phase ultimately determine their method of release.

Film costs and related amounts capitalized at June 30, 2004 and 2003, and related activity during the years then ended were as follows:

FAMILY ROOM ENTERTAINMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued

4. Film Costs and Revenue, continued

			Development
		In	and Pre-
	Released_	Production	Production	Total
Net film cost balance at June 30,
2002	$ 966,924	$ 152,000	$ 682,994	$1,801,918

Cost of acquiring film rights
in 2003	-	-	100,000	100,000

Production costs incurred during
2003	-	-	455,383	455,383

Transfers of film costs between
categories in 2003	183,312	22,083	(205,395)	-

Total film costs incurred and
paid by FMLY during
2003	183,312	22,083	349,988	555,383

Net film cost balance before
2003 amortization and write
offs	1,150,236	174,083	1,032,982	2,357,301

Less film cost amortization and
write offs during 2003	378,073	-	934,893	1,312,966

Net film cost balance at June 30,
2003	$ 772,163	$ 174,083	$ 98,089	$1,044,335

Cost of acquiring film rights
in 2004	-	-

Production costs incurred during
2004	27,990	182,220	671,666	881,876

Transfers of film costs between
categories in 2004	(76,312)	-	76,312	-

Total film costs incurred and
paid by FMLY during
2004	(48,322)	182,220	747,978	881,876

Net film cost balance before
2004 amortization and write
offs	723,841	356,303	846,067	1,926,211

Less film cost amortization and
write offs during 2004	513,342	198,774	419,222	1,131,338

Net film cost balance at June 30,
2004	$ 210,499	$ 157,529	$ 426,845	$ 794,873

FAMILY ROOM ENTERTAINMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued

4. Film Costs and Revenue, continued

Following is an analysis of film cost amortization and write-downs, by project and project type, for the years ended June 30, 2004 an 2003:

	2004	2003
Released Projects - Amortization
Good Advice	$ 228,258	$ 376,725
Speedway Junkie	115,971
Held for Ransom	106,896
Total of other individual projects with costs
less than $40,000	62,217	1,348

Totals	513,342	378,073

Projects in Development, In-Production, or Pre-Production
Control	121,390	-
Edison	177,002	-
Windfall	49,807	-
Amnityville Horror After 25 Years	116,397	-
Devil and Daniel Webster	-	288,535
Out for a Kill	-	191,620
Belly of the Beast	-	164,777
Overkill 2098	-	67,114
Camp Grizzly	-	41,768
Michael Santos Project	-	83,938
Total of other individual projects with costs
less than $40,000	153,401	97,141

Totals	617,997	934,893

Total all projects	$ 1,131,339	$ 1,312,966

Following is a description of the events and circumstances that lead to certain film amortization and/or write-down and write-off of individually significant projects in 2004 and 2003:

“Good Advice” - In both 2004 and 2003, management made downward revisions to its estimate of future revenues to be derived from this film and wrote the carrying value of the project down to reflect those revised estimates. At June 30, 2004, the $100,945 of film costs relating to “Good Advice”, a released project, are reflected in FMLY’s financial statements.

“Control” and “Edison” - In 2004 FMLY derived producer’s fees from these projects and all costs associated with the projects were amortized. These projects were in development/post production stage at the time they were taken over by producer or third party financier. No Costs related to these projects are reflected in FMLY’s financial statements at June 30, 2004.

“Windfall” and Amnityville Horror After 25 Years - In early 2004 FMLY developed these two film projects; however, management decided not to go forward with them. Accordingly the project were written-off while in the development stage.

FAMILY ROOM ENTERTAINMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued

4. Film Costs and Revenue, continued

“Devil and Daniel Webster” and “Belly of the Beast” - In 2003 FMLY derived production service fees from these projects and all costs associated with the projects were amortized. No Costs related to these projects are reflected in the FMLY’s financial statements at June 30, 2004 or 2003.

“Out for a Kill” - In 2004 FMLY derived producers fees from this project and all costs associated with the project were amortized. This project was in development/post production stage at the time it was taken over by producer or third party financier. No Costs related to these projects are reflected in FMLY’s financial statements at June 30, 2003 or 2004.

“Overkill” - In 2002 FMLY began development of this film project; however, in 2003 management decided not to go forward with the project, when it was still in the development stage, and the entire project was written off.

“Camp Grizzly” and “Michael Santos Projects” - These two projects, begun in 2002, were determined in 2003, while still in development, to be projects that would not be cost effective for FMLY and all costs related to the projects were written off.

Substantially all write-offs and write-downs of projects less than $40,000 during the years ended June 30, 2004 and 2003 were the result of management’s decisions to abandon the projects. Management’s decisions were based on their analysis of the anticipated economic benefit from each project. Management believes that on the average, projects currently in release will be amortized within three years.

Following is the percentage make-up of net film costs at June 30, 2004 and 2003:

	2004	2003

Good Advice	13%	32%
Submerged	23%	-
Speedway Junkie	-	10%
After Sex	7%	9%
Held for Ransom	7%	15%
Shottas	19%	15%
88 Minutes	5%	-
Total of other individual projects less than 5%	26%	19%

	100%	100%

FAMILY ROOM ENTERTAINMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued

4.	Film Costs and Revenue, continued

Following is an analysis of revenues, by project, for the years ended June 30, 2004 and 2003:

	2004	2003

Film Production

Devil and Daniel Webster	$ -	$ 375,000

Producer Fees

Control	117,500	-
Edison	250,000	-
Out for a Kill	-	300,000
Belly of the Beast		250,000
Wonderland	-	12,000
Total producer fees	367,500	562,000

Total film revenue	367,500	937,000

Royalties and Other Revenue
Royalties	11,945	12,500
Distribution revenue	136,979	-
Film production service fees and consulting	229,011	55,941
	377,935	68,441

Total revenue	$ 745,435	$1,005,441

5. Property and Equipment

Property and equipment at June 30, 2004 and 2003 consisted of the following:

	Life _	2004	2003

Office furniture and equipment	7 years	$ 11,223	$ 8,533
Computer equipment	5 years	51,743	41,175
Software	3 years	74,054	68,781

		137,020	118,489
Less accumulated depreciation
and amortization		(98,062)	(74,062)

		$ 38,958	$ 44,427

During the years ended June 30, 2004 and 2003, depreciation and amortization expense was $24,000 and $28,130, respectively.

FAMILY ROOM ENTERTAINMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued

6.	Notes Payable

Notes payable at June 30, 2004 and 2003 consisted of the following:

	2004	2003
Note payable to a bank under a $322,936 revolving
line of credit that was converted to a term loan,
bearing interest at the bank’s prime rate (4.00%
at June 30, 2003) plus 1.5% per year and due
in monthly installments of $5,382 plus interest
through January 15, 2008. This note is
collateralized by the guarantees of two major
stockholders of FMLY including the FMLY’s
Chief Executive Officer.	$ 180,653	$ 296,025

Notes payable (the “Stockholder Note”) to a major
stockholder/director/officer of FMLY.
This note bears interest of 8% per year, is
un-collateralized and is due on demand.	-	323,562

Note payable under convertible debt agreements	-	665,000

Total contractual balance	180,653	1,284,587

Less un-amortized loan costs	-	(92,937)

	$ 180,653	$1,191,650

During the years ended June 30, 2004 and 2003, FMLY raised $397,500 and $711,000 under convertible debt agreements that include beneficial conversion features and, in certain instances, stock purchase warrants for additional shares of FMLY’s common stock. The convertible notes bore interest rates of 5% to 8% per year and all such notes were converted during the years ended June 30, 2004 and 2003.

Certain of the convertible notes included warrants for purchase of FMLY’s common stock at prices from $0.13 to $0.50 per share. The value of 8,571,428 warrants issued during the year ended June 30, 2004 was estimated to be $208,542 and that value was treated as a loan cost and was being amortized to interest expense over the term of the debt using the effective yield method. When the convertible debt was converted prior to maturity, the remaining unamortized loan costs were immediately recognized as interest expense.

All of FMLY’s convertible debt includes beneficial conversion features. The value of the beneficial conversion features associated with convertible debt originated during the six months ended December 31, 2003 was estimated to be $471,314 and that value was treated as a loan cost and was being amortized to interest expense over the term of the debt using the effective yield method. When the convertible debt was converted prior to maturity, the remaining unamortized beneficial conversion costs are immediately recognized as interest expense.

FAMILY ROOM ENTERTAINMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued

6. Notes Payable, continued

During the years ended June 30, 2004 and 2003, FMLY paid cash interest expense of $25,325 and 49,242, respectively

Future annual maturities of notes payable at June 30, 2004 were as follows:

Year Ended
June 30,	Amount

2005	$ 64,584
2006	64,584
2007	51,485

$ 180,653

FMLY periodically raises capital to participate in film projects that management feels will provide good current returns to FMLY and the potential for participation in future profits. In its capital raising activities FMLY is sometimes dependent on certain members of management and stockholders to provide or locate sources of capital. Accordingly, included in total interest charges for the years ended June 30, 2004 and 2003 is $12,942 and $21,527, respectively, of interest expense paid or payable to a major stockholder/officer of FMLY. Also included in interest expense during the years ended June 30, 2004 and 2003 is $772,793 and $348,738, respectively, of interest expense related to the amortization of loan origination costs and discounts on convertible debt.

7. Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities at June 30, 2004 and 2003 consisted of the following:
	2004	2003 _

Accounts payable	$ 61,493	$ 85,239
Accrued film costs	81,400	81,400
Accrued professional fees and other	-	31,542

	$ 142,893	$ 198,181

FAMILY ROOM ENTERTAINMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued

8.	Income Taxes

FMLY has incurred significant operating losses since its inception and, therefore, has not generally been subject to federal income taxes. As of June 30, 2003, FMLY had net operating loss (“NOL”) carry forwards for income tax purposes of approximately $8,359,000, which expire in 2003 through 2023. Under the provisions of Section 382 of the Internal Revenue Code the greater than 50% ownership changes that occurred in FMLY in connection with the Sales Transaction, subsequent Asset Purchase and private placement of FMLY’s common stock severely limited FMLY’s ability to utilize its NOL carry forward to reduce future taxable income and related tax liabilities. Additionally, because United States tax laws limit the time during which NOL carry forwards may be applied against future taxable income, FMLY will be unable to use only approximately $4,116,000 of its NOL for federal income tax purposes should FMLY generate sufficient taxable income.

The composition of deferred tax assets and the related tax effects at June 30, 2004 and 2003 are as follows:

	2004 _	2003 _
Deferred tax assets:
Net operating losses	$ 2,842,334	$ 2,394,581
Accounts receivable - allowance
for doubtful accounts	28,050	28,050
Valuation allowance	(2,867,384)	(2,419,631)

Total deferred tax assets	3,000	3,000

Deferred tax liabilities:
Basis of property and equipment	3,000	3,000

Net deferred tax asset	$ -	$ -

The difference between the income tax benefit (provision) in the accompanying statement of operations and the amount that would result if the U.S. Federal statutory rate of 34% were applied to pre-tax income (loss) for the years ended June 30, 2004 and 2003 is as follows:

FAMILY ROOM ENTERTAINMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued

8. Income Taxes, continued

	2004 _		2003 _
	Amount	%	Amount	%

Benefit (provision) for income
tax at federal statutory rate	$1,473,004	34%	$ 767,775	34%
Non-deductible stock based
compensation	(761,293)	(18) %	(216,874)	(10) %
Non-deductible loan costs	(262,750)	(6) %	(101,146)	(4) %
Other, including non-deductible
business meals and entertainment	(1,208)	- %	(63,084)	(3) %
Change in valuation allowance	(447,753)	(10) %	(386,671)	(17) %

	$ -	- %	$ -	- %

FMLY made no cash payments for income taxes during the years ended June 30, 2004 or 2003.

9. Lease Agreement

FMLY operates in leased facilities under a three year lease agreement with a current base rental rate of approximately $6,500 per month. The lease agreement provides for two, one year extension options and requires the payment of certain common area expenses. Total rent expense under operating leases for the years ended June 30, 2004 and 2003 was $84,148 and $62,218, respectively.

Future annual minimum lease payments under operating leases with remaining lease terms of greater than one year are summarized as follows:

Year Ended
June 30,

2005	$ 74,074
2006	44,077

$ 118,151

10.	Stockholders’ Equity

Common Stock

During the years ended June 30, 2004 and 2003, FMLY issued or approved for issue 24,276,476 and 3,316,000 shares of common stock, respectively, for consulting services, legal services and compensation of key employees. FMLY recognized compensation expense of $2,239,096 and $978,800, respectively, in connection with these issuances.

FAMILY ROOM ENTERTAINMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued

10.	Stockholders’ Equity, continued

Common Stock, continued

In 2003, FMLY originally issued 3,000,000 of the shares to consultants for subscriptions receivable of $0.25 per share; however, FMLY received only $145,000 in cash. Accordingly, the shares were valued at the $0.35 market value at the date of the consulting agreements and consulting expense of $978,800 recognized. The $978,800 represents the difference between the $1,123,800 fair value of the shares and the $145,000 received.

Stock Options

FMLY periodically issues incentive stock options to key employees, officers, and directors to provide additional incentives to promote the success of FMLY’s business and to enhance the ability to attract and retain the services of qualified persons. The issuance of stock options is approved by the Board of Directors.

FMLY has elected to follow Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB 25) and related Interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under FASB Statement No. 123, “Accounting for Stock-Based Compensation”, requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, when the exercise price of FMLY’s employee stock options is greater than or equals the market price of the underlying stock on the date of grant, no compensation expense is recognized. However, when the exercise price is less than the underlying stock on the date of grant, compensation is recognized to the extent of the difference.

Proforma information regarding net income and earnings per share is required by Statement 123, and is determined as if FMLY accounted for its employee stock options under the fair value method of that Statement. The fair value for these options is estimated at the date of grant using a Black-Scholes option-pricing model.

The Black-Scholes option valuation model was developed for use in estimating fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because FMLY’s employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

FMLY granted no options during the years ended June 30, 2004 or 2003, and, accordingly, no pricing assumptions or pro-forma financial information is presented.

FAMILY ROOM ENTERTAINMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued

10.	Stockholders’ Equity, continued

Stock Options, continued

A summary of FMLY’s stock option activity and related information for the years ended June 30, 2004 and 2003 follows:
	Number of	Weighted
	Shares	Average
	Under	Exercise
	Options	Price

Outstanding at June 30, 2002 and 2003	2,085,000	$ 0.25

Granted	-	-
Exercised	-	-
Forfeited	(460,000)	0.25

Outstanding at June 30, 2004	1,625,000	$ 0.25
All options outstanding at June 30, 2004 are exercisable. A summary of outstanding stock options at June 30, 2004, follows:

		Remaining
		Contractual
Number of Shares	Expiration Date	Life (Years)	Exercise Price

1,480,000	Apr-05	1.8	0.25
45,000	Dec-06	3.5	0.25
100,000	Jun-07	3.9	0.25

1,625,000

Stock Compensation Plan

During 2004, FMLY adopted, and subsequently amended, the Family Room Entertainment Corporation 2004 Consulting and Legal Services Plan (the” Plan”). Under the Plan, as amended, FMLY is authorized to issue up to 46,500,000 shares of common stock to compensate key consultants and legal services providers to FMLY. A total of 21,333,334 shares reserved for issuance under the Plan have been issued at June 30, 2004 and an additional 25,166,666 remain available for future issuances.

On September 20, 2002, FMLY adopted the Family Room Entertainment Corporation 2002 Stock Compensation Plan (the “Plan") under which a total of 4,451,000 shares of FMLY’s stock were reserved for awards to officers, directors, key employees and consultants. The Option Plan is administered by FMLY’s board of directors and is designed to provide FMLY with a means of compensating selected key employees (including officers and directors) and consultants to FMLY and its subsidiaries for services rendered in connection with the development of FMLY. At June 30, 2003, FMLY had granted 3,316,000 shares of common stock reserved for issuance under the Plan. The Plan terminated May 31, 2003 and, accordingly, no additional shares may be granted under the Plan.

FAMILY ROOM ENTERTAINMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued

10. Stockholders’ Equity, continued

 Stock Warrants

During the years ended June 30, 2004 and 2003, FMLY issued warrants in connection with the funding of convertible debt. These value associated with the issuance of these warrants was treated as loan origination costs. (See Note 6)

The following is a summary of FMLY’s stock warrant activity and related information for the years ended June 30, 2004 and 2003:
Shares
Under
Option

Outstanding at June 30, 2002	250,000
Granted	2,250,000

Outstanding at June 30, 2003	2,500,000
Granted	8,571,428

Outstanding at June 30, 2004	11,071,428
All warrants outstanding at June 30, 2004 are currently exercisable. A summary of outstanding stock warrants at June 30, 2004, follows:

Stock Warrants, continued

		Remaining
		Contractual
Number of Shares	Expiration Date	Life (Years)	Exercise Price
250,000	Sep-06	3.3	110% of market
1,500,000	Jan-08	4.5	$3.00
750,000	Jan-08	4.5	65% of market
5,000,000	Jan-08	4.5	$0.50
3,571,428	Jan-08	4.5	$0.13

11,071,428

11. Claims and Contingencies

At June 30, 2003, FMLY was a party to dispute over $50,000 of directors fees that the director of the movie, “Good Advice” claims he is owed. The requested arbitration with the Directors Guild of America and the claim was settled in 2003 for approximately $10,000.

FAMILY ROOM ENTERTAINMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued

12. Major Customers and Concentrations

FMLY’s revenues were derived from a limited number of customers in the motion picture industry in both 2004 and 2003. Following is an analysis of major customers for the years ended June 30, 2004 and 2003:

	2004	2003
Number of customers accounting for more than 10%
of total revenue	2	2
Percentage of total revenue derived from largest
customer	77%	93%
Percentage of total revenue derived from second
largest customer	10%	7%

13. Related Party Transactions

During the years ended June 30, 2004 and 2003, FMLY engaged in various related transactions, as follows:

In 2003, FMLY received loans from its chief executive officer totaling $323,562. These loans were repaid in 2004. FMLY recognized interest expense related to these loans of $12,942 and $26,228 during the years ended June 30, 2004 and 2003, respectively.

On a majority of the projects FMLY undertakes, FMLY’s chief executive officer and chief operating officer have contractual arrangements with FMLY that provide for their compensation based upon 45% (20% - George Furla and 25% - Randall Emmett) of the net producers fees earned by the Company. Net producers’ fees are gross fees, less direct costs incurred by the Company to provide the underlying services. During the years ended June 30, 2004 and 2003, these officers received compensation totaling $322,150 and $209,500, respectively, under these contractual arrangements. This compensation is reflected in the cost of the related film project and is ultimately recognized as operating cost-amortization of film costs in the statement of operations.

14. Non-Cash Investing and Financing Activities

During the years ended June 30, 2004 and 2003, FMLY engaged in the following non-cash investing and financing activities:

	2004 _	2003 _

Common stock issued to convert debt to equity	$1,407,082	$ 35,000

Beneficial conversion value offset against
convertible debt and treated as an increase
to additional paid-in capital	471,314	-

Warrants issued to originate convertible debt
and treated as an increase to additional paid-in
capital and an offset against convertible debt	208,542	-

Part II. Information Not Required In Prospectus
-------------------------------------------------

Indemnification of Directors and Officer

Section 53-12-2E of the New Mexico Statutes Annotated 1978 provides in general that a company’s articles of incorporation may provide that a director shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director unless:
(1) the director has breached or failed to perform the duties of the director's office in compliance with Subsection B of Section 53-11-35 NMSA 1978; and (2) the breach or failure to perform constitutes:
(a) negligence, willful misconduct or recklessness in the case of a director who has either an ownership interest in the corporation or receives in his capacity as a director or as an employee of the corporation compensation of more than two thousand dollars ($2,000) from the corporation in any calendar year; or
(b) willful misconduct or recklessness in the case of a director who does not have an ownership interest in the corporation and does not receive in his capacity as director or as an employee of the corporation compensation of more than two thousand dollars ($2,000) from the corporation in any calendar year.
Such a provision in the articles of incorporation shall, however, only eliminate the liability of a director for action taken as a director or any failure to take action as a director at meetings of the board of directors or of a committee of the board of directors or by virtue of action of the directors without a meeting pursuant to Section 53-11-43 NMSA 1978, on or after the date when such provision in the articles of incorporation becomes effective.

Article XVI of the Company’s Article of Incorporation provide that the Company shall indemnify each director and each officer, his heirs, executors and administrators, against expenses reasonably incurred or liability incurred by him in connection with any action, suite or proceeding to which ha may be made a party by reason of his being or having been a Director or officer of the corporation, except in relation (i) to matters as to which he shall be finally adjudged in such action, suit or proceeding to be liable for fraud or misconduct, and (ii) to liabilities under the Securities Act of 19333, as amended, or other applicable securities laws. In the event of a settlement before or after action or suite, indemnification shall be provided only in connection with such matters covered by the settlement as to which the corporation is advised by counsel that the person to be indemnified was not guilty of such fraud or misconduct. The foregoing right of indemnification shall not exclude other rights to which he may be entitled.

Commission Policy

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling the Company, FMLY has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Other Expenses of Issuance and Distribution

The following are expenses related to the securities being registered. The expenses shall be paid by the

SEC Registration Fee	$ 994.60
Printing and Engraving Expenses	$ 5,000.00
Legal Fees and Expenses	$ 55,710.00
Accounting Fees and Expenses	$ 15,000.00
Transfer Agent Fees	$ 5,000.00
Blue Sky Fees	$ 1,000.00
Due diligence Fees	$ 200,000.00
Total	$ 282,704.60

Recent Sales of Unregistered Securities

On August 21, 2003 FMLY issued a one year 8% convertible note for $111,000 to the Churchill Capital Group. On October 8, 2003, this note was amended to change the conversion rate from floating to a fixed rate. The conversion rate is fixed at $.07 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering. We made a determination that the Churchill Capital Group was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On October 10, 2003, FMLY entered into a Subscription Agreement for up to $500,000 whereby we issued $300,000 in convertible debentures; $225,000 to Alpha Capital Aktiengesellschaft and $75,000 to Gamma Opportunity Capital Partners, LP, with the remaining $200,000 in convertible debentures; $150,000 to Alpha Capital Aktiengesellschaft and $50,000 to Gamma Opportunity Capital Partners, LP, to be issued within five (5) business days after the actual effectiveness of this Registration Statement in a transaction deemed to be exempt under Regulation D Rule 506 and Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

Additionally, FMLY issued in conjunction with these convertible debentures two warrants to purchase common stock of FMLY. The two warrants includes up to 2,678,571 shares of common stock issuable to Alpha Capital Aktiengesellschaft upon the exercise of Class A common stock purchase warrants at $0.13 per share, and up to 3,750,000 shares of common stock issuable upon the exercise of Class B common stock purchase warrants at $.50 per share. Furthermore, this prospectus includes up to 892,857 shares of common stock issuable to Gamma Opportunity Capital Partners, LP upon the exercise of Class A common stock purchase warrants at $0.13 per share, and up to 1,250,000 shares of common stock issuable upon the exercise of Class B common stock purchase warrants at $.50 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering. We made a determination that Alpha Capital Aktiengesellschaft was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On November 24, 2003, FMLY issued an 8% convertible note of $50,000 to Steve Adirim. The convertible note is convertible at a fixed rate of $.07 per share and matures November 24, 2006 in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering. We made a determination that Steve Adirim was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On December 2, 2003 FMLY issued an 8% convertible note of $150,000 to Bicoastal Consulting Corporation. The convertible note is convertible at a fixed rate of $.07 per share and matures December 2, 2006 in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering. We made a determination that Bicoastal Consulting Corporation was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On December 9, 2003, FMLY entered into a Subscription Agreement for up to $100,000 whereby we issued four convertible debentures at $25,000 each to the following; one debenture to Burton S. Ury, one debenture to Jeremiah H. Fogelson, one debenture to Mark Rolland and one debenture to Norman Jacobs in a transaction deemed to be exempt under Regulation D Rule 506 and Section 4(2) of the Securities Act

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of 1933 as a sale of securities not involving a public offering. We made a determination that Burton S. Ury, Jeremiah H. Fogelson, Mark Rolland and Norman Jacobs were sophisticated investors with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On December 9, 2003 FMLY issued 2,000,000 shares of common stock to MarketByte, LLC for consulting services. The stock is valued at $0.10 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering. We made a determination that MarketByte, LLC was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On December 9, 2003 FMLY issued 1,500,000 shares of common stock to Robert Gleckman for consulting services. The stock is valued at $0.10 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering. We made a determination that Robert Gleckman was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On April 26, 2004 FMLY entered into a Subscription Agreement for an aggregate sum of $644,545, at a per share of $0.07, or 9,207,786 shares, to the following investors: 2,142,857 shares to Camden International Ltd., 1,071,429 shares to Norman Jacobs, 1,071,429 shares to Burton Ury, 714,286 shares to Jeremiah Fogelson, 643,000 shares to Mark Rolland, 357,143 shares to Harold Benjamin, 714,286 shares to Karen Schmidt, 430,000 shares to Richard Abraham, 571,786 shares to Steven R. Kolber, 285,714 shares to Howard Kopelson, 428,714 shares to Robert Lieberman, 428,571 shares to Dr. Roger Hall, and 348,571 shares to Jeff Rice. We made a determination that Camden International Ltd., Norman Jacobs, Burton Ury, Jeremiah Fogelson, Mark Rolland, Harold Benjamin, Karen Schmidt, Richard Abraham, Steven R. Kolber, Howard Kopelson, Robert Lieberman, Dr. Roger Hall, and Jeff Rice were sophisticated investors with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On May 12, 2004, FMLY entered into a Consulting Agreement, for 1,500,000 shares for consulting services rendered by Capital Research Group. The stock is valued at $0.07 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering. We made a determination that Capital Research Group was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On June 6, 2004, FMLY entered into a Consulting Agreement, for 1,000,000 shares for consulting services rendered by MarketByte, LLC. The stock is valued at $0.07 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering. We made a determination that MarketByte, LLC was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On November 17, 2004, FMLY entered into a Subscription Agreement $2,000,000,whereby we issued convertible debentures, 4% interest, to the following: 1) $700,000 to Longview Equity fund, LP, 2) $350,000 Longview Fund, LP, 3) $300,000 to Longview International Equity fund, LP, 4) $350,000 to Alpha Capital Aktiengesellschaft, 5) $100,000 to Camden International, and 6) $200,000 to Standard Resources Limited. FMLY is to retire the debt by making monthly payments to the note holders in the amount of one-twentieth (1/20th) of the initial amount of the notes starting 120 days after closing. If the market price of the stock is above $0.15, the note holders must accept their monthly payment in FMLY common stock. If FMLY chooses to make its payment in stock, the conversion rate is equal to eighty percent (80%) of the average of the five (5) lowest closing bid prices of the Common Stock as

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reported by Bloomberg L.P. for the twenty (20) trading days preceding such Repayment Date. These securities were issued in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering. We made a determination that Longview Equity fund, LP, Longview Fund, LP, Longview International Equity fund, LP, Alpha Capital Aktiengesellschaft, Camden International, and Standard Resources Limited. are sophisticated investors with enough knowledge and experience in business to evaluate the risks and merits of the investment.

FMLY issued in conjunction with the above convertible debentures are Class A warrants to purchase 6,666,667 shares of common stock and Class B warrants to purchase 16,666,667 shares of common stock, both with at an exercise price of $15 per share. These securities were issued in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

Exhibits

(a) Exhibits
Exhibit
Number	Description

2.1 (1)	Articles of Incorporation dated May 15, 1969.
2.2 (1)	Amended Articles of Incorporation dated June 30, 1977.
2.3 (1)	Amended Articles of Incorporation dated January 2, 1981
2.4 (2)	Amended Articles of Incorporation dated April 24, 2000
2.5 (2)	Amended Articles of Incorporation dated December 5, 2001
2.6 (1)	By-Laws of the Company.
4.1 (2)	Executed Warrant Agreement No.1 with Alpha Capital Aktiengesellschaft
4.2 (2)	Executed Warrant Agreement No.2 with Alpha Capital Aktiengesellschaft
5.1 *	Opinion re: Legality
10.1 (2)	Executed 10% Convertible Debenture with Alpha Capital Aktiengesellschaft
10.2 (2)	Executed Subscription Agreement - January 10, 2003
10.3 (3)	Executed Registration Rights Agreement - January 10, 2003
10.4 (3)	Class A Common Stock Purchase Warrant to Alpha Capital Aktiengesellschaft -
October 10, 2003
10.5 (3)	Class B Common Stock Purchase Warrant to Alpha Capital Aktiengesellschaft -
October 10, 2003
10.6 (3)	Convertible Note payable to Alpha Capital Aktiengesellschaft - October 10, 2003
10.7 (3)	Class A Common Stock Purchase Warrant to Gamma Opportunity Capital Partners, LP - October 10, 2003
10.8 (3)	Class B Common Stock Purchase Warrant to Gamma Opportunity Capital Partners, LP - October 10, 2003
10.9 (3)	Convertible Note payable to Gamma Opportunity Capital Partners, LP - October 10, 2003
10.10 (3)	Subscription Agreement, Alpha Capital Aktiengesellschaft and Gamma Opportunity Capital Partners, LP. - October 10, 2003
10.11 (3)	Convertible Note Payable Amendment I to Churchill Capital Group - October 8, 2003
10.12 (3)	Convertible Note Payable to Steve Adirim - November 24, 2003
10.13 (3)	Convertible Note Payable to B-Coastal Consulting Corporation - December 2, 2003
10.14 (3)	Convertible Note Payable to Burton S. Ury - December 9, 2003
10.15 (3)	Convertible Note Payable to Jeremiah H. Fogelson - December 9, 2003
10.16 (3)	Convertible Note Payable to Mark Rolland - December 9, 2003
10.17 (3)	Convertible Note Payable to Norman Jacobs - December 9, 2003
10.18 (3)	Subscription Agreement, Burton Ury, Jeremiah H. Fogelson, Mark Rolland, and Norman Jacobs
10.19 (4)	Form of Subscription Agreement April 26, 2004
10.20 (4)	Consulting Agreement - May 12, 2004 - Capital Research Group
10.21 (4)	Consulting Agreement - June 7, 2004 - MarketByte, LLC.
10.22 (5)	Subscription Agreement - November 17, 2004 funding
10.23 (5)	Form of Convertible Note - November 17, 2004 funding
10.24 (5)	Form of Purchase Warrant - November 17, 2004 funding
23.1 *	Consent of Counsel, Owen Naccarato (included in Exhibit 5.1)
23.2 *	Consent of independent auditors Ham, Langston & Brezina, L.L.P.

(1)	Previously filed on Form S-2 April 3, 1987, File No. 33-13165
(2)	Previously filed on Form SB-2 March 11, 2003, File No. 33-103747
(3)	Previously filed on Form SB-2 December 19, 2003, File No. 333-111404
(4)	Previously filed on Form SB-2/A June 24, 2004, File No. 333-116208
(5)	Previously filed on Form 8-K December 1, 2004, File No. 000-04395
*	Filed herewith
(b)Reports on Form 8-K
December 1, 2004 Items 1.01 and 9.01: Entry into Material Definitive Agreement

UNDERTAKINGS

The undersigned registrant hereby undertakes that it will:

Undertaking (a)

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement; and arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ('230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective registration statement.

(iii)	Include any additional or changed material information on the plan of distribution.

(2) For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Undertaking (e)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Beverly Hills, CA, 90211.

Registrant: Family Room Entertainment Corporation

Signature		Title	Date
By:	/s/George Furla	President, Chief Executive Officer	July 8, 2005
	George Furla	Director, and Chief Accounting Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated:

Signature		Title	Date

By:	/s/George Furla	President, Executive Officer	July 8, 2005
	George Furla	Director, and Chief Accounting Officer

By:	/s/ Randall Emmett	Director, Chief Operating Officer	July 8, 2005
	Randall Emmett	Assistant Secretary